SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

MONSANTO COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting
of Shareowners and
2009 Proxy Statement

December 7, 2009

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

December 7, 2009

Dear Shareowner:

You are cordially invited to attend our annual meeting of shareowners on January 26, 2010. We will hold the meeting at 2:00 p.m. Central Standard Time in K Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri. A map with directions to our Creve Coeur Campus can be found near the end of the proxy statement on page D-1.

In connection with the meeting, we have prepared a notice of the meeting, a proxy statement, and our 2009 annual report to shareowners, which provides detailed information relating to our activities and operating performance. On December 7, 2009, we mailed to our shareowners a Notice containing instructions on how to access these materials online. We believe electronic delivery will expedite the receipt of materials, while significantly lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials.

If you receive a Notice by mail, you will not receive a printed copy of the materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials. If you have received paper copies of these materials, a proxy card will also be enclosed.

Whether or not you plan to attend the annual meeting of shareowners, we encourage you to vote your shares.

You may vote:

  via Internet;
  by telephone;
  by mail; or
  in person at the meeting.

If you plan to attend the annual meeting in person, you must provide proof of share ownership, such as an account statement, and a form of personal identification in order to be admitted to the meeting.

We will make available an alphabetical list of shareowners entitled to vote at the meeting, for examination by any shareowner during our ordinary business hours, at our Shareowner Services Department, located in E Building at the Creve Coeur Campus, from January 12, 2010 until the meeting.

On behalf of the entire board, we look forward to seeing you at the meeting.

Sincerely,

Hugh Grant
Chairman of the Board of Directors,
President and Chief Executive Officer

i	2009 PROXY STATEMENT	MONSANTO COMPANY

ii	2009 PROXY STATEMENT	MONSANTO COMPANY

Appendices

iii	2009 PROXY STATEMENT	MONSANTO COMPANY

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

NOTICE OF
ANNUAL MEETING OF SHAREOWNERS
JANUARY 26, 2010

The annual meeting of shareowners of Monsanto Company will be held in K Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri, on Tuesday, January 26, 2010, at 2:00 p.m. Central Standard Time for the following purposes:

1.	To elect the four directors named in the proxy statement to serve until our 2013 annual meeting;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010;

3.	To approve the performance goals under the Monsanto Company 2005 Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the meeting.

By Order of the Board of Directors,
MONSANTO COMPANY

DAVID F. SNIVELY
Secretary
St. Louis, Missouri
December 7, 2009

IMPORTANT NOTICE
Please Vote Your Shares Promptly

iv	2009 PROXY STATEMENT	MONSANTO COMPANY

Questions and Answers

Q. When and where is the annual meeting?

We will hold the annual meeting of shareowners on Tuesday, January 26, 2010, at 2:00 p.m. Central Standard Time in K Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. A map with directions to the meeting can be found near the back of the proxy statement on page D-1.

Q. Who is entitled to vote at the meeting?

You are entitled to vote at the meeting if you owned shares as of the close of business on November 27, 2009, the record date for the meeting.

Q. What am I being asked to vote on at the meeting?

We are asking our shareowners to elect the directors named in the proxy statement; to ratify the appointment of our independent registered public accounting firm; and to approve the performance goals under the Monsanto Company 2005 Long-Term Incentive Plan.

Q. What level of shareowner vote is needed to elect directors?

Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Because this director election is not a contested election, each director will be elected by the vote of the majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. There is no cumulative voting with respect to the election of directors.

Q. What level of shareowner vote is needed to approve the proposals?

Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A majority of the shares present at the meeting in person or by proxy is required to ratify the appointment of our independent registered public accounting firm and to approve the performance goals under the Monsanto Company 2005 Long-Term Incentive Plan.

Q. Can I vote by telephone or over the Internet?

Most shareowners have a choice of voting in one of four ways:

  via Internet;
  by telephone;
  by mail; or
  in person at the meeting.

Please read the instructions on the Notice, proxy card or the information sent by your broker or bank.

Q. What do I do if my shares are held in “street name” at a bank or brokerage firm?

If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q. What happens if I vote but forget to indicate how I want my shares voted on one of the proposals?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the ratification of our independent registered public accounting firm, and “FOR” the approval of the performance goals under the Monsanto Company 2005 Long-Term Incentive Plan.

v	2009 PROXY STATEMENT	MONSANTO COMPANY

Q. What happens if I do not instruct my broker how to vote or if I vote to “abstain” on the proposals?

Under our bylaws, if you vote to abstain, your vote will have no effect on the election of directors and will have the same effect as a vote against the other proposals. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on the ratification of the appointment of our independent registered public accounting firm and the approval of the performance goals under the Monsanto Company 2005 Long-Term Incentive Plan, but will not vote your shares on the election of our directors. Broker non-votes have no effect on the election of directors and have the same effect as votes cast against a particular proposal.

Q. Can I change my voting instructions before the meeting?

Except as discussed below with respect to voting instructions for shares held in our Savings and Investment Plan, you can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), by delivering a written revocation of your proxy to the Secretary of Monsanto, or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Voting instructions with respect to shares held in our Savings and Investment Plan cannot be revoked or changed after 5:00 p.m. Eastern Standard Time on January 21, 2010.

Q. What do I need to do if I plan to attend the meeting in person?

If you plan to attend the annual meeting in person, you must provide proof of your ownership of our common stock and a form of personal identification for admission to the meeting. If you own your shares in street name, such as in the name of a bank or broker, and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from the bank or broker.

Q. Why haven’t I received a printed copy of the proxy or annual report?

This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareowners’ receipt of materials, while significantly lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On December 7, 2009, we mailed to our shareowners a Notice containing instructions on how to access our proxy statement and annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.

Q. Is the proxy statement available on the Internet?

Yes. As described in the prior question, most shareowners will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing our website at http://www.monsanto.com and clicking on the “Corporate Responsibility” tab, then clicking on the “Corporate Governance” tab, and then clicking on the “SEC Filings” tab. Information on our website does not constitute part of this proxy statement. You can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by mail by following the instructions set forth on your proxy card.

Q. Where can I get paper copies of the proxy materials?

The Notice you received describes how to receive paper copies of the proxy materials. If you received paper copies of the materials, but would like additional copies, please feel free to call (800) 638-7999.

Q. How can I get assistance in voting my shares?

To get help in voting your shares, please contact Morrow & Co., LLC at (800) 607-0088.

vi	2009 PROXY STATEMENT	MONSANTO COMPANY

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

PROXY STATEMENT
General Information

Our board of directors is soliciting proxies from our shareowners in connection with our annual meeting of shareowners to be held on Tuesday, January 26, 2010 and at any and all adjournments thereof. The meeting will be held at 2:00 p.m. Central Standard Time in K Building at our Creve Coeur Campus, 800 N. Lindbergh Boulevard, St. Louis County, Missouri.

If you plan to attend the annual meeting in person, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the meeting. If you own your shares in street name, such as in the name of a bank or broker, and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from the bank or broker.

On December 7, 2009, we mailed to our shareowners of record a Notice containing instructions on how to access this proxy statement and our annual report online, and we began mailing these proxy materials to shareowners who requested paper copies.

Unless otherwise noted, the information in this proxy statement covers our last fiscal year, which ran from September 1, 2008 through August 31, 2009 and which we refer to as our as our “2009 fiscal year” or “fiscal 2009,” and in some cases the immediately preceding fiscal year, which ran from September 1, 2007 through August 31, 2008 and which we refer to as our “2008 fiscal year” or “fiscal 2008.”

The term “Former Monsanto” in this proxy statement refers to a corporation that was then known as Monsanto Company that operated, among other businesses, an agricultural products division. Former Monsanto is now known as Pharmacia Corporation and is a wholly owned subsidiary of Pfizer, Inc. Former Monsanto transferred its agricultural products division to us in September 2000.

1	2009 PROXY STATEMENT	MONSANTO COMPANY

Voting Information

You are entitled to vote (in person or by proxy) at the annual meeting if you were a shareowner of record at the close of business on November 27, 2009. On November 27, 2009, 545,311,480 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. There is no cumulative voting with respect to the election of directors. Shareowners of record are entitled to one vote per share on all matters.

Proxies and Voting Procedures

Most shareowners have a choice of voting their shares by:

  voting over the Internet;
  using a toll-free telephone number;
  completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided (if you received paper copies of the proxy materials); or
  voting in person at the meeting.

The telephone and Internet voting facilities for the shareowners of record, other than those held in our Savings and Investment Plan, will close at 11:59 p.m. Eastern Standard Time on January 25, 2010. The Internet and telephone voting procedures are designed to authenticate shareowners by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you hold your shares in street name through a bank or broker, your bank or broker will send you a separate package describing the procedures and options for voting your shares.

Except with respect to voting instructions for shares held in our Savings and Investment Plan (see below), you can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), by delivering a written revocation of your proxy to our Secretary or by voting at the meeting. The method by which you vote will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the meeting.

Your properly completed proxy/voting instruction card will appoint Hugh Grant and David F. Snively as proxy holders or your representatives, or The Northern Trust Company (“Northern”) as trustee of our Savings and Investment Plan, as the case may be, to vote your shares in the manner directed therein by you. Mr. Grant is our chairman of the board, president and chief executive officer. Mr. Snively is our senior vice president, secretary and general counsel. Your proxy permits you to direct the proxy holders or to instruct Northern, as the case may be, to:

  vote “for,” “against,” or “abstain” from the nominees for director;
  vote “for,” “against,” or “abstain” from the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2010 fiscal year; and
  vote “for,” “against,” or “abstain” the approval of the performance goals under the Monsanto Company 2005 Long-Term Incentive Plan.

All of your shares entitled to vote and represented by properly completed proxy or voting instruction received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy or voting instruction will be voted “FOR” the nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP and “FOR” the approval of the performance goals under the Monsanto Company 2005 Long-Term Incentive Plan.

2	2009 PROXY STATEMENT	MONSANTO COMPANY

As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

For Participants of Our Savings and Investment Plan

If you participate in a Monsanto stock fund under our Savings and Investment Plan and had shares of our common stock credited to your account on the record date of November 27, 2009, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials, as described in the notice sent to participants in November. The electronic notice will contain voting instructions with respect to all shares registered in the same name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate electronic notice with respect to the shares credited to your Savings and Investment Plan account.

Shares of common stock in our Savings and Investment Plan will be voted by Northern as trustee of the plan. Plan participants in a Monsanto stock fund should indicate their voting instructions to Northern for each action to be taken under proxy using the toll-free telephone number, by indicating their instructions over the Internet or by submitting an executed proxy card.

Voting instructions regarding plan shares must be received by 5:00 p.m. Eastern Standard Time on January 21, 2010, and all telephone and Internet voting facilities with respect to plan shares will close at that time. You can revoke your voting instructions with respect to shares held in our Savings and Investment Plan at any time prior to 5:00 p.m. Eastern Standard Time on January 21, 2010 by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to Northern.

All voting instructions from plan participants will be kept confidential. If a participant does not timely submit voting instructions, the shares allocated to such participant, together with unallocated shares, will be voted in accordance with the pro rata vote of the participants who did provide instructions.

Quorum and Required Vote

No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting.

Election of Directors

Because this director election is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. There is no cumulative voting with respect to the election of directors.

Under Delaware law, if a director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable contingent resignation that becomes effective if he or she is not elected by a majority of the votes cast by shareowners and our board of directors accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, our nominating and corporate governance committee will consider the director’s resignation and recommend to our board of directors whether to accept or reject the resignation. Our board of directors will decide whether to accept or reject the resignation and publicly disclose its decision and the rationale behind the decision as soon as practicable after the election results are certified.

3	2009 PROXY STATEMENT	MONSANTO COMPANY

Ratification of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present at the meeting in person or by proxy is required to ratify the appointment of our independent registered public accounting firm. For this purpose, abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) have the same effect as votes cast against the proposal.

Approval of Performance Goals under the Monsanto Company 2005 Long-Term Incentive Plan

The affirmative vote of a majority of the shares present at the meeting in person or by proxy is required to approve the performance goals under the Monsanto Company 2005 Long-Term Incentive Plan. For this purpose, abstentions and votes withheld by brokers in the absence of instructions from street name holders (broker non-votes), if any, have the same effect as votes cast against the proposal.

Corporate Governance and Ethics

Monsanto Company is committed to the values of effective corporate governance and high ethical standards. Our board believes that these values are conducive to long-term performance and reevaluates our policies on an ongoing basis to ensure they sufficiently meet the company’s needs. Most recently, in 2007, the board amended our bylaws to adopt majority voting in uncontested elections of directors and adopted our Related Person Transactions Policy. In 2008, the board revised the company’s advance notice bylaw to clarify its applicability and widen its scope in light of recent case law and the reported use by certain shareowners at other companies of derivative instruments that affect voting rights and adopted a statement on Board Leadership Roles, which is posted on our website. In 2009, the board expanded its statement on Board Leadership Roles and amended our bylaws to adopt the terminology of “Lead Director” for our lead independent director.

Our corporate website includes key information about our corporate governance and ethics policies and includes copies of our certificate of incorporation, bylaws, board charter and corporate governance guidelines, board committee charters, code of business conduct, code of ethics for our chief executive officer and senior financial officers, statement on board leadership roles, Monsanto Pledge, and human rights policy. Each of these documents can be found at http://www.monsanto.com under the “Corporate Responsibility” tab. Note that information on our website does not constitute part of this proxy statement. Hard copies of these documents may be obtained without charge by any shareowner upon request by contacting the Office of the General Counsel, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

We have described below certain key corporate governance and ethics policies which we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interest of our shareowners.

Board Charter and Corporate Governance Guidelines/Board Committee Charters

Our board of directors has adopted clear corporate governance policies to assist the board and its committees in the exercise of their responsibilities, several of which are described below. Each of the board committees has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as qualification for committee membership, procedures for committee membership, appointment and removal, committee structure and operations and committee reporting to the full board. The board and committee charters provide our shareowners a transparent view of how our board functions. The charters are found on our website at http://www.monsanto.com by clicking on the “Corporate Responsibility” tab, then clicking on the “Corporate Governance” tab and then clicking on the “Charter and Guidelines” and “Board Committees” tabs.

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Our Pledge

The Monsanto Pledge is our commitment to how we do business. It is a declaration that compels us to listen more, to consider our actions and their impact broadly, and to lead responsibly. It helps us to convert our values into actions, and to make clear who we are and what we champion. Our Pledge and our Pledge Report are available on our website at http://www.monsanto.com by clicking on the “Corporate Responsibility” tab, then clicking on the “Our Pledge” tab.

Code of Business Conduct

At Monsanto, we are committed to building relationships based on integrity. Integrity, in alignment with our Pledge, helps us earn and retain the trust of people with whom we do business. Our board has adopted a Code of Business Conduct that applies to our directors, officers and employees. In addition, the Code of Business Conduct applies to all persons representing our company such as consultants, agents, sales representatives, distributors, and independent contractors, who agree in writing to follow all applicable portions of the code. Our Code of Business Conduct is available on our website at http://www.monsanto.com by clicking on the “Corporate Responsibility” tab, then clicking on the “Business Conduct” tab.

The Code of Business Conduct is designed to provide guidance on and articulate our commitment to several key matters such as safety and health, protecting the environment, fair dealing, proper stewardship of our products, use of company resources, and accurate communication about our finances and products. It also addresses the many legal and ethical facets of integrity in business dealings with customers, suppliers, investors, the public, governments that regulate us and the communities where we do business. Our Code of Business Conduct has been translated into more than 20 languages and is distributed to our employees, who affirm the code on an annual basis.

We have established a Global Business Conduct Office with working groups and facilitators in all parts of the world. We have a guidance line and website operated by an independent service provider that is available worldwide for the receipt of complaints regarding accounting, internal controls and auditing matters, and have in place procedures for the anonymous submission of employee concerns regarding questionable accounting or auditing matters. We have in place the following methods under which an employee may submit a complaint or question: private post office box; internal toll-free telephone number; and special e-mail mailbox dedicated to business conduct matters.

Human Rights Policy

Our Human Rights Policy was adopted by the board in April 2006. The policy is an important expression of our values as described in the Monsanto Pledge. The policy is one of the ways we hold ourselves accountable and demonstrate our commitment to human rights as we conduct our business globally. Monsanto will work to identify and do business with partners who aspire in the conduct of their businesses to ethical standards that are consistent with this policy. Our human rights policy is available on our website at http://www.monsanto.com by clicking on the “Corporate Responsibility” tab, then clicking on the “Human Rights” tab.

Financial Governance

We have adopted a code of ethics that applies to our chief executive officer and the senior leadership of our finance department, including our chief financial officer and our controller. As a public company, it is critical that our filings with the SEC be accurate and timely. Our Code of Ethics for Chief Executives and Senior Financial Officers is available on our website at http://www.monsanto.com by clicking on the “Corporate Responsibility”

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tab, then clicking on the “Corporate Governance” tab, then clicking on the “Code of Ethics” tab. Our internal audit function maintains important oversight over the key areas of our business and financial processes and controls, and reports regularly to our audit and finance committee.

Composition of the Board of Directors

Under our bylaws, the number of directors on our board shall not be less than five nor more than 20 and is fixed, and may be increased or decreased from time to time, by resolution of our board of directors. Currently, the board has fixed the number of directors at eleven members. Our board of directors is divided into three classes, with terms expiring at successive annual meetings. In the case of an appointment of a director or if there is a change in the number of directors, the number of directors in each class will be apportioned as nearly equally as possible.

Nomination of Directors

The board is responsible for nominating members to the board and for filling vacancies on the board that may occur between annual meetings of shareowners, in each case based upon the recommendation of the nominating and corporate governance committee. The committee seeks input from other board members and senior management to identify and evaluate nominees for director. The committee may hire a search firm or other consultant, and has hired a search firm to assist in identifying and evaluating potential candidates for our board. The committee will consider nominees recommended by shareowners for election to the board provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareowner submitting the nominee, are provided in writing to our secretary in accordance with the requirements of our bylaws described below under “Other Matters — Shareowner Proposals” on page 80. Our newest board member, Dr. Chicoine, was recommended by one of our executive officers.

When evaluating potential director candidates, our nominating and corporate governance committee takes into consideration the “Desirable Characteristics of Directors” in our board charter (see Appendix B). The committee also considers whether potential director candidates will likely satisfy the independence standards for the board, the audit and finance committee, the people and compensation committee and the nominating and corporate governance committee, as set forth in the board charter (see Appendix A).

Director Orientation and Continuing Education

Upon joining the board, directors are provided with an initial orientation about the company, including its business operations, strategy and governance. New directors without previous experience as a director of a public company are expected to enroll in a director education program on the principles of corporate governance and director professionalism offered by a nationally-recognized sponsoring organization, or to participate in a comparable director education program offered at another board on which the director serves. The director may satisfy this requirement if he or she participated in a comparable program within two years prior to being elected to our board.

Our directors are expected to remain abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Management provides notice of and access to continuing educational programs and coordinates in-boardroom continuing education presentations led by outside experts. The board also conducts periodic visits to company facilities as part of its regularly scheduled board meetings.

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Lead Director and Board Governance

Our bylaws establish the role of an independent lead director who is elected by the independent directors. Mr. Stevens currently serves as the lead director. As lead director, Mr. Stevens:

  presides at all meetings of the board at which the chairman is not present;
  presides at executive sessions of the independent directors;
  has the authority to call meetings of the board or meetings of the independent directors;
  approves information sent to the board, meeting agendas for the board and meeting schedules to assure that there is sufficient time for discussion of all agenda items;
  serves as the liaison between the chairman and the independent directors;
  is a member of the board’s executive committee;
  is available to consult with the chairman and chief executive officer about the concerns of the board; and
  is available to consult with any of our senior executives as to any concerns that executives might have.

While serving as lead director, Mr. Stevens has overseen the development and implementation of governance practices that support high levels of performance by members of the board. His leadership fosters a board culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He encourages communication among the directors, and between management and the board, to facilitate productive working relationships. Working with our chairman and other members of the board, Mr. Stevens also ensures there is an appropriate balance and focus among key board responsibilities such as strategy development; review of operations; risk oversight; and management succession planning.

Further information about board leadership roles, including a comparison of the duties of our chairman and lead director, is available at http://www.monsanto.com by clicking on the “Corporate Responsibility” tab, then clicking on the “Corporate Governance” tab, then clicking on the “Board Leadership Roles” tab.

Shareowners and other interested persons may contact Mr. Stevens directly by mail at the Office of the Lead Director, Monsanto Company, 800 North Lindbergh Boulevard, Mail Stop A3NA, St. Louis, Missouri 63167.

Board Self-Assessments

The board conducts annual self-evaluations to determine whether it and its committees are functioning effectively. As part of the board self-evaluation process, each director also conducts a director self-evaluation. The nominating and corporate governance committee receives comments from all directors and reports annually to the board with an assessment of the board’s performance. The assessments are discussed with the full board each year.

Each committee, other than the executive committee, reviews and reassesses the adequacy of its charter annually and recommends any proposed changes. Each committee also annually reviews its own performance and reports the results to the board. The nominating and corporate governance committee oversees and reports annually to the board its assessment of each committee’s performance evaluation process.

Shareowner Communication with our Board of Directors

Our board of directors has adopted a policy that provides a process for shareowners to send communications to the board. Shareowners may contact our board through our website at http://www.monsanto.com or they may send correspondence to 800 North Lindbergh Boulevard, Mail Stop A3NA, St. Louis, Missouri 63167, c/o David F. Snively, our secretary and general counsel.

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Director Independence

Our board charter requires that no more than two board members may be non-independent under the independence criteria set by the NYSE. Under the NYSE listing standards, for a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with Monsanto. The board has established categorical independence standards for determining director independence which conform to the NYSE’s independence criteria. The categorical standards are found in Appendix A.

In determining director independence, the board considered the categorical independence standards and relevant facts and circumstances, including any direct or indirect transactions, relationships and arrangements between a director and Monsanto. Our board considered the following, each of which is within the NYSE’s and our categorical independence standards. Our board determined that the directors did not have a material interest in the transactions and that they would not impair each such director’s independent judgment.

  Dr. Chicoine is president of South Dakota State University (“SDSU”), to which Monsanto paid $384,000 in fiscal year 2009 for grants and services, and from which Monsanto received $181,000 for royalties and goods. Monsanto has also committed to provide SDSU $200,000 per year for the next four years for a graduate fellowship, and Monsanto and SDSU are members of certain industry associations.
  Mr. Parfet owns MPI Research, Inc. (“MPI”) and serves as its chairman of the board and chief executive officer; Monsanto paid $7,925 to MPI for research services conducted in fiscal year 2009.
  Dr. Poste is a director of Exelixis, which provides certain intellectual property licenses to Monsanto and for which we paid $195,000 in fiscal year 2009, and may make milestone payments contingent on development.

Based upon these considerations, the board has determined that the following directors are independent: Frank V. AtLee III, John W. Bachmann, David L. Chicoine, Janice L. Fields, Arthur H. Harper, Gwendolyn S. King, C. Steven McMillan, William U. Parfet, George H. Poste, and Robert J. Stevens. Accordingly, ten of our eleven directors are independent, and each of the following committees is composed solely of independent directors:

  the audit and finance committee;
  the nominating and corporate governance committee;
  the people and compensation committee;
  the public policy and corporate responsibility committee; and
  the science and technology committee.
Related Person Policy and Transactions

The board has adopted a written policy regarding the review, approval or ratification of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, 5% or more beneficial owners of our common stock, and each of their immediate family members. Under the written policy, our nominating and corporate governance committee is responsible for reviewing, approving or ratifying any related party transactions. It will approve a transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the company and its shareowners.

8	2009 PROXY STATEMENT	MONSANTO COMPANY

As of its last Schedule 13G filing, FMR Corp. was the beneficial owner of more than 5% of our common stock. An affiliate of FMR Corp., Fidelity Investments Institutional Services Company, Inc. (“Fidelity”), provides services in connection with the maintenance, operation and administration of various employee benefit plans sponsored by us and certain of our subsidiaries, including certain pension plans, 401(k) plans and health and welfare benefit plans. In exchange for its services, Fidelity received fees totaling approximately $9 million in fiscal 2009. In addition, Fidelity Management Trust Company, an affiliate of FMR Corp., was the investment manager for certain mutual funds in the 401(k) plan of one of our subsidiaries, until that plan merged into our Savings and Investment Plan in December 2008. Fidelity Management Trust Company was compensated for its investment management services by the mutual funds through customary investment management fees paid by the plan’s participants investing in the funds. The expense ratios paid by plan participants for each of the mutual funds for all but one fund were at or below the average expense ratio of mutual funds pursuing similar investment strategies. During fiscal year 2009, we engaged a consulting firm with expertise in the area of employee benefit plan service providers to help us perform an analysis of our services agreement with Fidelity to determine whether to renew the agreement. Following this review, our nominating and corporate governance committee determined that it was in the best interests of our shareowners to amend and extend the term of the agreement with Fidelity.

In June 2008, the board elected Kerry Preete as an executive officer of the company. William Sherk, Mr. Preete’s brother-in-law, is currently the sales lead for our seeds and traits business in Western Canada, and prior to September 1, 2009, was the chemicals national sales lead for our Canadian chemistry business. He has worked in our Canadian business since 1999. Mr. Sherk’s compensation has been established in accordance with our ordinary employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities and he is eligible to participate in our employee benefit programs on the same basis as other eligible employees. Mr. Preete would ordinarily have been involved in approving any special pay actions and awards for Mr. Sherk’s position under our annual incentive plan while Mr. Sherk was employed in our chemicals business. However, a procedure was put in place under which Mr. Begemann, our Executive Vice President, Seeds and Traits, has been involved in such actions and awards rather than Mr. Preete. During fiscal year 2009, Mr. Sherk received annual base pay in the amount of $104,274. He also received an annual incentive award with respect to the fiscal year 2009 performance period in the amount of $21,389. These amounts are based on an August 31, 2009 exchange rate. In October 2009, Mr. Sherk was granted 470 stock options under our 2005 Long-Term Incentive Plan as the long-term incentive component of his compensation.

Compensation Committee Interlocks and Insider Participation

No member of our people and compensation committee is or has been an officer or employee of our company or any of our subsidiaries. In addition, no member of our people and compensation committee has had any related person transactions that require disclosure under the SEC’s proxy rules and regulations.

9	2009 PROXY STATEMENT	MONSANTO COMPANY

Information Regarding Board of Directors and Committees

The ages, principal occupations, directorships held and any other information with respect to our nominees and directors, and the classes into which they have been divided, are shown below as of December 1, 2009 except as otherwise noted.

Nominees for Directors Whose Terms Would Expire at the 2013 Annual Meeting

The board has nominated four directors to be elected at the 2010 annual meeting to serve for a three-year term ending with the annual meeting to be held in 2013, until a successor is elected and has qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of our company and has agreed to serve if elected.

Frank V. AtLee III

Principal Occupation: Retired President, American Cyanamid Company
First Became Director: June 2000
Age: 69

Chairman of the Board of Monsanto Company, 2000-2003; Interim president and chief executive officer, Monsanto Company, December 2002-May 2003; Chair, Advisory Committee, Arizona Biodesign Institute, Arizona State University, 2002-2004; President of American Cyanamid Company, a major pharmaceutical company, 1993-January 1995; Chairman of Cyanamid International, 1993-January 1995.

David L. Chicoine, Ph.D.

Principal Occupation: President, South Dakota State University
First Became Director: April 2009
Age: 62

President of South Dakota State University, a leading land grant institution, and professor of economics, since 2007; Vice President for Technology and Economic Development, University of Illinois, 2001-2006.

Arthur H. Harper

Principal Occupation: Managing Partner, GenNx360 Capital Partners
First Became Director: October 2006
Age: 53

Managing Partner, GenNx360 Capital Partners, a private equity firm focused on business to business companies, since 2006; President and Chief Executive Officer, Equipment Services Division, General Electric Corporation, 2002-2005; Executive Vice President, GE Capital Services, General Electric Corporation, 2001-2002. Director: Gannett Co., Inc.

10	2009 PROXY STATEMENT	MONSANTO COMPANY

Gwendolyn S. King

Principal Occupation: President, Podium Prose, LLC
First Became Director: February 2001
Age: 69

President, Podium Prose, a speaker’s bureau and speechwriting service founded in 2000; Founding Partner, The Directors’ Council, a corporate board search firm, October 2003-May 2005; Senior Vice President, Corporate and Public Affairs, PECO Energy Company (now Exelon), a diversified utility company, 1992-1998; Commissioner, Social Security Administration, 1989-1992. Director: Lockheed Martin Corporation and Marsh & McLennan Companies, Inc.

Directors Whose Terms Expire at the 2011 Annual Meeting

John W. Bachmann

Principal Occupation: Senior Partner, Edward Jones
First Became Director: May 2004
Age: 71

Senior Partner of Edward Jones, a major financial firm, since 2004; Managing Partner, Edward Jones, 1980-2004. Director: AMR Corporation.

William U. Parfet

Principal Occupation: Chairman and Chief Executive Officer, MPI Research, Inc.
First Became Director: June 2000
Age: 63

Chairman and Chief Executive Officer of MPI Research, Inc., a pre-clinical toxicology research laboratory, since 1999; Co-Chairman of MPI Research, LLC, 1995-1999. Director: Stryker Corporation and Taubman Centers, Inc.

George H. Poste, Ph.D D.V.M.

Principal Occupation: Chief Executive, Health Technology Networks and Chief Scientist, Adaptive Systems Initiative, Arizona State University
First Became Director: February 2003
Age: 65

Chief Executive of Health Technology Networks, a consulting group specializing in the application of genomics technologies and computing in healthcare, since 1999; Chief Scientist, Complex Adaptive Systems Initiative since March 2009; Director of the Biodesign Institute, a combination of research groups at Arizona State University, May 2003-March 2009; Chief Science and Technology Officer and Director, SmithKline Beecham, 1992-1999. Director: Exelixis, Inc. and Caris Holdings.

11	2009 PROXY STATEMENT	MONSANTO COMPANY

Directors Whose Terms Expire at the 2012 Annual Meeting

Janice L. Fields

Principal Occupation: Executive Vice President and Chief Operating Officer, McDonald’s USA, LLC
First Became Director: April 2008
Age: 54

Executive Vice President of McDonald’s USA, LLC, the world’s leading global foodservice retailer, since 2006; President of McDonald’s Central Division, 2003-2006.

Hugh Grant

Principal Occupation: Chairman of the Board, President and Chief Executive Officer, Monsanto Company
First Became Director: May 2003
Age: 51

Chairman of the Board of Monsanto Company since October 2003; President and Chief Executive Officer of Monsanto Company since May 2003; Executive Vice President and Chief Operating Officer, Monsanto Company, 2000-2003; Co-President, Agricultural Sector, Former Monsanto Company, 1998-2000. Director: PPG Industries, Inc.

C. Steven McMillan

Principal Occupation: Retired Chairman and Chief Executive Officer, Sara Lee Corporation
First Became Director: June 2000
Age: 63

Chairman of the Board of Sara Lee Corporation, a global consumer packaged goods company, October 2001-October 2005; Chief Executive Officer of Sara Lee Corporation, July 2000-February 2005; President and Chief Operating Officer, Sara Lee Corporation, 2000-2004; President of Sara Lee Corporation 1997-2000.

Robert J. Stevens

Principal Occupation: Chairman of the Board, President and Chief Executive Officer, Lockheed Martin Corporation
First Became Director: August 2002
Age: 58

Chairman of the Board of Lockheed Martin Corporation, a high technology aerospace and defense company, since April 2005; President and Chief Executive Officer of Lockheed Martin Corporation since August 2004; President and Chief Operating Officer of Lockheed Martin Corporation, October 2000-August 2004; Chief Financial Officer of Lockheed Martin Corporation, 1999-2001; Vice President Strategic Development of Lockheed Martin Corporation, 1998-1999; President and Chief Operating Officer of the former Lockheed Martin Energy and Environmental Sector, 1998-1999. Director: Lockheed Martin Corporation.

12	2009 PROXY STATEMENT	MONSANTO COMPANY

Board Meetings and Committees

During fiscal 2009, our board of directors met six times. All incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during the period in which they held office during fiscal 2009. The following table shows the attendance of each director at committee meetings.

Our board charter formally encourages directors to attend the annual meeting of shareowners. Last year all but one of the directors then in office attended the meeting.

Our board of directors has the following six committees: (1) executive; (2) audit and finance; (3) nominating and corporate governance; (4) people and compensation; (5) public policy and corporate responsibility; and (6) science and technology. The written charter for each committee is available on our website at http://www.monsanto.com.

Board Committee Membership

The following chart shows the membership and chairpersons of our board committees and committee meeting attendance.

	Executive		Audit & Finance		Nominating & Corporate Governance		People & Compensation		Public Policy & Corporate Responsibility		Science & Technology
Number of Meetings
Held in the 2009 Fiscal Year	1		10		5		8		5		5
Frank V. AtLee III			10								5
John W. Bachmann			8				8
David L. Chicoine [1]									2		2
Janice L. Fields					4				4		4
Hugh Grant	1	*
Arthur H. Harper									5		5
Gwendolyn S. King					5		8		5	*
C. Steven McMillan			10		5		8	*
William U. Parfet	1		8	*			6
George H. Poste									5		5	*
Robert J. Stevens	1		10		5	*

* Chairperson

1 Dr. Chicoine became a director in April 2009 and attended all meetings of each committee while a member.

Executive Committee

Members: Messrs. Grant (Chair), Parfet and Stevens

Our executive committee has the powers of our board of directors in directing the management of our business and affairs in the intervals between meetings of our board of directors (except for certain matters specifically retained by our board of directors or which are reserved for our entire board of directors by statute, our certificate of incorporation or our bylaws). Actions of the executive committee are reported at the next regular meeting of our board of directors. The executive committee met one time during the 2009 fiscal year and took one action by written consent.

13	2009 PROXY STATEMENT	MONSANTO COMPANY

Audit and Finance Committee

Members: Messrs. Parfet (Chair), AtLee, Bachmann, McMillan and Stevens

The audit and finance committee assists our board of directors in fulfilling its responsibility to oversee:

  the integrity of our financial statements;
  the qualifications and independence of our independent registered public accounting firm;
  the performance of our independent registered public accounting firm and internal audit staff; and
  our compliance with legal and regulatory requirements.

As noted in the “Report of the Audit and Finance Committee” at page 72, our board of directors believes that all members of the audit and finance committee meet the independence and experience requirements of the listing standards of the NYSE. In addition, our board of directors has determined that each of the members of the audit and finance committee is an “audit committee financial expert” for purposes of the rules of the SEC. The audit and finance committee met ten times during the 2009 fiscal year and did not take any actions by written consent.

For additional information regarding the audit and finance committee, please see “Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)” at page 73 and “Report of the Audit and Finance Committee” at page 72.

Nominating and Corporate Governance Committee

Members: Messrs. Stevens (Chair) and McMillan, Ms. King and Ms. Fields

Our nominating and corporate governance committee provides oversight of the corporate governance affairs of our board and company. Our nominating and corporate governance committee also identifies and recommends individuals to our board of directors for nomination as members of the board and its committees, and leads our board of directors in its annual review of the board’s performance.

Pursuant to its charter, all members of the nominating and corporate governance committee must meet the independence requirements contained in the listing standards of the NYSE. We believe all members of the nominating and corporate governance committee meet the current listing standards of the NYSE pertaining to independence. The nominating and corporate governance committee met five times during the 2009 fiscal year and did not take any actions by written consent.

People and Compensation Committee

Members: Messrs. McMillan (Chair), Bachmann and Parfet, and Ms. King

Our people and compensation committee is responsible for:

  establishing and reviewing our compensation policy for senior management and ensuring that our senior management is compensated in a manner consistent with that compensation policy;
  establishing and reviewing our overall compensation policy for all our employees and employees of our subsidiaries, other than senior management;
  monitoring the company’s implementation of our management succession strategies and plans for our chief executive officer and other executive officers;
  reviewing and monitoring our performance as it affects our employees and overall compensation policies for employees other than senior management;
  reviewing our compensation program for non-employee directors and recommending appropriate changes to our board of directors;
14	2009 PROXY STATEMENT	MONSANTO COMPANY

  performing or delegating, reviewing and monitoring all of our settlor functions with respect to each employee pension or welfare benefit plan sponsored by us or any of our subsidiaries; and
  recommending to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Pursuant to its charter, our people and compensation committee must be comprised of at least three members of our board of directors who, in the opinion of our board of directors, meet the independence requirements of the New York Stock Exchange (the “NYSE”), are “non-employee directors” pursuant to Rule 16b-3 of the Securities and Exchange Commission (the “SEC”) and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors has determined that all members of the people and compensation committee meet these requirements. The people and compensation committee met eight times and did not take any actions by written consent during the 2009 fiscal year.

Our people and compensation committee has delegated certain authority, responsibilities and duties to a committee of senior officers. We refer to this committee as our “internal people committee.” Our internal people committee has authority and responsibility to:

  administer and interpret our long-term incentive plans, except with respect to persons subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and officers subject to Code Section 162(m) (we refer to these officers and employees collectively as “executive officers”), and grant stock options under these plans to persons other than executive officers, to the extent and on terms and conditions specifically authorized by the people and compensation committee;
  review, monitor, approve and administer our annual incentive and other compensation plans, compensation strategies and management succession plans for non-officer employees, as well as our general employment policies and strategies;
  perform settlor functions and make other decisions having a net annual cost of not more than $10,000,000 involving our employee pension and welfare benefit plans; and
  appoint the members, and monitor the performance, of the committee that serves as the fiduciary responsible for the management and administration of our employee pension and welfare benefit plans.
Public Policy and Corporate Responsibility Committee

Members: Ms. King (Chair), Ms. Fields, Mr. Harper, Dr. Poste, and, since June 2009, Dr. Chicoine

Our public policy and corporate responsibility committee reviews and monitors our performance as it affects communities, customers, other key stakeholders and the environment. This committee also reviews issues affecting company products in the marketplace, including issues of agricultural biotechnology, and identifies and investigates significant emerging issues. It also receives periodic reports on the company’s business conduct program, progress related to the company’s Human Rights Policy, and the company’s charitable and political contributions. The public policy and corporate responsibility committee met five times during the 2009 fiscal year and did not take any actions by written consent.

Science and Technology Committee

Members: Dr. Poste (Chair), Messrs. AtLee and Harper, Ms. Fields, and, since June 2009, Dr. Chicoine

Our science and technology committee reviews and monitors our science and technology initiatives in areas such as technological programs, research, agricultural biotechnology and information technology. Our science and technology committee also identifies and investigates significant emerging science and technology issues. The science and technology committee met five times during the 2009 fiscal year and did not take any actions by written consent.

15	2009 PROXY STATEMENT	MONSANTO COMPANY

Compensation of Directors

The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on our board of directors and align our directors’ interests with the interests of our shareowners. Our people and compensation committee reviews the program at least annually to ensure that it continues to meet the objectives. Our non-employee directors are paid for their services to us pursuant to our Non-Employee Director Equity Incentive Compensation Plan (the “Directors’ Plan”).

To determine whether our director compensation program is competitive, our people and compensation committee considers general market information on program design, in addition to compensation data from the same comparator group of companies as it uses for determining compensation for members of our executive team, as described on pages 24-25. Our directors’ compensation is targeted to the median range of compensation for directors of companies in our comparator group, considering our revenue size relative to that of our comparator group. At the request of the people and compensation committee, management engages Towers Perrin to provide the market trend and comparator group information. Based on this information and data, management recommends any program changes it considers appropriate to the people and compensation committee. That committee considers the recommendation, supporting data and information, in addition to information and input from its independent executive compensation consultant, Frederic W. Cook & Co., Inc. The people and compensation committee then recommends any change it considers appropriate to our full board of directors for its review and approval, and includes the relevant information and data for our board to use in its considerations.

In June 2008, the people and compensation committee reviewed the design of our director compensation program and the Directors’ Plan. The committee determined that the plan design was in line with market trends and determined not to recommend any changes to our board of directors. However, after reviewing data from our comparator group, the committee determined that the amount of our directors’ annual base retainer was below the median range of the group, considering our relative revenue at that time. The committee considered and recommended to our board of directors that it amend the Directors’ Plan, effective for fiscal 2009, to increase the annual base retainer from $165,000 to $195,000. The recommended increase would position our program within our comparator group’s median range of director pay, considering our relative revenue. No adjustment was recommended for the annual retainers for committee memberships or chairs since those retainer amounts continued to be in line with similar types of director retainers in our comparator group. The board of directors approved the recommended increase in the annual base retainer, effective September 1, 2008. Effective December 1, 2007, the Directors’ Plan also provided that a non-employee director would receive, upon his or her commencement of service as a member of our board of directors, a grant of restricted stock equal to the annual base retainer, divided by the closing price of a share of our common stock on the commencement date.

Our directors’ aggregate annual retainer for fiscal 2009 was based on the following:

  $195,000 annual base retainer;
  $25,000 annual retainer for each of the chairs of the audit and finance committee, the people and compensation committee, and the nominating and corporate governance committee;
  $15,000 annual retainer for each of the chairs of the science and technology committee and the public policy and corporate responsibility committee;
  $10,000 annual retainer for each member of the audit and finance committee (other than the chair of that committee).
16	2009 PROXY STATEMENT	MONSANTO COMPANY

Half of the aggregate retainer for each director is payable in deferred common stock. The remainder is payable, at the election of each director, in the form of deferred common stock, restricted common stock, current cash and/or deferred cash. The Directors’ Plan does not provide for meeting fees. Mr. Grant is our sole employee director and does not receive compensation for his services as a director.

  Deferred Common Stock. Deferred common stock means shares of our common stock that are delivered at a specified time in the future. Earned shares of deferred common stock are credited in the form of hypothetical shares to a stock unit account at the beginning of each plan year and vest in installments as of the last day of each calendar month during the plan year, but only if a director remains a member of our board of directors on that day. All hypothetical shares in each director’s account are credited with dividend equivalents, also in the form of hypothetical shares. No director has voting or investment power over any deferred shares until distributed in accordance with the terms of the Directors’ Plan, generally upon termination of service.
  Restricted Stock. Restricted stock means shares of our common stock that vest in accordance with specified terms after they are granted. Dividends and other distributions are held in escrow to be delivered with the restricted stock as it vests. Any portions of a non-employee director’s aggregate annual retainer payable in the form of restricted stock vests in installments on the last day of each calendar month during a plan year, but only if the director remains a member of our board of directors on that day. Any restricted stock granted to a non-employee director entitles the director to all rights of a shareowner with respect to common stock for all such shares issued in his or her name, including the right to vote the shares and to receive dividends or other distributions paid or made with respect to any such shares.
  Cash/Deferred Cash. Under the Directors’ Plan, any portion of a non-employee director’s aggregate annual retainer not paid in the form of deferred stock or restricted stock will be paid in cash, either monthly during the term or on a deferred basis, as elected by the director. Any deferred cash is credited to a cash account that accrues interest at the average Moody’s Baa Bond Index Rate, as in effect from time to time.

In June 2009, the people and compensation committee again considered the design of our director compensation program and determined that it continued to be in line with market trends, so that no changes were necessary. After reviewing data from our comparator group, the committee determined that the amount of our directors’ annual base retainer was still within the median range of the group, considering our relative revenue at the time, and accordingly, did not recommended any changes to the annual base retainer. Likewise, no adjustment was recommended for the annual retainers for committee memberships or chairs since those retainer amounts continued to be in line with similar types of director retainers in our comparator group.

In addition to the compensation described above, our non-employee directors are reimbursed for expenses incurred in connection with their attendance at board, committee and shareowners meetings, including cost of travel, lodging, food and related expenses. Non-employee directors are also reimbursed for reasonable expenses associated with other business activities related to their service on our board of directors, such as participation in director education programs and are insured under our travel accident policy while traveling on company business. Non-employee directors may use corporate aircraft, when available, for transportation to and from meetings and functions related to service as a director.

Directors may participate in a matching gift program under which we will match donations made to eligible educational, arts or cultural institutions. Gifts will be matched in any calendar year up to a maximum of $5,000. While our directors participate on the same basis as our employees, SEC rules require that the amount of a director’s participation in a charitable matching program be disclosed.

17	2009 PROXY STATEMENT	MONSANTO COMPANY

Director Compensation Table

The following presents compensation to our non-employee directors for their services in fiscal 2009.

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($) [2]		All Other Compensation ($)		Total ($)
Frank V. AtLee III	102,500	102,482		15,844	[3]	220,826
John W. Bachmann	102,482	102,482		—		204,964
David L. Chicoine, Ph.D. [4]	40,625	67,744	[5]	—		108,369
Janice L. Fields	97,512	152,496	[6]	—		250,008
Arthur H. Harper	97,455	140,445	[7]	—		237,900
Gwendolyn S. King	105,000	104,996		—		209,996
C. Steven McMillan	115,000	115,050		5,000	[8]	235,050
William U. Parfet	110,023	110,023		—		220,046
George H. Poste, D.V.M., Ph.D.	105,000	104,996		—		209,996
Robert J. Stevens	114,993	114,993		—		229,986

1	The amounts shown in this column represent the elective half of the aggregate annual retainer payable to each director under the Directors’ Plan. The elective half of the retainer is payable, at the election of each director, in the form of deferred common stock, restricted common stock, current cash or deferred cash. For fiscal 2009, the following directors elected to receive deferred common stock: Mr. Bachmann, 897 shares, Ms. Fields, 853.5 shares, Mr. Parfet, 963 shares, and Mr. Stevens, 1,006.5 shares. Mr. Harper elected to receive restricted stock, 853 shares. Ms. King, Drs. Chicoine and Poste, and Mr. McMillan elected to receive current cash and Mr. AtLee elected to receive deferred cash.

2	The amounts shown in this column include the amount that we expensed during fiscal 2009 under FAS 123R for the non-elective half of the aggregate annual retainer that is payable in deferred common stock. Because the deferred shares were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year, the amount expensed under FAS 123R equals the grant date fair value of the deferred shares under FAS 123R. The number of deferred shares granted to each director related to the non-elective half of the aggregate annual retainer is: Mr. AtLee, 897; Mr. Bachmann, 897; Dr. Chicoine, 479; Ms. Fields, 853.5; Mr. Harper, 853; Ms. King, 919; Mr. McMillan, 1,007; Mr. Parfet, 963; Dr. Poste, 919; and Mr. Stevens, 1,006.5. The aggregate number of shares of deferred stock credited to the account of each director as of August 31, 2009 was: Mr. AtLee, 59,468; Mr. Bachmann, 23,992; Dr. Chicoine, 481; Ms. Fields, 2,341; Mr. Harper, 3,669; Ms. King, 30,050; Mr. McMillan, 38,456; Mr. Parfet, 37,405; Dr. Poste, 21,421; and Mr. Stevens, 33,540.

The aggregate number of shares of restricted stock held by directors as of August 31, 2009 was: Dr. Chicoine, 2,391; Ms. Fields, 1,254; and Mr. Harper, 3,000.

The aggregate number of stock options held by directors as of August 31, 2009 was: Ms. King, 20,000; and Mr. Stevens, 20,000.

3	The amount shown in this column for Mr. AtLee represents the sum of a $1,486 contribution by the company pursuant to its charitable matching program described above and interest earned on deferred cash under the Directors’ Plan (which is set each month at the monthly Moody’s Baa Bond Index Rate) to the extent that it exceeds 120% of the applicable federal long-term rate.

4	Dr. Chicoine was elected to our board of directors on April 14, 2009.

5	The amount shown in this column for Dr. Chicoine includes $27,081 that we expensed during the 2009 fiscal year under FAS 123R related to 2,391 shares of restricted stock granted upon his joining our board of directors on April 14, 2009.

6	The amount shown in this column for Ms. Fields includes $54,984 that we expensed during the 2009 fiscal year under FAS 123R related to 1,254 shares of restricted stock granted upon her joining our board of directors on April 16, 2008.

7	The amount shown in this column for Mr. Harper includes $42,990 that we expensed during the 2009 fiscal year under FAS 123R related to 3,000 shares of restricted stock granted upon his joining our board of directors on October 24, 2006.

8	Represents a contribution by the company pursuant to its charitable matching program described above.

18	2009 PROXY STATEMENT	MONSANTO COMPANY

Election of Directors (Proxy Item No. 1)

The shareowners are being asked to elect Mr. AtLee, Dr. Chicoine, Mr. Harper and Ms. King to terms ending with the annual meeting to be held in 2013, until a successor is elected and qualified or until his or her earlier death, resignation or removal. The board nominated Mr. AtLee, Dr. Chicoine, Mr. Harper and Ms. King for election at the 2010 meeting of shareowners upon the recommendation of the nominating and corporate governance committee. Each nominee is currently a director of our company. For more information regarding the nominees for director, see “Information Regarding Board of Directors and Committees” beginning on page 10.

The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR.

Executive Compensation
Compensation Discussion and Analysis

Our Compensation Discussion and Analysis, or “CD&A,” is organized into the following sections:

  Introduction;
  Principles and Processes Underlying Our Executive Compensation Program;
  Our 2009 Fiscal Year Executive Compensation Program;
  Overview of Our 2010 Fiscal Year Executive Compensation Program;
  Additional Performance-Based Equity Opportunity Awarded in October 2009; and
  Other Arrangements, Policies and Practices Related to Our Executive Compensation Program.

In our CD&A, the term

  “Committee” means the people and compensation committee of our board of directors, as described on pages 14 and 15.
  “proxy officers” means the following executives:
  Hugh Grant is our Chairman of the Board, President and Chief Executive Officer (our “CEO”).
  Terrell K. Crews served as our Executive Vice President, Chief Financial Officer and Vegetable Business Chief Executive Officer (our “former CFO”) through our 2009 fiscal year. Mr. Crews retired from the Company, effective November 30, 2009.
  Brett D. Begemann was our Executive Vice President, Global Commercial before becoming our Executive Vice President, Seeds and Traits on October 27, 2009.
  Carl M. Casale was our Executive Vice President, Strategy & Operations before becoming our Executive Vice President and Chief Financial Officer (our “CFO”) on September 1, 2009.
19	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
  Robert T. Fraley is our Executive Vice President and Chief Technology Officer.
  Mark J. Leidy served as our Executive Vice President, Manufacturing through our 2009 fiscal year. Mr. Leidy retired from the Company, effective November 1, 2009.

  “executive team members” or “officers” means the proxy officers and other executives responsible for company policy, strategy and operations. During our 2009 fiscal year, 13 officers served on our executive team. Since October 27, 2009, 11 officers have served on our executive team.

Introduction

Following record performance in our 2007 and 2008 fiscal years, we again achieved growth in our business in fiscal 2009, driven by our seeds and genomics segment and cost reduction efforts, which was partially offset by reduced sales by our agricultural productivity segment compared to the prior year. Our sales for that segment declined due to share loss resulting from reduced prices by our competitors and increasing competitive supply for our Roundup® and other glyphosate-based herbicides. The reduced sales by this segment prevented us from meeting our company’s threshold-performance goals for increases in sales and free cash flow (“cash flow”) in our annual incentive plan but we were able to meet our target-performance goal for earnings per share (“EPS”), as described further below.

We expect our fiscal 2010 performance to directly reflect the competitive dynamic surrounding our glyphosate business. We have reduced prices for our glyphosate products in fiscal 2010 and expect prices to remain lower than in fiscal 2008 and 2009, as we work to rebuild a competitive position in our chemistry business. We expect these actions to lead to reduced EPS and cash flow in fiscal 2010, compared to fiscal 2009, but we continue to focus on growing our seeds and traits business and our commitment to double our company’s gross profit by fiscal 2012, from our fiscal 2007 base. We believe the successful launch of next generation products by our seeds and genomics segment will be essential to meeting our growth commitment for 2012.

The business considerations and strategic objectives described above have influenced the Committee’s decisions on compensation earned by our executive team members for fiscal 2009, as well as the design of our fiscal 2010 executive compensation program in terms of magnitude and structure:

  We exceeded our fiscal 2009 target-performance level for the earnings per share goal under our 2009 fiscal year Annual Incentive Plan, or “2009 AIP,” but did not meet the threshold-performance levels for the cash flow and sales goals. Company performance measured against our 2009 AIP goals resulted in annual incentive payments to each of our executive team members that were below target and significantly lower than fiscal 2008 payments.
  During fiscal 2009, our executive team members realized value at the outstanding level from the financial goal performance-based restricted stock units (“Financial Goal RSUs”) component of their fiscal 2007 long-term incentive compensation, which was earned based on company performance during fiscal 2007 and 2008. They also earned restricted stock units at the outstanding level under the fiscal 2008 Financial Goal RSU component of their fiscal 2008 long-term compensation (subject to an additional service requirement), which was earned based on company performance during fiscal 2008 and 2009. The vesting/earn-out of the Financial Goal RSUs is attributable to the company’s exceptional operating performance during our 2007 and 2008 fiscal years, and is in line with the Committee’s pay for performance philosophy and compensation program objectives.
  For our 2010 fiscal year, the Committee reduced our executive team members’ target annual and long-term incentive opportunities by 25% and revised our approach to setting incentive plan performance targets to reflect lower operating performance expectations. The Committee believes these actions balance our objectives of containing costs, calibrating pay opportunities with performance expectations and the degree of difficulty associated with achieving the performance goals, and retaining and motivating our executive team.
20	2009 PROXY STATEMENT	MONSANTO COMPANY

  To support our objective of doubling gross profit by fiscal 2012 from our fiscal 2007 base, the Committee granted executive team members an additional, special grant of performance-based restricted stock units with strategic goal metrics (“Strategic Goal RSUs”) with vesting tied to successful execution of our strategic priorities related to the launch of next generation seeds during our 2010, 2011 and 2012 fiscal years. The Strategic Goal RSUs vest only if the cumulative gross profit and commercialization goals associated with this grant and the requisite four-year service requirement are achieved.
Principles and Processes Underlying Our Executive Compensation Program

Core Principles

Our board delegates to the Committee responsibility for establishing compensation policies and programs for all of our employees. The core principles underlying the Committee’s approach to compensation are to:

  align management’s interests with the long-term interests of shareowners;
  encourage employees to behave like owners and reward them when shareowner value is created;
  provide reward systems that are simple, credible and common across our organization;
  design compensation programs with the appropriate balance of risk and reward in relation to our company’s overall business strategy;
  promote creativity, innovation and reasonable risk-taking to achieve outstanding business results;
  encourage our employees to continually improve their capabilities to deliver business results;
  reward for results rather than on the basis of seniority, tenure or other entitlement;
  attract and retain top talent at all levels around the globe; and
  make our company a great place to work that values diversity and inclusiveness.

The Committee regularly reviews our executive compensation strategies, policies and programs to assure that the program continues to meet its overall objectives.

Role of Management

Our board established an “internal people committee” of senior officers appointed by our CEO, Mr. Grant, to establish and oversee broad-based compensation and benefits strategies, plans and programs. The current members are: Messrs. Grant and Casale, Dr. Fraley, our executive vice president of human resources, Steven C. Mizell (our “EVP-HR”) and one other executive team member, Janet M. Holloway. Our EVP-HR is the chairperson of our internal people committee. The Committee periodically seeks input from our internal people committee on executive compensation strategy and design. Neither the internal people committee nor any of its members determines any component of compensation for any executive team member; these responsibilities reside only with the Committee.

The Committee considers input from our CEO, CFO and EVP-HR when developing and setting metrics and financial goals for our annual incentive plan and Financial Goal RSUs. Also, the Committee considers input from our CEO, with the assistance of our EVP-HR (for officers other than himself), regarding recommendations for base salary, annual incentive plan opportunities and awards and long-term incentive award values for our officers. The Committee gives significant weight to our CEO’s judgment when they assess each proxy officer’s performance and determining appropriate compensation levels. As described below, the CEO’s recommendations to the Committee take into account market data from our comparator group provided through management’s outside executive compensation consultant, as well as input from the Committee’s independent consultant. When determining our CEO’s compensation, the Committee considers compensation data from our comparator group, input from our EVP-HR and input from the Committee’s independent consultant.

21	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

The Committee reports to our full board the specifics of each decision for our CEO and the general decisions for our other officers.

Role of Compensation Consultants

Committee Consultant

Since 2002, the Committee has engaged an outside independent executive compensation consultant, Frederic W. Cook & Co., Inc., to advise and counsel the Committee. The consultant provides no services to our company other than those provided directly to or on behalf of the Committee.

At the Committee’s direction, management provides all Committee materials to the independent consultant and discusses all materials and recommendations with the independent consultant in advance of each Committee meeting or communication. The independent consultant considers the information and reports to the Committee chairperson, specifically identifying any issues or concerns. The chairperson discusses the independent consultant’s input with the Committee at its meeting and the Committee considers the input as part of its decision-making processes. The independent consultant has attended at least two meetings annually, with one meeting focused on executive compensation trends and the other on the design of our executive compensation program. Beginning in fiscal 2010, the independent consultant will participate in all Committee meetings.

Management Consultant

Management retains and works with Towers Perrin to provide various calculations, comparator group data and general market data used by the Committee in its decision-making processes. The Committee periodically requests our EVP-HR and his staff to seek Towers Perrin’s input or recommendation with respect to a specific practice, program or arrangement being considered by the Committee. To assist the Committee in its decision-making processes, management may also independently seek Towers Perrin’s input on various matters to provide information to the Committee. Towers Perrin provides consulting, actuarial and other compensation and employee benefits-related services to our company.

Tally Sheets, Wealth Accumulation and Risk Assessment

Tally Sheets

At the Committee’s direction, management prepared a presentation of total compensation, a “tally sheet,” for each executive team member for the Committee to use when determining our 2009 fiscal year executive compensation program. The tally sheets summarized each officer’s total compensation, including:

  the value of each compensation component, including benefits and perquisites;
  the potential value of all equity-based long-term incentive awards, both vested and unvested, based on stock price assumptions both higher and lower than our then-current stock price;
  the value realized in the prior fiscal year from stock option exercises and vesting of restricted stock and performance-based restricted stock units; and
  the value of lump sum payments and benefits upon termination of employment (retirement, voluntary termination, involuntary termination or following a change of control); potential value of vested and unvested equity awards; potential excise tax gross-up payments on excess parachute payments related to termination following a change of control; and pension plan values as calculated by Towers Perrin based on various assumptions, including stock price assumptions both higher and lower than our then-current stock price.
22	2009 PROXY STATEMENT	MONSANTO COMPANY

The tally sheets were used to demonstrate each officer’s total compensation, as well as the impact of company performance on compensation. The Committee used the information as a basis for considering changes to our officers’ fiscal 2009 compensation, but made no adjustment as a result of the analyses based on its assessment that the program continued to meet the Committee’s core compensation principles described above.

Wealth Accumulation Analysis

At the Committee’s direction, our EVP-HR and his staff, with guidance from the Committee’s independent consultant, prepared a wealth accumulation analysis for each of Messrs. Grant, Casale, Begemann, Crews and Dr. Fraley. The Committee used this analysis to consider total earnings and potential earnings under our past, present and anticipated compensation and benefit plans while determining our executive compensation programs. The wealth accumulation analysis for each officer summarized total earnings over the previous five fiscal years and projected anticipated earnings for the next five fiscal years, assuming that current components of our executive compensation program continue at then-current levels.

In using the wealth accumulation analyses and tally sheets, the Committee specifically considered the following when establishing our officers’ fiscal 2009 compensation:

  whether the information indicates that the program or accumulation of wealth reflects company operating performance and creation of shareowner value;
  whether the individual’s total compensation and accumulated wealth reflect his or her contributions and performance;
  whether the overall program and its individual elements are working; and
  whether there are any adjustments that need to be made to the overall compensation program, any elements of the program or an individual’s compensation.

After considering the above items, the Committee determined that our fiscal 2009 executive compensation program continued to meet its objectives and made no changes to the program design or any individual pay element for any of our proxy officers as a result of the analyses.

Risk Assessment

Also at the Committee’s direction, our EVP-HR and his staff conducted a risk assessment of our compensation programs, including our executive compensation programs. The Committee and its consultant reviewed and discussed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our Company’s overall business strategy and do not incent executives to take unnecessary or excessive risks. In its discussions, the Committee considered the attributes of our programs, including:

  the balance between annual and longer-term performance opportunities;
  alignment of annual and long-term incentive award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;
  performance measures tied to key measures of short-term and long-term performance that motivate sustained performance;
  the Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts; and
  stock ownership guidelines that are reasonable and align executives’ interests with those of our shareowners.

The Committee specifically considered compensation risk implications during its deliberations on the design of our fiscal 2010 executive compensation program. Additionally, in October 2009, our board of directors expanded the company’s policy on the recoupment of performance-based compensation as discussed in the “Recoupment Policy” section below.

23	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Comparator Group For Determining Executive Compensation

Background Information

Our comparator group consists of companies having one or more of the following characteristics:

  science-based, research-focused, organization from the biotechnology, pharmaceutical or related industry;
  specialty or diversified chemical company having a line of business requiring ongoing introduction of new products; or
  brand-focused general industry leader.

The Committee considers these characteristics essential to the success of our business.

The following companies constitute our comparator group for fiscal 2009 officer compensation:

3M Co. Abbott Laboratories Allergan Inc. Amgen Inc. Ashland Inc. [1] Baxter International Inc. Becton, Dickinson and Co. Biogen Idec Inc. Boston Scientific Corp.	Bristol-Myers Squibb Co. Colgate-Palmolive Co. Dow Chemical Co. E.I. du Pont de Nemours and Co. Ecolab Inc. Eli Lilly and Co. Forest Laboratories Inc. General Mills Inc.	Genzyme Corp. Gilead Sciences Inc. Kellogg Co. Medtronic Inc. PPG Industries Inc. Schering-Plough [2] St. Jude Medical Inc. [1] Wyeth [2]

The Committee updates the comparator group members to account for mergers, acquisitions or business-related changes.

The Committee reviews the composition of our comparator group annually; it compares our size and performance to the comparator group with respect to key publicly available financial metrics (such as revenue, market capitalization, EPS growth and total shareholder return) to confirm its belief that positioning our officers’ compensation at the median range of our comparator group for target-level performance reflects appropriate pay for performance in relation to the company’s size and difficulty of performance objectives. Our revenues approximate the median and our market capitalization approximates the 75th percentile of the comparator group companies.

The Committee’s philosophy is to target each component of our officers’ annual pay to the median range for comparable positions in our comparative group (which it considers generally to be 90%-110% of the median) and seeks to drive company financial performance that is in the upper quartile of our comparator group. The Committee may use its discretion to adjust a component of pay above or below the median range to align the officer’s position with the corresponding position in the Towers Perrin data or to acknowledge the experience and value he or she brings to the role, sustained high-level performance, demonstrated success in meeting key financial and other business objectives, and the amount of the officer’s pay relative to the pay of his or her peers within our company. The differences in compensation levels among our officers are primarily attributable to the differences in the median range of compensation for similar positions in our comparator group data and the Committee’s assessment of each position’s internal value.

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1	For our 2009 fiscal year, data for Ashland Inc. and St. Jude Medical, Inc. was not available through Towers Perrin when our analysis was done; therefore, the Committee did not consider their data in making its decisions.

2	Schering-Plough merged with Merck & Co., Inc., effective November 3, 2009, and Wyeth merged with Pfizer Corporation, effective October 15, 2009.

24	2009 PROXY STATEMENT	MONSANTO COMPANY

How the Committee Used Our Comparator Group Data to Determine 2009 Fiscal Year Executive Compensation

The Committee used data from our comparator group as a reference for determining:

  the amount of total compensation;
  individual components of compensation;
  compensation practices; and
  the relative proportion of each component of compensation — base salary, annual incentive award opportunity and long-term incentive award value.

For 2009 fiscal year compensation the Committee continued to target our officers’ base salary, target annual incentive award opportunities and long-term incentive opportunity values to the median range of compensation for comparable positions in our comparator group. However, due to the growth in our revenue and earnings since our current comparator group was established in 2006, the total compensation and certain pay components for some of our officers had been in the lower end of the median range. Therefore, the Committee increased specific pay components, including base salary and annual and long-term incentive opportunities, for those officers to better align with the targeted competitive level and to reflect the expanded scope of responsibilities associated with our company’s growth.

In collecting the comparator group data for the Committee, management provided the Committee data at the 25th, 50th and 75th percentiles for each position and for each pay component. The data had been adjusted, generally using regression analysis, to account for differences in revenue scope for each position relative to comparator company positions. For example, data for our CEO and CFO positions was adjusted based on total corporate revenues, and data for our business area executive vice president was adjusted based on the revenues of the associated business area. Where information for one of our positions was not available within our comparator group data and was available from the broader Towers Perrin database, we used the general industry data and adjusted for revenue size. Information for base salary and annual incentive award opportunities were also adjusted upwards, generally by 4% per annum, to bring the data forward to the midpoint of the following year to account for the timing of the data collection. Based on market trends, no timing adjustment was made to data for long-term incentive opportunity values.

Our 2009 Fiscal Year Executive Compensation Program

As in past years, the Committee considered the design of our executive compensation program over the course of several meetings. In October, the Committee determines our CEO’s and other officers’ overall compensation for the then-current fiscal year and the individual components and amounts of pay. When making these compensation decisions, the Committee considered our comparator group data, tally sheets and wealth accumulation and other analyses described above.

25	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Summary

Our officers’ fiscal 2009 compensation consisted principally of the following components, in addition to the retirement, health and welfare plans and programs in which all of our full-time U.S. employees participate:

Annual Pay Component	Key Features	Purpose
Base Salary	Fixed pay, other than increases. Base salary increases generally made on a calendar year basis to align with the timing of base salary increases for the rest of our employees.	Provide a fixed-level of cash compensation upon which officers can rely.
Performance-Based, Cash Annual Incentive Awards (Annual Incentive Plan or “AIP”)
  Cash incentive payments based on a fixed target percentage of base salary during the fiscal year, with actual awards based on attainment of company, team and individual performance goals.
  Company performance goals are based on measurable financial metrics (i.e., EPS, cash flow and net sales).
  Individual performance objectives are designed to reward an officer’s performance against key business priorities and may include both financial and non-financial goals.
  The provisions of our 2009 AIP are described on pages 48-49.

  Broad-based plan intended to focus our entire organization on key business objectives.
  Motivate and reward achieving or exceeding company, team and individual performance goals, reinforcing pay-for-performance.
  Provide a performance award opportunity that attracts, retains and motivates our employees.

Long-Term Incentive Awards (stock-based grants)
  Long-term incentive values are provided for annual grants of two types of equity awards under the Monsanto Company Long-Term Incentive Plans: 75% stock options and 25% performance-based restricted stock units with financial goal metrics, or “Financial Goal RSUs.”
  The terms and conditions of our 2009 fiscal year stock option grant are described on page 49.
  The terms and conditions of our 2009 fiscal year Financial Goal RSUs grants to our officers are described on pages 49-50.

  Provide a link between officer compensation and long-term shareholder interests as reflected in changes in our stock price.
  The majority of our long-term incentives are delivered in the form of stock options, as stock options are viewed as being consistent with our growth strategy and aligned with our shareowners’ long-term interests.
  Stock options reward through increases in our stock price and are believed to focus executives on taking reasonable actions to increase long-term stock price; because they are generally exercisable only after a period of service, they also serve as a retention tool.
  Financial Goal RSUs reward for achieving financial goals that improve company performance and thereby are expected to lead to increased shareowner value.
  The Committee believes that by making a grant of Financial Goal-RSUs every year, with vesting tied to financial performance over a two-year period and continued service over a three-year period, and with the ultimate value delivered also dependent upon the value of our stock, our officers are motivated to focus on long-term, sustained improvement in company performance and shareholder value; additional service requirement provides an additional retention tool.

26	2009 PROXY STATEMENT	MONSANTO COMPANY

2009 Fiscal Year Pay Components and Compensation Determinations For Our Proxy Officers

Base Salary

The “Summary Compensation Table” at page 42 sets forth the base salary earned by each proxy officer for our 2009 fiscal year. The following information summarizes their annualized base salaries for the calendar years falling within our 2009 fiscal year.

	Annualized Base Pay	Annualized Base Pay
Name	Calendar Year 2008	Calendar Year 2009	Percentage Increase
Hugh Grant	$1,355,000	$1,403,780	3.6%
Terrell K. Crews	565,000	590,000	4.4%
Brett D. Begemann	515,000	540,000	4.9%
Carl M. Casale	530,000	550,000	3.8%
Robert T. Fraley, Ph.D.	575,000	600,000	4.3%
Mark J. Leidy	438,000	460,000	5.0%

Setting Base Salary for Our CEO. In October 2008, the Committee reviewed Mr. Grant’s base salary to consider any changes effective for the 2009 calendar year. The Committee reviewed data for the CEO position relative to our comparator group and determined that Mr. Grant’s salary was within the median range. Given Mr. Grant’s continued very high level of performance and the Committee’s philosophy of paying our officers within the median range of our comparator group, the Committee determined to provide Mr. Grant a salary increase commensurate with the general market trend of 3.5% to 4.0%.

Setting Base Salary for Our Other Proxy Officers. Also in October 2008, the Committee reviewed relevant base pay data for the proxy officer positions in our comparator group. In the cases of Messrs. Casale and Leidy, the market data was adjusted upward for their additional responsibilities. In the case of Dr. Fraley, the Committee looked at a subgroup of technology-based companies from our comparator group that better represent his role within our organization, technology’s impact on our business and the market in which our company competes for scientific talent.3 The Committee determined 2009 calendar year salaries as follows: Messrs. Crews, Begemann and Leidy, and Dr. Fraley — above-market increases to bring their salaries within the median range; Mr. Casale — market increase to remain within the median range.

Annual Incentive Plan (AIP)

Design. The design of our 2009 AIP, including its metrics, was the same as for our previous years’ plans. As more fully described on page 28 the actual amount of money available for awards — the award pool — is based on overall plan funding. Each year, the Committee determines funding of the award pool based on its assessment of overall company performance during the fiscal year, measured against pre-established financial
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3	The subgroup consists of the following companies: Abbott Laboratories, Allergan Inc., Amgen Inc., Baxter International Inc., Boston Scientific Corp., Bristol-Myers Squibb Co., Eli Lilly and Co., Forest Laboratories Inc., Genentech Inc., Genzyme Corp., Gilead Sciences Inc., Medtronic Inc., Schering-Plough, and Wyeth.

27	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

goals for net sales, EPS and free cash flow4 (“cash flow”). The Committee determined that the metrics and relative weightings focus the organization on desired performance for the following reasons:

  EPS — 50% of the funding opportunity: EPS sets the expectation for our shareowners of our company’s success. We use EPS as the key accounting measure and evaluation of how our company is performing; therefore, EPS encompasses half (50%) of the plan’s overall funding opportunity.
  Cash flow — 40% of the funding opportunity: we believe cash flow measures the true value of our business. Our ability to translate earnings to cash indicates the health of our business and allows our company to invest for the future of the business as well as return value to shareowners.
  Net sales — 10% of the funding opportunity: Net sales measures the growth of the business, both organically and through acquisitions, and provides an indication of future success. Because margin growth tends to be more important to our business as a technology-based company than net sales, net sales is a smaller part (10%) of the total annual incentive value.

The metrics for determining performance against goals are derived from our financial statements which follow generally accepted accounting principles. However, the Committee, in its discretion, may consider certain items or events as extraordinary when determining the company’s performance against EPS and cash flow goals, as discussed in the “Annual Incentive Plan” description beginning on page 48, and make what it deems to be appropriate adjustments.

The award pool is allocated to each participant based on:

  the participant’s annual incentive award opportunity for the fiscal year;
  the performance of the participant’s business or function measured against business or function goals; and
  the participant’s individual performance during the year, measured against individual goals.

Although actual performance measured against pre-established goals is the key component in determining both company and individual performance, the Committee may use judgment when determining whether company or a proxy officer’s individual goals have been attained.

Additionally, under our shareowner-approved Code Section 162(m) Annual Incentive Program for Covered Executives, which we refer to as our “Code 162(m) Program,” our proxy officers other than our CFO are eligible for an annual incentive plan award only if the Committee certifies that the net income performance goal it established under such program has been attained. Each year, the Committee establishes our company’s net income performance goal either before or within the first 90 days of the beginning of each fiscal year performance period, and considers and certifies our company performance against the net income goal at its October meeting following the close of the fiscal year performance period. Also under the terms of the program, the maximum award amount a proxy officer may receive is three quarters of one percent (.75%) of corporate net income for the applicable performance year. For these purposes, the Committee considers company net income for the fiscal year performance period as defined in the Code Section 162(m) Program. As permitted by such program, the Committee uses its discretion to reduce this maximum award amount to the amount of the award the Committee determines for the proxy officer under the terms of our AIP for the fiscal year.

Establishing AIP Financial Goals. At its August and October 2008 meetings, the Committee considered target-level performance goals for each AIP metric and the anticipated cost of the plan at target-level funding. The Committee set target-level goals equal to our 2009 fiscal year budget, which was approved in August 2008 by our board after a review and discussion of the capital and operating budgets for fiscal 2009. The Committee determined that the target goals represented above median level of difficulty and considerable growth over
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4  Free cash flow represents the total of cash flows from operating activities and investing activities.

28	2009 PROXY STATEMENT	MONSANTO COMPANY

our actual 2008 fiscal year results. The Committee set outstanding levels of performance for each metric at proportionately higher levels relative to target-level performance than for our 2008 fiscal year AIP, thus making achievement of the outstanding level for funding of the plan’s incentive pool relatively more difficult to attain and requiring us to achieve double-digit growth to achieve target-level performance and further significant growth for us to achieve the outstanding level of performance. The Committee set the threshold EPS and cash flow performance goals at the actual fiscal 2008 actual results, thus providing no payout if fiscal 2009 results were not higher than fiscal 2008 actual results. The Committee set the net sales goal in line with the EPS goal. Each of the target-level goals is set out in the table below.

Determining AIP Funding. At its October 2009 meeting, the Committee reviewed our 2009 fiscal year financial results and considered our company’s performance against the plan’s performance goals and other performance factors to determine funding of the 2009 AIP award pool. Our CEO and EVP-HR, based upon financial information provided by our CFO, provided the Committee an assessment of our financial results measured against the plan’s goals. Based on financial result achievement of our 2009 AIP goals and adjustment for certain extraordinary items, they recommended a 61% funding factor for the Committee to consider in determining the funding of the annual award pool for all participating employees, including our proxy officers, with an additional 1% to be allocated among non-officer employees to recognize especially high performers in this difficult year. The Committee determined to fund the incentive award pool as recommended.

The Committee also reviewed our company’s 2009 fiscal year financial results against the net income performance goal it had established for our 2009 fiscal year performance period for purposes of our Code Section 162(m) Program and compliance with Code Section 162(m). The Committee determined that the goal had been met, that each of our proxy officers would be eligible for the awards as determined under our 2009 AIP, and that the awards are fully deductible by our company. In considering each proxy officer’s actual annual incentive award, the Committee also determined that the award to each proxy officer was substantially lower than the maximum award amount that may be received by a proxy officer covered by our Code Section 162(m) Program.

Summary of 2009 AIP Goals and Actual Results. The following chart shows our 2008 fiscal year financial results applying that plan’s metrics for the net sales, EPS and cash flow goals; the 2009 AIP target-level performance for our 2009 fiscal year, and the actual levels of performance our company achieved for fiscal 2009, applying the 2009 AIP metrics.

	2008 Fiscal Year	2009 Fiscal Year
Financial Metrics	Actual Results (Using Plan Definitions)	Target-Level Goals (100% Funding)	Actual Results (Using Plan Definitions)
Net sales (Millions)	$11,365	$13,344	$11,724
EPS (results reflect adjustments)	$3.64	$4.30	$4.41
Cash flow (Millions) (results reflect adjustments)	$1,700	$1,855	$1,366

  The Committee had established threshold and outstanding performance goals as a percent of the target-level performance for each metric, as follows: net sales, 91% and 104%; EPS, 85% and 112%; and cash flow, 92% and 113%.
  The Committee also determined that for purposes of determining company performance against the financial goals, financial metrics follow generally accepted accounting principles, with adjustments for certain items the Committee considers extraordinary as set forth in the description of our AIP at page 48.
29	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

2009 AIP Target Opportunity and Award for our CEO. At its October 2008 meeting, the Committee met in executive session and set Mr. Grant’s individual performance goals for our 2009 fiscal year, which were derived from our annual and long-term plan and included financial, strategic and operational items. Mr. Grant’s goals also served as the organizational goals for the other officers. Under the terms of the plan, meeting, exceeding or falling short of an identified individual performance goal is considered one factor among many in evaluating performance. The Committee has discretion to consider actual performance and other factors it considers relevant when evaluating our CEO’s performance. For our 2009 fiscal year, the Committee increased Mr. Grant’s target annual incentive award opportunity from 120% to 125% of base salary to better align with our comparator group.

At its October 2009 meeting, the Committee met in executive session to discuss Mr. Grant’s performance and determine his fiscal 2009 annual incentive award, in addition to his total compensation arrangement. The Committee evaluated Mr. Grant’s performance against our 2009 fiscal year corporate goals and objectives and determined that his performance was consistent with the company’s performance in relation to the 2009 AIP goals. The Committee determined to provide Mr. Grant 61% of his target annual incentive award opportunity, which was reflective of their funding determination of the 2009 AIP award pool.

2009 AIP Target Opportunities and Awards for Our Other Proxy Officers. In October 2008, the Committee, with input from our CEO and the EVP-HR, determined the 2009 AIP incentive opportunity for each proxy officer. The Committee increased the target annual incentive opportunities for Messrs. Crews, Casale and Begemann and Dr. Fraley from 70% to 80% of base salary and for Mr. Leidy from 60% to 70% of base salary.

During its October 2009 meeting, the Committee discussed and determined our other proxy officers’ awards under our 2009 AIP. Our CEO discussed with the Committee the individual performance considerations impacting his award recommendations. The Committee also reviewed the performance of each officer’s respective organization in relation to the goals set for each. The proxy officers generally received awards in line with the overall funding level of our officers of 61% of target-level funding, as adjusted for individual, team and business segment performance.

Summary of 2009 AIP Awards for Our Proxy Officers. The actual 2009 AIP awards to our proxy officers were as follows:

	2009 Award Opportunity
	At Target Performance (100% Funding)		Actual Award	Funding Factor (% of Target)
Name	% of Base Pay	Dollar Amount	Amount
Hugh Grant	125%	$1,754,725	$1,070,382	61.0%
Terrell K. Crews	80%	472,000	275,000	58.3%
Brett D. Begemann	80%	432,000	265,000	61.3%
Carl M. Casale	80%	440,000	275,000	62.5%
Robert T. Fraley, Ph.D.	80%	480,000	300,000	62.5%
Mark J. Leidy	70%	322,000	190,000	59.0%

Long-Term Incentive Awards

How the Committee Determined Equity Grant Sizes. To determine the size of our equity-based awards, the Committee first determined the total number of shares that would be made available for equity-based award grants for all management employees for the fiscal year. The Committee made this determination by:

  reviewing the projected cost and expense impact on our company’s earnings for the anticipated fiscal year grants and outstanding grants from prior years;
30	2009 PROXY STATEMENT	MONSANTO COMPANY

  comparing the value of anticipated fiscal year grants to all management employees to those of our comparator group, using our then-current stock price;
  evaluating that the proportion of our total shares outstanding used for annual employee long-term compensation programs is significantly lower than the median proportions of other companies in our comparator group; and
  evaluating that the potential dilution to our shareowners is significantly lower than the median practice of companies in our comparator group.

To determine the value of each officer’s long-term incentive awards, the Committee considered the median range for comparable roles within our comparator group, with consideration given to the strategic value of each officer’s role. The Committee did not consider an officer’s outstanding equity awards or stock ownership levels when determining the long-term incentive award value since it considers outstanding equity awards to represent compensation for past services.

Each officer’s long-term incentive award value was then converted into specific equity grants as follows:

  Stock Options: 75% of the long-term incentive award value was converted to a number of stock options by dividing the value by the estimated Black-Scholes value of our stock on the grant date (equal to 40% of the fair market value of a share of our stock).
  Financial Goal RSUs: The remaining 25% of the long-term incentive award value was converted to a number of Financial Goal RSUs by dividing the value by the fair market value of a share of our stock on the grant date. This represents the number of Financial Goal RSUs that will vest if all performance goals are met at the target performance level. The actual number that will vest may be as high as 200% if outstanding performance on all performance goals is achieved, or as low as zero if the minimum performance is not achieved.

Our CEO’s and other Proxy Officers’ Long-Term Incentive Award Values. For our 2009 fiscal year, the Committee increased Mr. Grant’s long-term incentive award value from $6,935,000 to $7,500,000 in order to position the value within the median range of our comparator group and reflect the impact of our company’s growth. The Committee also increased each of Mr. Crews’ and Mr. Begemann’s target long-term incentive award value to position their target values within the median range of our comparator group, given our company’s growth. Mr. Grant’s long-term incentive award value is greater than that of our other proxy officers to reflect his greater job scope and responsibilities.

Summary of Our Proxy Officers’ 2009 Fiscal Year Long-Term Incentive Award Values. The 2009 fiscal year long-term incentive award values for each proxy officer fiscal years are as follows:

Name	2009 Long-Term Opportunity Values
Hugh Grant	$7,500,000
Terrell K. Crews	1,900,000
Brett D. Begemann	1,500,000
Carl M. Casale	1,500,000
Robert T. Fraley, Ph.D.	2,500,000
Mark J. Leidy	1,000,000

Options and Financial Goal RSUs granted to our proxy officers on October 20, 2008 are included in the “Grants of Plan-Based Awards” table. The terms and conditions of the grants are more fully described in the narrative to that table.

31	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Financial Goal RSU Design, Financial Goals and Vesting

Plan Design and Metrics. The Committee regularly reviews the design of the Financial Goal RSU component of our executive compensation program, including their metrics, to assure that the grants continue to meet the Committee’s objectives. The design of the Financial Goal RSUs is described on pages 45 and 49-50 in the narrative preceding and following our “Grants of Plan-Based Awards” table.

When considering the design of Financial Goal RSUs for the fiscal 2008 and fiscal 2009 grants, the Committee determined that EPS, cash flow and return on capital metrics, equally weighted, are the most appropriate metrics for the Financial Goal RSUs for the following reasons:

  We use EPS as a key accounting measure to evaluate our performance, and it sets our shareowners’ expectations for our success. Please see “Annual Incentive Plan” on pages 48-49 for additional information on the items the Committee may, in its discretion, exclude as extraordinary for purposes of the EPS calculations.
  We believe cash flow measures the true value of our business. Our ability to translate earnings to cash allows our company to invest for the future of the business as well as to return value to shareowners. Please see “Annual Incentive Plan” on pages 48-49 for additional information on the items the Committee may, in its discretion, exclude as extraordinary for purposes of the cash flow calculation.
  Return on capital (ROC) is another key measure of our ability to return value to our shareowners. It replaces the net sales goal that is one of the metrics for our broad-based annual incentive plan. The ROC metric is used only in Financial Goal RSU grants to our executive team and not in cash and equity incentive awards to others, because this small group of executives makes the key decisions regarding our capital investments and acquisitions.

Although Financial Goal RSUs have been granted to executive team members each year since our fiscal year ending August 31, 2004, each grant incorporates performance goals to be achieved over a different two-year period and requires continued service for a period of up to three years. Thus, the Financial Goal RSUs focus on sustained achievement. Each year, in establishing the goals for each performance metric, the Committee determines the levels of performance that will represent target performance based upon our prior year results, annual budget and long-range business plan at the time the Financial Goal RSUs are granted. The Committee also considers and establishes threshold and outstanding performance levels for each goal.

Grant of 2009 Fiscal Year Financial Goal RSUs. The Financial Goal RSUs granted to our CEO and other executive team members in October 2008 for the 2009 fiscal year grant incorporate cumulative goals for the fiscal year 2009 and 2010 performance period and have the same design, types of metrics and weighting of goals detailed above. In October 2008, the Committee established target-level goals for each performance metric, which were in line with our budget for our 2009 fiscal year and the 2010 long-range business plan. Further, goals for our 2010 fiscal year reflect significant growth over our 2009 fiscal year goals. The Committee established threshold and outstanding funding levels at 90% and 110%, respectively, of the target-level performance goals. At the time the goals were established, the Committee anticipated that given the growth required to achieve target-level performance, attainment of the goals would be difficult to achieve. Attainment of each of the goals at each performance level requires significant, double-digit growth from the corresponding cumulative goals for the 2008 fiscal year Financial Goal RSU grant.

32	2009 PROXY STATEMENT	MONSANTO COMPANY

Earn-Out of 2008 Fiscal Year Financial Goal RSU Grant. Financial Goal RSUs granted in October 2007 for our 2008 fiscal year grant incorporated cumulative performance goals for our 2008 and 2009 fiscal years. In October 2007, the Committee established target-level goals for each performance metric based upon our prior year results, annual budget and long-range business plan at the time. The Committee established threshold and outstanding performance level goals at 90% and 110%, respectively, of the target-level performance goals. At the time the goals were established, the Committee anticipated that given the growth required for our company to achieve target-level performance with respect to each metric, the goals would be difficult to attain. In October 2009, the Committee determined that actual performance as compared to the goals was at 200%. Given the company’s exceptional operational performance in fiscal 2008 and the company’s above-target performance in fiscal 2009 relative to the goals established at the beginning of the two-year performance period, it achieved the required significant, double-digit growth from the corresponding cumulative goals for the fiscal 2008 grant at each performance level. These awards will vest August 31, 2010, based on the officer’s continued service through that date. In addition, as discussed under “Financial Goal Performance RSUs” beginning on page 49, the Committee also determined that the goal established for Code Section 162(m) that the company must have positive Net Income (as defined) for the September 1, 2007 through August 31, 2009 performance period had been satisfied.

The following chart shows EPS, cash flow and average ROC goals at threshold, target-level and outstanding performance, and the actual, outstanding-level performance our company achieved during the 2008 and 2009 fiscal years performance period with respect to each goal:

	Financial Goal RSUs Performance Metrics
	Financial Goals			Actual Results (Using Plan Definitions) and Adjustments
2008 Fiscal Year Grant	Threshold Performance (50% of Units)	Target Performance (100% of Units)	Outstanding Performance (200% of Units)
Cumulative EPS	$4.17	$4.63	$5.09	$8.05
for fiscal 2008 and 2009 (1/3 of Units)
Cumulative cash flow (Millions)	$1,908	$2,120	$2,333	$3,066
for fiscal 2008 and 2009 (1/3 of Units)
Average ROC	13.6%	15.1%	16.6%	23.55%
for fiscal 2008 and 2009 (1/3 of Units)

  The Committee also had determined that for purposes of determining company performance against the EPS and cash flow goals, financial metrics follow GAAP, with adjustments for certain items the Committee considers extraordinary as set forth in the description of our annual incentive plan beginning on page 48. The ROC performance goal metric is determined as follows: earnings before interest and after taxes divided by average monthly total assets, less non-interest bearing liabilities, less excess cash (over $125,000,000).

Vesting of 2007 Fiscal Year Financial Goal RSUs. In our 2009 fiscal year, Financial Goal RSUs that were earned in fiscal 2008 based on performance during our 2007 and 2008 fiscal years vested and were distributed in shares of Monsanto stock. The value our officers realized from this Financial Goal RSU grant exceeded the Committee’s projections of target median levels for the same pay components within our comparator group. This was due to our exceptional operating performance during our 2007 and 2008 fiscal years and was in line with the Committee’s pay for performance philosophy and compensation program objectives.

33	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Overview of Our 2010 Fiscal Year Executive Compensation Program

Background

When determining the design of our fiscal 2010 executive compensation program, the Committee considered the company’s fiscal 2009 performance and the challenges it expects to face in fiscal 2010, as further described in the “Introduction” section above. Our officers’ compensation will again consist of the following components, in addition to the retirement, health and welfare plans and programs in which all of our full-time U.S. employees participate: base pay, annual incentive plan award opportunities and long-term incentive awards (stock option and Financial Goal RSU grants). The Committee determined that our officers receive no general base pay increase, a 25% reduction in annual incentive award target opportunities and a 25% reduction in annual long-term incentive values as described in further detail below.

2010 Fiscal Year Pay Components

Base Salary

For calendar year 2010, the Committee considered the median range of our comparator group for base pay and determined that given market conditions and company performance expectations for fiscal 2010, no base pay increases be provided to any officer other than Mr. Casale to recognize his new responsibilities as CFO. The Committee determined to increase Mr. Casale’s annual base pay from $550,000 to $590,000 effective January 11, 2010 to better align his base pay with the comparator group.

2010 Fiscal Year Annual Incentive Plan

For our 2010 fiscal year Annual Incentive Plan, or “2010 AIP,” the Committee maintained the EPS, cash flow and sales performance goal metrics and weightings, but revised the performance standards and corresponding award opportunities to reflect our fiscal 2010 annual budget, which was set at levels below fiscal 2009 actual performance.

Consistent with historic practice, the 2010 AIP target-level performance objectives for EPS, cash flow and sales goals correspond to the company’s fiscal 2010 annual budget. However, given the competitive variables in the agricultural chemistry sector that can affect our performance in fiscal 2010, and in consideration of our plans for strategic transformation of its seeds and traits business over the next three years, the Committee widened the performance range around the plan’s target performance level corresponding to the threshold and outstanding performance levels. For example, achievement of the outstanding performance level under the 2010 AIP requires EPS to be 29% above our fiscal 2010 annual budget — in contrast to the 2009 AIP outstanding performance level EPS goal that was set at 12% above our fiscal 2009 annual budget.

In conjunction with the above changes and after careful deliberation around pay for performance, risk and retention, the Committee determined to reduce our officers’ annual incentive award target opportunities by 25% from their fiscal 2009 target opportunities (set out in the “Summary of 2009 AIP Awards for Our Proxy Officers” section of this CD&A). In the Committee’s view, this reflects lower absolute performance expectations for fiscal 2010, notwithstanding that achievement of target performance levels is consistent with a median level of difficulty. Consequently, officers’ actual award payments at target-level performance will equal 75% of the target award opportunity, rather than 100%, and actual award payments for outstanding performance will be 150% of the target award opportunity, rather than 200%.

34	2009 PROXY STATEMENT	MONSANTO COMPANY

2010 Fiscal Year Long-Term Incentive Compensation

For 2010 fiscal year compensation, the Committee determined to provide officers their annual long-term incentive award values in the form of traditional awards of stock options and Financial Goal RSUs, weighted consistently with prior years (75% in the form of stock options and 25% in the form of Financial Goal RSUs) in reduced amounts as described below.

For fiscal 2010 Financial Goal RSUs, the Committee maintained the EPS, cash flow and return on capital performance metrics and weightings, but revised the performance standards and corresponding award opportunities to reflect the company’s fiscal 2010 annual budget, which was set at levels below our fiscal 2009 actual performance, as well as the longer-range plan. The design changes made to the Financial Goal RSUs were generally consistent with those made to the 2010 AIP described above. Stock options and Financial Goal RSUs granted to our officers on October 26, 2009 and the terms and conditions of grant are described in footnotes 2 and 4 to the “Grants of Plan-Based Awards” table on page 47.

Similar to its reasons for changes made to officers’ target award opportunities under the 2010 AIP, the Committee determined to reduce our officers’ long-term incentive award values by 25% to reflect lower absolute performance expectations for fiscal 2010. For Mr. Grant, Mr. Begemann and Dr. Fraley, the Committee applied the reduction to the officer’s fiscal 2009 long-term incentive award values (set out in the “Summary of Our Proxy Officers’ 2009 Fiscal Year Long-Term Incentive Award Values” section of this CD&A). For Mr. Casale, the Committee determined to first increase the unreduced amount of his fiscal year long term award value from $1,500,000 to $1,700,000 to recognize his new responsibilities as CFO and to better align the value with the comparator group, and then apply the 25% reduction factor.

Additional Performance-Based Equity Opportunity Awarded in October 2009

The Committee believes that in the current economic environment, it is crucial to focus our officers on leading the company to accomplish certain strategic priorities: doubling our gross profit by fiscal 2012 (from our fiscal 2007 base) and creating long-term shareowner value during a potentially transformative period for our corn and soy platforms. To support this objective, in October 2009, the Committee granted our officers performance-based restricted stock units with strategic goal metrics, or “Strategic Goal RSUs,” in addition to their traditional fiscal year equity grants (stock options and Financial Goal RSUs). The number of Strategic Goal RSUs granted to our proxy officers on October 26, 2009, and the terms and conditions of grant, are described in footnote 2 to the “Grants of Plan-Based Awards” on page 47.

The Committee discussed the design of the Strategic Goal RSU program over the course of several meetings, with particular attention on essential performance measures, the cost of the program and the appropriate balance of risk and reward in relation to our overall business strategy. The Strategic Goal RSUs are premised on performance criteria relating to cumulative gross profit for SmartStax corn and Roundup Ready 2 Yield soybeans for the fiscal years 2010, 2011 and 2012 performance period, and the commercialization of drought-tolerant corn by the end of fiscal 2012. The Committee also included a four-year service period as an additional retention tool for ensuring continuity of leadership during this critical performance period.

The Committee determined that the value of each officer’s Strategic Goal RSU grant would be the same as his or her fiscal 2010 long-term incentive award value (described in the “2010 Fiscal Year Long-Term Incentive Compensation” section immediately above). The value represents the amount of the fiscal 2010 long-term incentive award value reduction (i.e. 25% of the full value) for each of the three years of the Strategic Goal RSU performance period. The Committee believes that the value of the strategic goal incentive balances the recognition of officers’ reduced earnings potential for fiscal 2010 award opportunities and the challenging accomplishments necessary to successfully launch the next generation of products in our seeds and genomics segment over the next several years. The Committee also believes that the grant value is appropriate for retention purposes in light of the four-year service period.

35	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Grants of Restricted Stock or Restricted Stock Units as a Retention Tool

Occasionally, the Committee grants restricted stock or restricted stock units to encourage executives to remain with our company. No such awards were made during our 2009 fiscal year.

Change-of-Control Employment Agreements

Our company has entered into employment agreements with our officers and certain other management employees that become effective upon a change of control of our company. A detailed description of these agreements is set forth in the narrative introducing our “Potential Impact on Compensation Upon Termination or Change of Control” tables beginning on page 62. The Committee believes that the agreements serve the interests of our company and its shareowners by ensuring that if a hostile or friendly change of control is ever under consideration, our executives will be able to advise our board about the potential transaction in the best interests of shareowners, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change of control. At least annually, the Committee reviews the potential cost and the terms and provisions of the agreements, in addition to those executives eligible for the agreements. In October 2008, at the recommendation of the Committee, the board adopted technical amendments to the Agreements to comply with Code Section 409A.

Retirement and Welfare Benefits

The company provides our executive team members with the same employee benefits as all our U.S. regular employees under our broad-based plans. These benefits include tax-qualified and non-qualified pension and savings plans, health benefits, life insurance, and other welfare benefits. Base salary and regular annual incentive awards, but not long-term compensation or the value of perquisites, are treated as eligible pay under the terms of our U.S. pension and savings plans. In the U.S., the company sponsors tax-qualified pension and savings plans, as well as non-qualified “parity” pension and savings plans providing benefits to all employees whose benefits under the tax-qualified plans are limited by the Code. The company does not provide executive team members with any special retirement or welfare plan benefits that are not provided to other employees, other than increased coverage under our travel accident insurance plan and the executive medical plan, which we consider to be perquisites and which are discussed in more detail in the narrative introducing our “All Other Compensation Table” described on pages 43-44. The Committee adopted the executive medical plan to encourage our executive team members to maintain or improve their health and productivity. Mr. Grant is eligible for a disability benefit under the terms of our Third Country National (“TCN”) Retirement Plan, which from January 1, 1983 to October 31, 2002 was our regular, non-qualified pension plan designed to protect retirement benefits for employees who were transferred from their home to another country at the organization’s request. The provisions of the disability benefit are described in footnote 5 to our “Potential Impact on Compensation Upon Termination or Change of Control Table” on page 69.

36	2009 PROXY STATEMENT	MONSANTO COMPANY

Recoupment Policy

In order to further align management’s interests with the interests of shareowners and support good governance practices, our board has adopted a recoupment policy applicable to annual incentive awards, Financial Goal RSUs and other performance-based compensation to our officers. As revised in October 2009, the policy generally provides that in the event our company is required to prepare an accounting restatement due to our company’s material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct or an error (as determined by the members of our board who are considered independent for purposes of the listing standards of the NYSE), our company may, in the exercise of its discretion (as determined by such board members) take action to recoup the amount by which such award exceeded the payment that would have been made based on the restated financial results. Our company’s right of recoupment expires unless demand is made within three years following payment of the award, and does not apply to stock options, restricted stock or other securities that do not have performance-vesting criteria. A copy of our current policy is filed as Exhibit 10.27 to our annual report on Form 10-K for the fiscal year ended August 31, 2009.

Executive and Director Stock Ownership Requirements

The Committee believes that an important aspect of our total rewards program is significant stock ownership by senior executives, which aligns their interests with those of shareowners. Accordingly, the company has stock ownership requirements for our executives who are a party to a change of control agreement with us and for our non-employee directors. The stock ownership requirements for our executives are calculated as a fixed number of shares using the ownership requirement multiple as shown below and the executive’s calendar year annual base salary as of a certain date, and the stock price as of a fixed date. The ownership requirement remains at that share level until the Committee determines that a re-calibration is appropriate for all executives subject to the policy, based on each executive’s then-current base salary and stock price.

The stock ownership requirements for all of our executives subject to the policy were last re-calibrated as of June 27, 2006, based on each executive’s then-current calendar year base salary and stock price.

The stock ownership requirements for our proxy officers as of October 31, 2009 were as follows:

Name	Multiple of Base Salary Used to Determine Ownership Requirement	Number of Shares Required to Own	Number of Shares Owned as of 10/31/09
Hugh Grant	5	143,509	429,301
Terrell K. Crews	3	39,922	87,367
Brett D. Begemann	3	35,616	68,707
Carl M. Casale	3	38,356	45,480
Robert T. Fraley, Ph.D.	3	41,096	129,109
Mark J. Leidy	3	31,311	46,441

The stock ownership requirements for our executive team members is three times their base pay as of June 27, 2006 or the date they became subject to the requirements, and for the 24 other covered executives, one times annual base pay as of June 27, 2006, or the date they became subject to the requirements. The stock ownership requirement for each of our non-employee directors is 10,000 shares.

37	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

The following shares count toward meeting the policy’s ownership requirements:

  shares held by the individual or his or her spouse (including jointly), including all vested deferred shares held by directors as payment of annual fees and shares held in revocable trusts funded by the individual (or his or her spouse) and for which the individual or spouse serves as a trustee;
  shares held pursuant to our Savings and Investment Plan or share equivalents under our ERISA Parity Savings and Investment Plan and Deferred Payment Plan;
  shares held in an individual retirement account (including accounts of spouses);
  grants of restricted stock, or restricted stock units, to newly hired executives prior to September 1, 2008; and
  performance-RSUs granted to executives prior to September 1, 2008, once the performance criteria have been met.

The following shares do not count towards meeting the policy’s ownership requirements:

  shares pledged as security for a loan;
  stock options, whether vested or unvested;
  restricted stock or restricted stock units (except as described above); and
  performance-RSUs before the performance determination against goals has been made by the Committee (except as described above).

Until an executive or director has met his or her stock ownership requirement, he or she must retain 25% of the pre-tax number of shares received upon an exercise of a stock option, vesting of restricted stock or settlement of Financial Goal RSUs or other equity-based award granted under our long-term incentive plans.

The Committee reviews progress toward meeting the ownership requirements at least annually. As of the date of this proxy statement, each of our proxy officers and all but two of our directors (who are of short tenure) has met his or her stock ownership requirements.

Perquisites

The company provides our executive team members with certain perquisites, the most significant of which is access to the company’s aircraft for personal flights. The majority of the personal flights results from our board of directors’ requirement that our CEO travel on the company’s aircraft for security reasons. Personal use of the company’s aircraft by other officers will occasionally be allowed for extraordinary personal situations that arise but must be approved in advance by our CEO. When considering Mr. Grant’s total compensation, the Committee eliminated the company’s payment of his annual club membership dues (for business and personal use) and associated tax gross-up beginning with fiscal 2010. The Committee’s decision was premised on its philosophy of providing a limited number of officer perquisites and a consideration of executive compensation trends. Further discussion of the perquisites provided to our proxy officers is included in the narrative introducing our “All Other Compensation Table” on pages 43-44. Perquisite values are not considered for purposes of determining any annual incentive award, retirement benefit or any other benefit payment.

38	2009 PROXY STATEMENT	MONSANTO COMPANY

Equity Grant Practices

The company makes equity grants under our shareowner-approved 2000 long-term incentive plan or 2005 long-term incentive plan. Since our 2008 fiscal year, the grant date is the date the Committee or its delegate approves the grants. The grant price is the “fair market value” of a share of our common stock on the grant date. Since October 2006, the “fair market value” is the closing price on the grant date. Stock options are granted with an exercise price equal to the “fair market value” of a share of our common stock on the grant date.

The Committee and its independent consultant review its grant date practices for stock options, restricted stock unit and other equity awards to assure that our grant practices are aligned with what they believe constitute best practice guidelines.

Timing of Regular Equity Grants

The Committee approves the individual components of our annual executive compensation program, including stock option and restricted stock unit grants, at its regularly-scheduled October meeting. The Committee approves the grants with a grant date the same as the approval date. In addition to annual equity grants, stock option grants are made to management employees who are hired or promoted during the period between annual grants, representing a pro-rata portion of the number of shares (or increased number of shares) warranted by their new positions. Under the rules the Committee has established for these grants, grants are made on the 15th day of each month at the fair market value on that date. Any equity grant to one of our new or existing officers is approved by the full Committee with a grant date on the approval date.

Derivative Trading Policy

Our company prohibits derivative transactions in our company stock. Specifically, officers and their families may not, at any time:

  trade in any puts, calls, covered calls or other derivative products involving company securities;
  engage in any hedging or monetization transactions with respect to company securities; and
  hold company securities in a margin account or pledge company securities as collateral for a loan, provided, however, that our executive officers may pledge company securities as collateral for a loan obtained in connection with the exercise of stock options granted by our company. Any such loans must be made independent of any arrangements facilitated by us.

Deductibility of Compensation

Our company intends to comply with the requirements of Code Section 162(m), to the extent practical, with respect to options and annual and long-term incentive programs in order to avoid losing the deduction for compensation in excess of $1 million paid to our CEO and three other highest-paid executive officers other than the CFO. Compensation plans have generally been performance-based so that payments under those plans and arrangements are tax deductible. The plans or performance measures have been approved by our company’s shareowners. However, the Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. In fiscal year 2009, $387,419 of compensation to our officers was not deductible under the provisions of Section 162(m).

39	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Report of the People and Compensation Committee

The people and compensation committee of our board of directors has reviewed and discussed with management the preceding Compensation Discussion and Analysis. Based on that review and discussion, the people and compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

PEOPLE AND COMPENSATION COMMITTEE
C. Steven McMillan, Chair
John W. Bachmann
Gwendolyn S. King
William U. Parfet
November 23, 2009

Summary Compensation Table and Narrative Disclosure

The narrative, table and footnotes below describe the total compensation paid to each of our proxy officers. The components of the total compensation reported in the Summary Compensation Table are described below. For information on the role of each component within the total compensation package, see the description under “Compensation Discussion and Analysis” beginning on page 19.

Salary

This column represents the base salary earned during the fiscal years indicated by each of our proxy officers.

Stock Awards

This column represents the aggregate amount of compensation cost recognized in the respective fiscal year under FAS 123R for restricted stock, restricted stock units and performance-RSUs granted to each of the proxy officers in the current and prior fiscal years.

  For restricted stock, restricted stock units and performance-RSUs granted in fiscal years 2007, 2008 and 2009, fair value is calculated using the closing price of our stock on the date of grant.
  For performance-RSUs granted during our 2006 fiscal year, fair value is calculated using the average high and low price of our stock on the first business day immediately preceding the grant date.
  For performance-RSUs granted during our 2005 fiscal year, fair value is calculated using the closing stock price of our stock on August 31, 2005, in accordance with implementation guidelines set forth under FAS 123R.

With respect to performance-RSUs, FAS 123R requires the company to evaluate the likelihood of the achievement of the different possible levels of performance in terms of the goals specified in the awards each quarter and incur expense based on the most probable outcome. Based on our evaluation at the end of our 2007 and 2008 fiscal years, we incurred expense at 200% of the number of financial goal performance RSUs initially awarded for our 2005, 2006, 2007 and 2008 fiscal years, and based on our evaluation at the end of fiscal 2009, we incurred expense at 88% of the number of performance-RSUs initially awarded for fiscal 2009. Performance will be evaluated at each reporting period, and changes in expected performance could cause this expense to be reversed in future periods. Amounts reported in this column do not factor in an estimate of forfeitures related to service-based vesting conditions. Pursuant to the requirements of FAS 123R, restricted stock, restricted stock

40	2009 PROXY STATEMENT	MONSANTO COMPANY

units and performance-RSUs are generally expensed ratably over the vesting period of the grant. However, performance-RSUs granted for fiscal years 2007 and 2008 are expensed ratably over the two-year performance period with respect to individuals who will reach age 50 during the two-year performance period, including Messrs. Grant, Crews and Leidy and Dr. Fraley, and performance-RSUs granted for fiscal year 2009 are expensed ratably over the two-year performance period with respect to individuals who will reach age 55 during the two-year performance period, and who have completed at least five years of service, including Dr. Fraley, rather than ratably over the corresponding three-year service period. Additional information regarding the awards is set forth in the “Grants of Plan-Based Awards Table” on page 46 and the “Outstanding Equity Awards at Fiscal Year-End Table” on page 51.

Option Awards

This column represents the aggregate amount of compensation cost recognized in the respective fiscal year under FAS 123R for option awards granted to each of our proxy officers in the current and prior fiscal years. However, amounts reported in this column do not factor in an estimate of forfeitures related to service-based vesting conditions. The assumptions used in determining the fair value of the awards are set forth in Notes 16, 18 and 20 to our financial statements contained in our Annual Reports on Form 10-K for the fiscal years ended August 31, 2007, 2008, and 2009, respectively. Options granted in fiscal years 2007 and 2008 are expensed at an accelerated rate with respect to individuals age 48 or older, including each of our proxy officers, and options granted In fiscal year 2009 are expensed at an accelerated rate with respect to individuals age 53 or older with at least five years of service, rather than ratably over the vesting period. Additional information regarding the awards is set forth in the “Grants of Plan-Based Awards Table” on page 46 and the “Outstanding Equity Awards at Fiscal Year-End Table” on page 51.

Non-Equity Incentive Plan Compensation

This column represents cash awards earned by our proxy officers during the respective fiscal year under the applicable annual incentive plan, which were paid in November of the subsequent fiscal year. Our annual incentive plans are discussed in further detail on pages 48-49 and under “Compensation Discussion and Analysis” beginning on page 19.

Change In Pension Value and Nonqualified Deferred Compensation Earnings

This column represents the aggregate actuarial increase in the present value of benefits under all of our pension plans during the respective fiscal years for each of our proxy officers. The amounts were determined by using interest rate and mortality rate assumptions consistent with those used in our financial statements, as is set forth in the “Pension Benefits Table” beginning on page 56. This column also includes interest earned under our Deferred Payment Plan to the extent that it exceeds 120% of the applicable federal long-term rate. The Deferred Payment Plan is discussed in further detail under “Non-Qualified Deferred Compensation Table” beginning on page 57.

All Other Compensation

This column represents all other compensation for each proxy officer for the respective fiscal years not reported in the previous columns, such as company matching contributions to our savings and deferred compensation plans, gross-ups and the aggregate incremental costs of providing certain perquisites and benefits, as discussed below under “All Other Compensation” beginning on page 43.

41	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [1]	All Other Compensation ($) [2]	Total ($)
Hugh Grant	2009	1,391,356	2,377,223	2,831,802	1,070,382	898,859 [3]	564,214	9,133,836
Chairman of the Board, President and	2008	1,286,019	3,922,320	6,419,620	3,326,796	—	644,503	15,599,258
Chief Executive Officer	2007	1,133,846	3,208,307	3,319,412	2,975,000	—	345,423	10,981,988
Terrell K. Crews
Former Executive Vice President, Chief	2009	583,135	788,369	803,042	275,000	462,529	165,778	3,077,853
Financial Officer and Vegetable Business	2008	556,827	1,534,836	1,063,443	800,000	129,874	156,597	4,241,577
Chief Executive Officer [4]	2007	532,154	1,820,554	1,278,309	760,000	197,673	88,755	4,677,445
Brett D. Begemann	2009	532,943	1,076,737	829,170	265,000	355,054	90,183	3,149,087
Executive Vice President,	2008	500,289	1,036,525	623,875	750,000	71,579	122,158	3,104,426
Seeds and Traits [5]	2007	466,846	493,498	515,905	650,000	113,560	59,729	2,299,538
Carl M. Casale	2009	544,808	1,200,741	984,401	275,000	412,964	114,767	3,532,681
Executive Vice President and	2008	523,462	1,225,907	856,359	780,000	75,380	151,622	3,612,730
Chief Financial Officer [6]	2007	505,346	774,069	799,475	740,000	144,059	75,459	3,038,408
Robert T. Fraley, Ph.D.	2009	593,173	1,649,409	1,904,345	300,000	616,054	131,495	5,194,476
Executive Vice President and	2008	566,827	1,907,868	1,564,015	840,000	187,040	187,769	5,253,519
Chief Technology Officer	2007	543,846	1,847,413	1,879,782	770,000	270,737	112,631	5,424,409
Mark J. Leidy
Executive Vice President,	2009	453,731	856,878	828,231	190,000	314,005	1,263,939	3,906,784
Manufacturing

1	Increases in fiscal year 2009 change in pension value compared to prior years reflect interest rate changes from the prior year. In addition to the aggregate change in pension value, this column includes interest earned under the company’s Deferred Payment Plan (which is set at the average Moody’s Baa Bond Index Rate in effect during the prior calendar year) to the extent that it exceeds 120% of the applicable federal long-term rate for the following proxy officers in 2007, 2008 and 2009: Mr. Crews, $208, $360 and $987; Mr. Begemann, $62, $167 and $684; and Dr. Fraley, $4,856, $4,979, and $10,057.

2	Amounts in this column reflect the compensation set forth in the supplementary table below entitled All Other Compensation Table.

3	The change in present value of Mr. Grant’s accumulated pension value was negative for fiscal years 2007 and 2008. During those years, Mr. Grant participated in our Third Country National (“TCN”) Retirement Plan, for which the pension accrual was negative and offset the pension accrual Mr. Grant received under our other pension plans. The TCN Retirement Plan was amended, effective August 5, 2008, to terminate Mr. Grant’s entitlement to a pension benefit and death benefit under the plan, and fix the amount of any disability benefit at $1,233,800 per year should he become disabled while employed by the company and prior to age 65. Accordingly, for fiscal year 2009, Mr. Grant’s pension accrual does not reflect any offset from the TCN Retirement Plan.

4	During the 2009 fiscal year, Mr. Crews served as Executive Vice President, Chief Financial Officer and Vegetable Business CEO. He resigned from these positions effective August 31, 2009.

5	During the 2009 fiscal year, Mr. Begemann served as Executive Vice President, Global Commercial. On October 27, 2009, he was elected to his current position. The company voluntarily included Mr. Begemann as a proxy officer, after consideration of Mr. Begemann’s position as the senior executive responsible for commercial matters and his past position as a proxy officer.

6	During the 2009 fiscal year, Mr. Casale served as Executive Vice President, Strategy & Operations. He was elected to his current position effective September 1, 2009.

42	2009 PROXY STATEMENT	MONSANTO COMPANY

All Other Compensation

The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for fiscal 2009.

Company Contributions to Savings Plans

The company makes matching contributions for compensation contributed by participants under our Savings and Investment Plan, which we refer to as our “SIP,” and our SIP Parity Plan. The SIP is a tax-qualified defined contribution plan and our SIP Parity Plan is a non-qualified defined contribution plan under the Code. For the January 1, 2008-December 31, 2008 plan year, the company also made a special allocation with respect to eligible employees under the SIP based on a uniform percentage of the employee’s eligible pay for the year. The company’s matching contributions and special allocation under the plans for each of our proxy officers for fiscal 2009 are set forth in the respective columns below. Information regarding the company matching contribution levels and special allocation are described under “SIP Parity Plan” on page 57.

Tax Gross-Ups

The company did not provide any tax gross-ups for the proxy officers in fiscal 2009, other than for club dues for Mr. Grant who used the clubs primarily for business-related purposes. Effective with our 2010 fiscal year, the company no longer reimburses Mr. Grant for club dues and, therefore, no longer provides tax gross-ups for his club dues.

Perquisites

The perquisites we provide to our proxy officers include:

  Limited personal use of our aircraft.
    For security, our board of directors requires our CEO, Mr. Grant, to use company aircraft for both business and personal flights. Personal use of company aircraft by Mr. Grant is reported as a perquisite.
    Other executives are occasionally permitted to use the aircraft for personal flights for extraordinary personal situations.
    Personal travel by a guest or family member of an executive, even on a business trip, is considered a perquisite to the executive.
    The incremental cost of company aircraft used for a non-business flight is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return or deadhead flight, and varies considerably based on the type of aircraft. Fixed costs that do not vary based on usage are not included in the calculation of direct operating costs. The company incurs minimal incremental costs for passengers who travel as the guest of executives traveling on the aircraft for business purposes.
    We do not provide any gross-ups related to taxes on imputed income to the executives for personal use of our aircraft.
  Limited personal use of a company car and driver.
  Reimbursement for home security expenses for Mr. Grant.
43	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
  Annual club membership dues for Mr. Grant who primarily uses the clubs for business-related purposes through fiscal year 2009. Beginning with our 2010 fiscal year, the company will no longer reimburse Mr. Grant for club membership dues.
  Participation in our executive medical plan. The plan provides our executives the opportunity to obtain a comprehensive annual physical exam along with associated laboratory testing. The plan also covers related travel expenses including airfare, lodging and meals.
  Increased coverage under our travel accident insurance plan, pursuant to an industry standard policy that requires no incremental cost to the company.
  When our board of directors holds a multi-day meeting to include a visit of a company facility outside of the St. Louis Metropolitan area, the company invites spouses and pays all expenses associated with travel, including meals and lodging as well as other incidentals such as leisure activities. We consider these incidentals perquisites, which had a total cost less than $540 for the proxy officers in fiscal 2009.
  When otherwise unused for business purposes, our proxy officers may occasionally request tickets to entertainment or sporting events for personal use.

Perquisites are not included in determining an employee’s retirement or severance benefits.

All Other Compensation Table

	Company Contributions to SIP
Name	Qualified Plan ($) [1]	Non-Qualified Parity Plan ($)	Tax Gross-Ups ($)		Severance ($)		Perquisites ($) [2]	Total ($)
Hugh Grant	20,525	365,354	8,800	[3]	—		169,535	564,214
Terrell K. Crews	20,525	93,048	—		—		52,205	165,778
Brett D. Begemann	17,765	72,418	—		—		—	90,183
Carl M. Casale	17,765	75,465	—		—		21,537	114,767
Robert T. Fraley, Ph.D.	20,525	97,148	—		—		13,822	131,495
Mark J. Leidy	20,525	61,247	—		1,182,167	[4]	—	1,263,939

1	Amounts include a special allocation of a uniform percentage of pay of .45% made to SIP participants. Each of our proxy officers received $1,035.

2	Amounts represent the aggregate incremental cost to the company of perquisites provided to our proxy officers, except for Messrs. Begemann and Leidy, for whom such amounts are less than $10,000. The amounts shown include, in the case of Mr. Grant, personal use of corporate aircraft of $154,680, home security expenses, and club dues; for Mr. Crews, personal use of corporate aircraft of $48,960, lodging and tickets; for Mr. Casale, personal use of corporate aircraft of $21,140 and tickets; for Dr. Fraley, personal use of corporate aircraft of $9,000, costs of participation in medical plan of $3,344 and tickets and, for each of the individuals, personal transportation costs and the board meeting perquisites described above.

3	Gross-up relates to club dues.

4	Reflects an amount to which Mr. Leidy became entitled under our separation plan in fiscal year 2009.

44	2009 PROXY STATEMENT	MONSANTO COMPANY

Grants of Plan-Based Awards

The following table provides additional information about plan-based awards granted to our proxy officers during fiscal 2009. Our proxy officers generally received three types of plan-based awards:

Annual Incentive Plan

Our annual incentive plan is designed to reward financial and operational performance that drives shareowner value. Awards under the annual incentive plan are paid in cash. For details of this plan, see the description beginning on page 48.

Stock Options

These options were granted on October 20, 2008 under our 2005 Long-Term Incentive Plan. One-third of the options will vest on each of November 15, 2009 and November 15, 2010, and the remainder will vest on November 15, 2011, or earlier under certain circumstances, such as death, disability, retirement or a change of control, as described below. The term of these options may not exceed 10 years and may be shorter as a result of certain events, such as death or termination of service.

Financial Goal Performance RSUs

Financial goal performance-RSUs were granted on October 20, 2008 under our 2005 Long-Term Incentive Plan. These awards represent the right to receive a specified number of shares of our common stock if and to the extent the performance-RSUs vest. Vesting of financial goal performance-RSUs is generally subject to (i) our attainment of specified performance criteria relating to cumulative EPS, cash flow and return on capital goals during the designated performance period (September 1, 2008 through August 31, 2010), and (ii) the proxy officer’s continued employment during the designated service period (September 1, 2008 through August 31, 2011). However, vesting is accelerated under certain circumstances, such as death, disability, retirement or a change of control. We describe the terms of these financial goal performance-RSUs in more detail beginning on page 49.

For grants made for fiscal years prior to 2008, during the restricted period, the executive receives cash payments equal to the cash dividends that would have been paid had he or she been the record owner of shares equal to the number of financial goal performance RSUs initially granted. Beginning with fiscal 2008 grants, dividends will be accrued during the designated service period and will be paid upon vesting based on the number of units that vest.

45	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]
Name	Award Type	Grant Date for Equity- Based Awards	Threshold ($)	Target ($)	Maximum ($) [3]	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards; Number of Securities Underlying Options (#) [4]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) [5]
Hugh Grant	Annual	—	614,154	1,754,725	—	—	—	—	—	—	—
	Incentive
	Stock	10/20/08	—	—	—	—	—	—	157,220	89.45	5,902,039
	Options
	Performance	10/20/08	—	—	—	10,485	20,970	41,940	—	—	3,751,533
	RSUs
Terrell K. Crews	Annual	—	165,200	472,000	—	—	—	—	—	—	—
	Incentive
	Stock	10/20/08	—	—	—	—	—	—	39,830	89.45	1,495,218
	Options
	Performance	10/20/08	—	—	—	2,660	5,320	10,640	—	—	951,748
	RSUs
Brett D.	Annual	—	151,200	432,000	—	—	—	—	—	—	—
Begemann	Incentive
	Stock	10/20/08	—	—	—	—	—	—	31,450	89.45	1,180,633
	Options
	Performance	10/20/08	—	—	—	2,100	4,200	8,400	—	—	751,380
	RSUs
Carl M. Casale	Annual	—	154,000	440,000	—	—	—	—	—	—	—
	Incentive
	Stock	10/20/08	—	—	—	—	—	—	31,450	89.45	1,180,633
	Options
	Performance	10/20/08	—	—	—	2,100	4,200	8,400	—	—	751,380
	RSUs
Robert T.	Annual	—	168,000	480,000	—	—	—	—	—	—	—
Fraley, Ph.D.	Incentive
	Stock	10/20/08	—	—	—	—	—	—	52,410	89.45	1,967,471
	Options
	Performance	10/20/08	—	—	—	3,495	6,990	13,980	—	—	1,250,511
	RSUs
Mark J. Leidy	Annual	—	112,700	322,000	—	—	—	—	—	—	—
	Incentive
	Stock	10/20/08	—	—	—	—	—	—	20,970	89.45	787,214
	Options
	Performance	10/20/08	—	—	—	1,400	2,800	5,600	—	—	500,920
	RSUs

1	Amounts in this column represent the threshold, target and maximum payouts under our annual incentive plan with respect to our attainment of specified performance criteria for net sales (10% weighting), EPS (50% weighting) and cash flow (40% weighting). Threshold payout is 35% of the target annual incentive opportunity and the maximum payout is set by our Code Section 162(m) Annual Incentive Program approved by shareowners in 2006, described in footnote 3 below. See the information under “Annual Incentive Plan” beginning on page 48 for a more detailed description of awards made under our 2009 fiscal year annual incentive plan. The actual amounts earned are reported in the Non-Equity Incentive Plan Compensation column in the “Summary Compensation Table” on page 42.

46	2009 PROXY STATEMENT	MONSANTO COMPANY

2	Amounts in this column represent the threshold, target and maximum payout for financial goal performance RSUs granted as part of the proxy officers’ 2009 fiscal year long-term incentive compensation under our 2005 Long-Term Incentive Plan. The threshold payout is 50% of target and the maximum payout is 200% of target. For each goal (cumulative earnings per share, cash flow and average return on capital) for which performance is below the threshold level, one-third of the target payout number of units is forfeited. The grant date fair value of the grants was $89.45 per unit.

On October 26, 2009, we granted financial goal performance RSUs as part of the long-term incentive component of their 2010 fiscal year compensation at the target level to the following individuals under our 2005 Long-Term Incentive Plan: Mr. Grant, 19,900 units; Mr. Begemann, 3,980 units; Mr. Casale, 4,510 units; and Dr. Fraley, 6,640 units. The grant date fair value of the grants was $70.69 per unit. These RSUs were granted upon substantially the same terms and conditions described under “Financial Goal Performance RSUs,” on pages 49-50 except that the designated performance period is September 1, 2009 through August 31, 2011, and the designated service period is September 1, 2009 through August 31, 2012.

We also granted strategic goal performance RSUs as an additional part of the long-term incentive component of their 2010 fiscal year compensation at the target level to the following individuals under our 2005 Long-Term Incentive Plan: Mr. Grant, 79,580 units; Mr. Begemann, 15,920 units; Mr. Casale, 18,040 units; and Dr. Fraley, 26,530 units. The grant date fair value of the grants was $70.69 per unit. These RSUs were granted upon substantially the same terms and conditions described under “Financial Goal Performance RSUs,” on pages 49-50 except that (i) the specific performance criteria relate to cumulative gross profit for SmartStax corn and for Roundup Ready 2 Yield soybeans during the designated performance period and the commercialization of drought-tolerant corn by the end of the performance period; (ii) the designated performance period is September 1, 2009 through August 31, 2012; and (iii) the designated service period is September 1, 2009 through August 31, 2013.

3	In 2006 our shareowners approved our Code Section 162(m) Annual Incentive Program which was designed to meet the requirements of Code Section 162(m), with respect to our annual incentive plan. The program imposes a maximum annual incentive plan award to each of our proxy officers subject to Code Section 162(m), equal to three-quarters of one percent (.75%) of corporate net income for the applicable performance year, or $18.4 million in fiscal 2009. The program applies to each of our proxy officers other than Mr. Crews. The people and compensation committee has discretion to award less than the maximum amount and historically has determined the amount of all annual incentive awards based on company and individual performance measured against pre-established goals under our annual incentive plan as described below. The annual incentive awards have been substantially lower than the maximum amount for Code Section 162(m) purposes. Net income is defined to exclude unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accounting principles, as pre-determined by the committee.

4	Amounts in this column represent stock options granted to the proxy officers on October 20, 2008 under our 2005 Long-Term Incentive Plan. The grant date fair value was $89.45 per option. On October 26, 2009, we granted stock options as part of the long-term incentive component of their 2010 fiscal year compensation to the proxy officers under the 2005 Long-Term Incentive Plan as follows: Mr. Grant, 149,200 options; Mr. Begemann, 29,840 options; Mr. Casale, 33,820 options; and Dr. Fraley, 49,740 options. The options were granted with an exercise price of $70.69 upon substantially the same terms and conditions described above, except that one-third of the options become exercisable on each of November 15, 2010, November 15, 2011, and November 15, 2012.

5	In accordance with SEC rules, amounts reported in this column for financial goal performance RSUs disclose the maximum payout, regardless of when or whether these amounts are ultimately realized by the proxy officer. The actual amounts that will be received by the proxy officer for performance-RSUs will be determined at the end of the performance period based upon our actual performance, which may differ from the performance required to achieve maximum payout. Based on company performance in fiscal 2009 and the probability of payout, the column entitled “Stock Awards,” in the “Summary Compensation Table” includes compensation for proxy officers for the performance-RSUs granted in fiscal 2009 at the maximum payout level.

47	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Additional Information Explaining Grants of Plan-Based Awards Table

Annual Incentive Plan

Our 2009 annual incentive plan covered all of our proxy officers and other regular employees, except those who participate in a sales or manufacturing annual incentive plan or a specific business annual incentive plan. The performance period covered fiscal 2009. The plan focused the organization on achieving financial goals as shown below, all of which affect shareowner value. The following describes our 2009 fiscal year annual incentive plan:

  The people and compensation committee approved company financial goals for the performance period. The goals related to net sales, EPS and free cash flow5 (“cash flow”).
  Each participant also had individual performance goals relating to business and people initiatives.
  Each participant was provided a target annual incentive opportunity. Each employee’s opportunity was determined by his or her level of responsibility and contribution to the organization. The opportunity was communicated as a percentage of base pay. The 2009 fiscal year target incentive opportunities for our proxy officers are shown on page 30.
  After the end of the performance period, the people and compensation committee determined funding for the plan based upon the company’s performance against goals for the fiscal year and other subjective performance factors. Under the terms of the plan, the people and compensation committee could exercise judgment in determining plan funding and individual awards based on strategic and market factors.
  The plan also provided for the following special consideration for the people and compensation committee to follow in determining plan funding:
    Funding at no less than 20% of the target level of funding in the event the company paid dividends with respect to each of its financial quarters ending during the fiscal year. However, if the company had not attained at least the threshold level of performance with respect to the plan’s EPS goal, the plan could not have been funded at above the 20% funding level.

The metrics for determining our company’s performance against the EPS and cash flow goals of our 2009 fiscal year annual incentive plan and financial goal performance RSUs described below, are derived from our financial statements, which follow generally accepted accounting principles. However, the people and compensation committee may exercise discretion and make adjustments, as follows:

  The people and compensation committee may consider the following items (either positive or negative) as extraordinary and excluded for purposes of EPS (but not cash flow) calculations:
    restructuring charges and reversals;
    impact of lawsuit outcomes;
    in-process R&D write-offs on acquisitions;
    impact of liabilities, expenses, settlements or agreements associated with Solutia, Inc.’s reorganization plan;
    impact of unbudgeted business sales/divestitures; or
    impact of changes in accounting rules.
  The people and compensation committee may consider the following items as extraordinary and excluded for purposes of cash flow calculations:
    impact of acquisitions; or
    impact of agreements associated with Solutia Inc.’s bankruptcy
____________________

5	Free cash flow represents the total of cash flows from operating activities and investing activities.

48	2009 PROXY STATEMENT	MONSANTO COMPANY

For information regarding the annual incentive and performance-RSU awards to our proxy officers for fiscal 2009, please see “Annual Incentive Plan” beginning on page 27 and “Financial Goal RSU Design, Financial Goals and Vesting” beginning on page 32.

Long-Term Incentive Awards

In fiscal 2009, we granted long-term incentive awards to our proxy officers and other members of our executive team based on each executive’s long-term incentive opportunity and provided 75% as stock options and 25% as financial goal performance RSUs.

For all management employees other than our proxy officers and executive team members (approximately 2,500 people), all long-term compensation was delivered in the form of stock options upon the same terms and conditions as used for proxy officers.

Stock Options

We generally award stock options with ten year terms that vest ratably over three years, except in certain circumstances. In the event of a change of control, as defined on page 59, all options become fully vested. In the event of termination of employment for any reason before the first anniversary of the grant date, unvested options are forfeited. In the event of death, disability, involuntary termination without cause or retirement, options held more than one year become fully vested. Beginning with stock options granted for fiscal year 2009, we amended the Long-Term Incentive Plans to change the definition of retirement from age 50 to age 55, with five years of service. Retirement remains defined as age 50 for stock options granted prior to fiscal year 2009. The terms and conditions of the stock options provide for single-trigger vesting so that upon a change of control, employees are provided certainty as to their equity-based compensation and afforded the same flexibility as shareowners in determining whether to continue to be tied to the company’s success following the change in control.

Financial Goal Performance RSUs

The terms and conditions of financial goal performance RSUs granted to our proxy officers and other executive team members as a portion of the long-term incentive component of their annual compensation provide as follows:

  Vesting of the grants is subject to:
  the company’s attainment of specified performance criteria relating to cumulative EPS, cash flow and return on capital metrics during the designated performance period (for the 2009 fiscal year grants, the September 1, 2008 through August 31, 2010 performance period); and
  the executive’s continued employment during the designated service period (for the 2009 fiscal year grants, September 1, 2008 through August 31, 2011); or
  vesting upon a change of control of the company (as defined on page 59), based on the target number of units, in the case of a change of control during the performance period, or the number of units earned, in the case of a change of control following the performance period. The terms and conditions provide for single-trigger vesting given that it is unlikely that the pre-set performance metrics would be appropriate after the change of control. In the case of involuntary termination of employment without cause, or death or disability, the participant would vest in either (1) a pro-rata portion of units earned, if the performance goal is met, in the case of termination during the performance period, or (2) the number of units earned based on the performance goal, in the case of termination following the performance determination.
49	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

  After the end of the two-year performance period, the people and compensation committee determines performance against the goal the committee established for purposes of Code Section 162(m) prior to the start of the performance period. If the Code Section 162(m) performance goal is met, all units earned are fully deductible by the company. If the Code Section 162(m) performance goal is not met, all units are forfeited. For fiscal 2009 grants, the company must have positive Net Income for the September 1, 2008 through August 31, 2010 performance period. “Net Income” means gross profit (i) minus (a) sales, general and administrative expenses, (b) research and development expense, (c) amortization, (d) net interest expense, and (e) income taxes and (ii) plus or minus other income and expense, all as reported in the company’s financial statements, but excluding positive or negative effects of (1) restructuring charges and reversals, (2) the outcome of lawsuits, (3) research and development write-offs on acquisitions, (4) impact of liabilities, expenses or settlements related to Solutia, Inc. or agreements associated with a Solutia, Inc. plan of reorganization, (5) unbudgeted business sales and divestitures and (6) the cumulative effects of changes in accounting methodology made after August 31, 2008.
  If the Code Section 162(m) performance goal is met, the people and compensation committee considers a corresponding portion of the units initially awarded to each officer, from zero to 200%, as eligible for vesting based on the company’s attainment of the specified performance criteria during the performance period and the executive’s employment during the service period. If the company achieves between the threshold and target level for a goal, up to 50% of the units will be forfeited. If the company achieves target, 100% of the units will be eligible for vesting, and if the company exceeds target, up to 200% of the units will be eligible for vesting.
  Any financial performance RSUs eligible for vesting will then vest and be delivered in shares of company stock if the officer meets the additional one-year service requirement.
  The financial performance RSUs are settled by delivery of the appropriate number of shares of our common stock at the time of vesting. For fiscal year 2009 and previous grants, the officer was entitled to elect to defer payment to a later time.

The following chart shows performance-RSU grants vesting on or after August 31, 2009:

Financial Goal Performance-RSU Grant Vesting Table

For Fiscal Year	Grant Date	Performance Period	Performance Determination Date	Vesting Date
2007	10/26/2006	Fiscal Years 2007-2008	October 2008	8/31/2009
2008	10/22/2007	Fiscal Years 2008-2009	October 2009	8/31/2010
2009	10/20/2008	Fiscal Years 2009-2010	October 2010	8/31/2011
2010	10/26/2009	Fiscal Years 2010-2011	October 2011	8/31/2012

Strategic Goal Performance-RSU Grant Vesting Table

For Fiscal Year	Grant Date	Performance Period	Performance Determination Date	Vesting Date
2010	10/26/2009	Fiscal Years 2010-2012	October 2012	8/31/2013

Restricted Stock and Restricted Stock Units

We grant restricted stock and restricted stock unit awards from time to time with specified vesting periods, although we did not make any such grants in fiscal 2009. Generally, the shares or units are forfeited in the event of termination of employment prior to vesting. However, in the event of death, disability or involuntary termination without cause, the shares or units vest on a pro rata basis. In the event of a change of control, as defined on page 59, all shares or units become fully vested. Participants are entitled to receive dividends and to vote shares of restricted stock.

50	2009 PROXY STATEMENT	MONSANTO COMPANY

Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information regarding each proxy officer’s outstanding equity awards as of August 31, 2009. The equity awards in this table consist of stock options, restricted stock units and financial goal performance RSUs.

						Stock Awards [1]
		Option Awards [1]				Restricted Stock and RSUs		Performance-RSUs
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [3]	Equity Incentive Plan Awards; Market or Payout Value of Un- earned Shares, Units or Other Rights That Have Not Vested ($) [2]
Hugh Grant	10/20/2008		157,220	89.4500	10/19/2018
	10/22/2007	49,744	99,486	87.1400	10/21/2017
	10/26/2006	165,974	82,986	44.0600	10/25/2016
	10/28/2005	336,920		29.2175	10/27/2015
	10/29/2004	150,620		20.8050	10/28/2014
	9/1/08-8/31/10							41,940	3,517,927
	9/1/07-8/31/09							39,800	3,338,424
Terrell K. Crews	10/20/2008		39,830	89.4500	10/19/2018
	10/22/2007	12,194	24,386	87.1400	10/21/2017
	10/26/2006	48,234	24,116	44.0600	10/25/2016
	10/28/2005	109,100		29.2175	10/27/2015
	10/29/2004	153,220		20.8050	10/28/2014
	02/27/2004	70,040		16.1925	02/26/2014
	9/1/08-8/31/10							10,640	892,483
	9/1/07-8/31/09							9,760	818,669
Brett D. Begemann	10/20/2008		31,450	89.4500	10/19/2018
	10/22/2007	9,327	18,653	87.1400	10/21/2017
	10/26/2006	28,374	14,186	44.0600	10/25/2016
	10/28/2005	64,180		29.2175	10/27/2015
	10/29/2004	27,033		20.8050	10/28/2014
	10/11/2007					20,000	1,677,600
	9/1/08-8/31/10							8,400	704,592
	9/1/07-8/31/09							7,460	625,745
Carl M. Casale	10/20/2008		31,450	89.4500	10/19/2018
	10/22/2007	10,760	21,520	87.1400	10/21/2017
	10/26/2006	21,280	21,280	44.0600	10/25/2016
	10/28/2005	32,092		29.2175	10/27/2015
	10/11/2007					20,000	1,677,600
	9/1/08-8/31/10							8,400	704,592
	9/1/07-8/31/09							8,620	723,046

51	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

						Stock Awards [1]
		Option Awards [1]				Restricted Stock and RSUs		Performance-RSUs
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [3]	Equity Incentive Plan Awards; Market or Payout Value of Un- earned Shares, Units or Other Rights That Have Not Vested ($) [2]
Robert T. Fraley,	10/20/2008		52,410	89.4500	10/19/2018
Ph.D.	10/22/2007	17,934	35,866	87.1400	10/21/2017
	10/26/2006	70,927	35,463	44.0600	10/25/2016
	10/28/2005	106,960		29.2175	10/27/2015
	10/11/2007					25,000	2,097,000
	9/1/08-8/31/10							13,980	1,172,642
	9/1/07-8/31/09							14,360	1,204,517
Mark J. Leidy	10/20/2008		20,970	89.4500	10/19/2018
	10/22/2007	5,740	11,480	87.1400	10/21/2017
	10/26/2006	22,700	11,350	44.0600	10/25/2016
	10/11/2007					20,000	1,677,600
	9/1/08-8/31/10							5,600	469,728
	9/1/07-8/31/09							4,600	385,848

1	Stock options, restricted stock units and performance-RSUs become exercisable or vested in accordance with the vesting schedules below, subject to accelerated vesting under certain circumstances described in the “Grants of Plan-Based Awards” section.

2	Amounts in these columns are based on the closing stock price of $83.88 for our common stock on August 31, 2009.

3	These financial goal performance RSUs were granted in October 2008 and October 2007 and will vest, if at all, on August 31, 2011 and August 31, 2010, respectively, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through such date. As required by the SEC’s disclosure rules, the number of units shown assumes that outstanding levels of performance (200%) will be achieved. In 2010, the people and compensation committee will determine the actual levels of performance achieved for awards made in October 2008. On October 26, 2009, after evaluating our performance with respect to the financial goals of the performance-RSUs awarded in October 2007, the people and compensation committee determined that, based on our outstanding performance during the performance period, 200% of each proxy officer’s target-level award would be made available for vesting, subject to the additional service requirement.

52	2009 PROXY STATEMENT	MONSANTO COMPANY

Equity Award Vesting Summary

Stock Options

Grant Date	One-third vests on each of:
10/20/2008	November 15, 2009, November 15, 2010 and November 15, 2011
10/22/2007	November 15, 2008, November 15, 2009 and November 15, 2010
10/26/2006	November 15, 2007, November 15, 2008 and November 15, 2009
10/28/2005	November 15, 2006, November 15, 2007 and November 15, 2008
10/29/2004	November 15, 2005, November 15, 2006 and November 15, 2007
02/27/2004	March 15, 2005, March 15, 2006 and March 15, 2007

Restricted Stock Units

Grant Date	Vesting
10/11/2007	Fully vest on December 15, 2010

Financial Goal Performance RSUs

Performance Period	Vesting
9/1/08 - 8/31/10	Fully vest on August 31, 2011
9/1/07 - 8/31/09	Fully vest on August 31, 2010

Option Exercises and Stock Vested Table

The following table provides information about the value realized by the proxy officers on exercise of stock options and vesting of stock awards during the 2009 fiscal year.

	Option Awards		Stock Awards [1]		Total Value Realized on Exercise and Vesting ($)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) [2]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [3]
Hugh Grant	300,000	17,487,870	66,400	5,569,632	23,057,502
Terrell K. Crews [4]	—	—	37,300	3,051,864	3,051,864
Brett D. Begemann	—	—	11,360	952,877	952,877
Carl M. Casale	—	—	17,040	1,429,315	1,429,315
Robert T. Fraley, Ph.D.	—	—	28,380	2,380,514	2,380,514
Mark J. Leidy	14,980	703,651	9,080	761,630	1,465,281

1	Amounts in these columns reflect the vesting of performance-RSUs that were granted on October 26, 2006. The units were subject to a two-year performance period (September 1, 2006 through August 31, 2008) upon which a performance determination was made and the stock vested on August 31, 2009.

2	Amounts represent the difference between the market price upon exercise and the exercise or base price of the option upon grant.

3	Amounts in this column are based on the fair market value of $83.88 for our common stock on the vesting date of August 31, 2009.

4	Mr. Crews’ stock awards totals include 18,000 shares of restricted stock that vested January 16, 2009 at $79.61 per share for a total value realized on vesting of $1,432,980.

53	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Pension Benefits

We maintain the following defined benefit retirement plans for the benefit of our eligible U.S. employees: (1) the company Pension Plan, which is a tax-qualified defined benefit plan under the Code; and (2) the Parity Pension Plan, which is a non-qualified defined benefit plan under the Code. The disclosure that follows reflects the status of our defined benefit pension plans as of the end of the 2009 fiscal year.

Pension Plan

Prior to January 1, 1997, Former Monsanto sponsored a traditional defined benefit pension plan. Effective January 1, 1997, Former Monsanto converted this plan to a form of pension plan known as a cash balance plan. Former Monsanto similarly converted certain non-qualified pension plans that were intended to offset certain federal tax limitations as to the benefits participants could receive under the Former Monsanto defined benefit plan. The cash balance plan provides benefits that are a function of two notional accounts maintained on behalf of plan participants, a “prior plan account” and a “cash balance account.” Cash balance plan participants who were employed before and after the 1997 conversion date have both a prior plan account and a cash balance account. Participants who were not employed by Former Monsanto, Pharmacia or us prior to January 1, 1997 have only a cash balance account.

The opening balance of the prior plan account was (at a minimum) the actuarial equivalent lump sum value of the executive’s old defined benefit plan monthly retirement benefit accrued prior to January 1, 1997. The formula used to calculate the opening balance for employment with Former Monsanto was the greater of 1.4% (1.2% for employees hired by Former Monsanto on or after April 1, 1986) of the average final compensation multiplied by years of service, without reduction for Social Security or other offset amounts, or 1.5% of average final compensation multiplied by years of service, less a 50% Social Security offset. Average final compensation for purposes of determining the opening balance was the greater of: (1) average compensation received during the 36 months of employment prior to 1997; or (2) average compensation received during the highest three of the five calendar years of employment prior to 1997.

In calculating the opening prior plan account balances, Former Monsanto assumed that all participants were eligible for a full, unreduced pension at age 55, rather than at age 65, the plan’s normal retirement age. For participants who had not yet reached age 55 at the time of conversion, the pension payable at age 55 was discounted to an actuarially equivalent lump sum as of the date of conversion using an 8.5% interest rate for each year that a participant’s age was less than 55. Beginning January 1, 1997, interest credits are added to the prior plan account monthly, at an annual rate of 8.5% until the participant reaches age 55 or benefits begin if earlier, in order to restore the discount taken at conversion. Pay credits are also added to the prior plan accounts monthly, at an annual rate of 4%, until the participant retires or terminates employment, to reflect future increases in compensation that would have increased prior plan benefits.

We credit the cash balance account for all plan participants’ service beginning January 1, 1997. The cash balance account grows by the addition of various compensation-based and interest-based credits posted over the course of participants’ employment. We credit annual contributions to the cash balance account in amounts depending upon a participant’s age as follows: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49 and 7% for age 50 and over. Participants also receive contribution credits equal to 3% of eligible compensation in excess of the social security wage base. Participants who were covered under the prior traditional defined benefit plan on December 31, 1996 also received transition credits while employed based on the number of years of benefit service earned as of that date (up to a maximum of ten years). The applicable percentages and age ranges were 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over. In addition, each participant’s cash balance account accrues monthly interest credits, based on the average interest rate for 30-year Treasury Bonds for October of the prior calendar year, with a minimum rate of 5% and a maximum rate of 10%.

54	2009 PROXY STATEMENT	MONSANTO COMPANY

A pension plan participant may elect to receive his or her vested plan benefit on the first day of any month coinciding with or following the date upon which the participant’s employment with our company and affiliated companies is terminated or the participant becomes disabled (but no later than the April 1 following the calendar year in which the participant attains age 70.5). Pension plan benefits are normally paid in either a single life annuity for unmarried participants or a 50% joint and survivor annuity for married participants, with additional optional forms of benefit available, including a lump sum distribution. All available forms of distribution are actuarially equivalent to the single life annuity.

Parity Pension Plan

We maintain the Parity Pension Plan for certain of our U.S. management-level employees, including the proxy officers. The Parity Pension Plan provides pension benefits to participants in our tax-qualified defined benefit pension plan who cannot be provided full benefits because of the following limitations imposed by federal law and regulations: (1) the limitation on annual compensation that can be used to compute benefits under our tax-qualified defined benefit plan, which was $245,000 in 2009 and is indexed for inflation thereafter; and (2) the limitation on the amount of benefits that can be paid as a single life annuity each year, which was generally $195,000 in 2009 and is indexed for inflation thereafter. The amount of a participant’s Parity Pension Plan benefit is the excess of the amount of benefit that he or she would have received under our tax-qualified defined benefit pension but for either or both of the limitations over the amount payable in the Pension Plan.

Our Parity Pension Plan also provides a benefit to participants in our tax-qualified defined benefit plan who defer payment of all or a portion of an annual incentive award under our Deferred Payment Plan described on pages 57-58, since the deferred amount may not be considered compensation for purposes of calculating benefits under our tax-qualified defined benefit plan. The amount of a participant’s benefit is the excess of the amount of benefit that he or she would have received under our tax-qualified defined benefit pension but for the deferral of the annual incentive award over the amounts payable from the Pension Plan and this Plan reflecting the deferral. Previously these benefits were provided under our Supplemental Pension Plan, which was merged into the Parity Pension Plan on December 31, 2008.

Parity Pension Plan benefits are vested only to the extent a participant’s tax-qualified defined benefit pension plan benefits are vested, but are forfeited in the event of a termination for cause. Effective December 31, 2008, the provisions of the Parity Pension Plan relating to the timing of distributions were amended to comply with the final regulations under Code Section 409A, and certain payment options were eliminated from the grandfathered portion of the plan. Pre-2005 benefits (grandfathered) under the Parity Pension Plan are those benefits which were earned and vested prior to December 31, 2004. There are two payment options under the Parity Pension Plan. Benefits may be paid as:

  an automatic lump-sum on the first January 1 or July 1 that is six months following termination of employment; or
  deferred at least three years following termination of employment and paid in a lump-sum or term certain option which provides monthly payments over a term of 1-10 years, with residual payments to a beneficiary if applicable.

During any waiting or deferral period, we credit participants’ Parity Pension Plan benefits with interest, currently based on the prior year’s average of the average Moody’s Baa Bond Index, which was 6.48% in calendar year 2008 and 7.45% in calendar year 2009. A Parity Pension Plan participant may request an emergency benefit distribution during the waiting period, deferral period or after benefit payments have begun if he or she incurs a severe, unforeseeable financial hardship.

55	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Post-2004 benefits under the Parity Pension Plan are those benefits which were earned and vested after December 31, 2004. There are two payment options under Parity Pension Plan. Benefits may be paid as:

  an automatic lump-sum in the 13th month following termination of employment; or
  deferred at least five years following the 13th month from termination of employment and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of 1-10 years, with residual payments to a beneficiary if applicable.

The following table reports the present value of accumulated benefits payable to each of our proxy officers under our defined benefit retirement plans. For the Parity Pension Plan, the present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that each of our proxy officers will remain in service until age 65, that the discount rate is 5.30%, and the benefit is payable as a lump sum. For the Pension Plan, the present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that each of our proxy officers will remain in service until age 65, that the discount rate is 5.30%, and that 80% of the benefit is payable as a lump sum and the remainder as a single life annuity. The post-retirement mortality assumption for all of the retirement plans is based on the RP-2000 Healthy Annuitants table without collar or adjustments, projected to 2015 using scale AA.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Hugh Grant	Pension Plan (US) [1]	13.67	264,635	—
	Parity Pension Plan (US) [2]	13.67	2,353,886	—
	Pension Plan (United Kingdom) [3]	15.04	312,131	—
	Total	28.71	2,930,652	—
Terrell K. Crews	Pension Plan [1]	32.21	788,869	—
	Parity Pension Plan [2]	32.21	1,089,677	—
	Total	32.21	1,878,546	—
Brett D. Begemann	Pension Plan [1]	26.63	490,248	—
	Parity Pension Plan [2]	26.63	675,208	—
	Total	26.63	1,165,456	—
Carl M. Casale	Pension Plan [1]	25.12	503,571	—
	Parity Pension Plan [2]	25.12	880,882	—
	Total	25.12	1,384,453	—
Robert T. Fraley, Ph.D.	Pension Plan [1]	28.67	848,305	—
	Parity Pension Plan [2]	28.67	2,172,646	—
	Total	28.67	3,020,951	—
Mark J. Leidy	Pension Plan [1]	29.71	671,151	—
	Parity Pension Plan [2]	29.71	556,142	—
	Total	29.71	1,227,293	—

1	The estimated August 31, 2009 account balances under our Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $277,370; Mr. Crews, $1,032,264; Mr. Begemann, $559,956; Mr. Casale, $577,613; Dr. Fraley, $1,076,315; and Mr. Leidy, $846,545.

2	The estimated August 31, 2009 account balances under our Parity Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $2,451,363; Mr. Crews, $1,155,216; Mr. Begemann, $707,418; Mr. Casale, $928,469; Dr. Fraley, $2,462,034; and Mr. Leidy, $574,555.

56	2009 PROXY STATEMENT	MONSANTO COMPANY

3	In addition to the retirement benefits for Mr. Grant based on his years of service as our employee in the U.S., Mr. Grant is also eligible for regular retirement benefits based on his years of service as our employee outside the United States in the United Kingdom (“U.K.”). The U.K. plan is closed to new entrants. Mr. Grant ceased accruing benefits in the U.K. plan in 1996 when he moved to the U.S. The plan is a cash balance plan, and his benefit is calculated as (i) 18% times final plan salary, times (ii) pre-January 1, 1995 service, plus (iii) 20%, times (iv) final plan salary, times (v) post-January 1, 1995 plan service. Benefits for service prior to 1993 must be no less than the amounts offered under a prior U.K. pension plan. Benefits increase in accordance with cost-of-living indices.

Non-Qualified Deferred Compensation

We maintain two non-qualified deferred compensation plans for certain of our management-level U.S. employees: (1) the Savings and Investment Parity Plan, which we refer to as our “SIP Parity Plan,” and (2) our Deferred Payment Plan.

SIP Parity Plan

All eligible U.S. employees may contribute up to 25% of eligible pay to our SIP, which is a tax-qualified defined contribution plan. We make matching contributions to SIP equal to 60% of up to the first 7% of compensation contributed by the participant, and may make an annual discretionary matching contribution on up to 10% of their pay.

Once contributions to the SIP reach a Code limit on compensation or contributions, contribution amounts are allocated to bookkeeping accounts under the SIP Parity Plan. Employee contributions to the SIP Parity Plan are fully vested; however, company matching amounts vest 20% per year over five years. The company credits both participant contributions and its matching amounts to the SIP Parity Plan with earnings or losses matching the performance of one or more investment options available under the SIP, as determined by the participant. We currently offer 15 investment options, one of which is a book account based on our company stock which provided a return of -26% for fiscal 2009. The other 14 investment options provided returns ranging from -20.8% to 4.2% for fiscal 2009. A participant may change his or her investment choices at any time, except that reallocations involving our common stock funds must be made in compliance with our policies on trading our stock. The SIP Parity Plan provides for payment following termination of employment in a lump sum or through a deferral election payable not later than age 70.5 in a lump sum or monthly installments over a term certain. After termination of employment, we credit accounts with interest, currently based on the prior year’s average of the average Moody’s Baa Bond Index Rate, as in effect from time to time, which was 6.48% in calendar year 2008 and 7.45% in calendar year 2009. The provisions of the SIP Parity Plan relating to the timing of elections to contribute to the plan and distributions from the plan, including distributions in the event of a financial emergency, were amended effective December 31, 2008 to comply with the final regulations under Code Section 409A.

Deferred Payment Plan

Our Deferred Payment Plan provides certain management-level employees the opportunity to defer, until a specific date in the future or until termination of employment or beyond, the receipt of all or a portion of cash compensation they may earn under our annual incentive plan. Effective August 27, 2009, participants in the Deferred Payment Plan also are credited with amounts generally equivalent to the amounts they would have received as matching contributions with respect to the deferred amounts under our SIP or SIP Parity Plan whether or not they actually participate in those plans.

57	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

The Deferred Payment Plan permits participants to elect between or among two investments. Under the cash investment election, earnings on deferred amounts will accrue at a rate equivalent to the average yield of the Moody’s Baa Bond Index for the prior calendar year. Under the stock investment election, earnings on deferred amounts will accrue at a rate that tracks the performance of our common stock (including reinvestment of dividends), with deferred amounts converted into hypothetical stock units based on the average trading price during the preceding ten trading days. Participants may transfer between funds subject to certain rules and procedures. Amounts are distributed on either a date specified by the participant at the time of the deferral election or in a lump sum or monthly installments for up to ten years following retirement. Amounts attributable to the cash investment election are paid in cash and amounts attributable to the stock election are paid in shares of our common stock unless the participant otherwise elects to receive cash. If approved by the plan’s administrative committee, at its discretion, a participant may receive an early distribution of benefits if he or she incurs a severe, unforeseeable financial hardship. The provisions of the Deferred Payment Plan relating to the timing of elections to defer annual incentive plan amounts under the plan and distributions from the plan were amended effective December 31, 2008 effective for deferrals contributed beginning in 2005, to comply with the final regulations under Code Section 409A.

The following table provides information for each of our proxy officers regarding aggregate individual and company contributions and aggregate earnings for fiscal 2009 and year-end account balances under our deferred compensation plans:

Non-Qualified Deferred Compensation Table

Name and Non-Qualified Plan	Executive Contributions in Last FY ($) [1]	Monsanto Contributions in Last FY ($) [2]	Aggregate Earnings/(Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) [3]
Hugh Grant
SIP Parity Plan	491,350	365,354	(1,325,195)	—	7,046,002
Deferred Payment Plan	—	—	—	—	—
Terrell K. Crews
SIP Parity Plan	113,538	93,048	(343,198)	—	1,980,325
Deferred Payment Plan	—	—	(50,255)	—	192,872
Brett D. Begemann
SIP Parity Plan	72,477	72,418	(215,403)	—	1,146,006
Deferred Payment Plan	—	—	(290,907)	—	869,149
Carl M. Casale
SIP Parity Plan	75,412	75,465	(155,813)	—	983,895
Deferred Payment Plan	—	—	—	—	—
Robert T. Fraley, Ph.D.
SIP Parity Plan	118,539	97,148	(439,703)	—	3,002,714
Deferred Payment Plan	—	—	28,319	—	413,304
Mark J. Leidy
SIP Parity Plan	119,446	61,247	(121,175)	—	1,020,112
Deferred Payment Plan	—	—	—	—	—

1	Amounts in this column reflect the proxy officers’ deferral of compensation. Executive deferrals of salary for the 2007, 2008 and 2009 fiscal years into the SIP Parity Plan are also included in the Salary column of the “Summary Compensation Table” on page 42 and for 2009 are as follows: Mr. Grant, $125,402; Mr. Crews, $33,538; Mr. Begemann, $19,977; Mr. Casale, $20,812; Dr. Fraley, $34,539; and Mr. Leidy, $33,046. The 2008 annual incentive award was paid in the 2009 fiscal year. Deferrals of the 2008 annual incentive award into the SIP Parity Plan and the Deferred Payment Plan are included in this column and were included in the “Non-Equity Incentive Compensation” column of last year’s Summary Compensation Table.

58	2009 PROXY STATEMENT	MONSANTO COMPANY

2	Amounts in this column reflect our matching contributions. These amounts are also included in the All Other Compensation column of the “Summary Compensation Table” on page 42.

3	Includes, among other things, executive contributions from salary or incentive compensation reported in the Summary Compensation Table of our previous proxy statements for the year earned to the extent the officer was a proxy officer for that period.

Potential Payments Upon Termination or Change of Control

We have entered into change of control employment security agreements with each of the proxy officers and other executives that may require us to make payments to these individuals in the event of the termination of their employment following a change of control. In addition, many of our executive compensation, benefit and deferred compensation plans provide the proxy officers with certain rights or the right to receive payments in the event of the termination of their employment.

Change of Control Employment Security Agreements

Under the terms of the agreements, each proxy officer is generally an employee at-will until and unless the occurrence of a change of control. Upon a change of control, we will provide certain protections for a period of time to the proxy officers, including the payment of specified termination benefits if their employment is terminated during the period. If a proxy officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change of control while his agreement is in effect, he would not be entitled to severance pay or benefits under any company severance plan or program.

A “change of control” generally means:

  any other person or entity acquires beneficial ownership of 20% or more of our outstanding common stock or the combined voting power over our outstanding voting securities;
  the incumbent directors, as defined in the agreements, cease for any reason to constitute at least a majority of the board;
  the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or
  our shareowners approve a complete liquidation or dissolution.

The same definition is used with respect to the equity awards included in the tables below.

Terms of Employment Following a Change of Control

Upon a change of control, the agreement establishes certain protections in the form of fixed terms of employment during a “protected period” for two years following the first day during the term of the agreement on which a change of control occurs. More specifically, during the protected period, we provide the proxy officer certain guarantees with respect to the officer’s position, job location and travel requirements. In addition, during the protected period, we guarantee the proxy officer certain minimums with respect to base salary, annual incentive plan award payments, incentive opportunities and other benefits. The guaranteed benefits are generally determined, as appropriate, in accordance with the most favorable plans, practices, policies and programs in effect during the 120-day period before the change of control or afterwards, as applicable, to peer executives at our company:

  an annual base salary which shall, at minimum, be equal to 12 times the highest monthly base salary paid or payable to that proxy officer and which shall be paid at such intervals as we pay other executive salaries;
59	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

  an annual cash bonus which shall, at minimum, be equal to the proxy officer’s “average bonus,” which is generally the average annual incentive plan award payment earned by the proxy officer in the three fiscal years prior to a change of control and which shall be paid no later than two and a half months after the end of the fiscal year next following the fiscal year in which the annual cash bonus is awarded;
  participation in all long-term, stock-based and other incentive plans and practices;
  participation in all savings and retirement plans and programs;
  together with his or her family, as the case may be, participation in all benefits under welfare benefit plans and programs (including without limitation medical, prescription drug, dental, vision, disability, life insurance, accidental death and dismemberment, and travel accident insurance plans and programs);
  reimbursement for reasonable expenses; and
  paid vacation.

Termination Other Than for Cause or Disability; Voluntary Termination for Good Reason

If the proxy officer is terminated other than for cause or disability, or the officer terminates employment for “good reason” during the “protected period” following a change of control and executes a timely release, the proxy officer is entitled to a lump sum payment within 30 days after the termination date or, if later, within five days after the proxy officer executes a release of claims equal to the following:

  base salary through the termination date, plus accrued pay in lieu of unused vacation;
  a pro-rata portion of the officer’s “average bonus;” and
  the product of three times the sum of (i) annual base salary, (ii) “average bonus,” and (iii) our employer matching contributions made or credited to the proxy officer under our SIP and SIP Parity Plan, and any other defined contribution plan that the officer participates in immediately prior to the date of termination, for the most recent plan year that ended before the change of control, or, if higher, for the most recent plan year that ended after the date of the change of control.

All benefits accrued through the termination date under our Pension Plan and supplemental pension or retirement plans will be vested and paid in accordance with their terms. In addition, a lump sum payment will be made within 30 days after the termination date or, if later, within five days after the proxy officer executes a release of claims equal to the amount of incremental benefits that would have accrued (whether or not vested) under those plans through the end of a three-year severance period.

Each proxy officer is eligible for outplacement benefits, in accordance with our normal practice for our most senior executives and specified welfare benefits (i.e., medical, prescription drug, dental, vision, disability and life insurance), through the end of the severance period. Further, for purposes of eligibility for retiree welfare benefits, the executive will be considered to have remained employed until the end of the severance period and to have retired on the last day and, if age 50 on the termination date, will be entitled to receive retiree medical benefits at least as favorable as those available on the date of the change in control.

“Good reason” generally means:

  a material diminution in authority, duties or responsibilities of the executive or the individual or group to whom he or she reports or his or her budgetary authority;
  a material failure by the company with respect to provisions in the agreement regarding the executive’s position, location, duties, responsibilities or compensation;
  any purported termination by the company of his or her employment except as expressly permitted under the agreement; or
  any failure by the company to require a successor to expressly assume the agreement.
60	2009 PROXY STATEMENT	MONSANTO COMPANY

In order to terminate employment for “good reason,” the proxy officer must first provide us with notice of the existence of an event or condition constituting “good reason” within 90 days after such event or condition initially occurs and allow us 30 days to cure such event or condition.

Termination for Death or Disability

If the proxy officer is terminated on account of death or disability during the “protected period” following a change of control, the company will pay the proxy officer (or his estate or beneficiaries):

  a lump sum cash payment of all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation;
  a pro-rata portion of the officer’s “average bonus;”
  in the case of death, death benefits to the proxy officer’s estate or beneficiaries which are at least as favorable as death benefits provided to peer executives of our company; and
  in the case of disability, disability benefits to the proxy officer and/or his family which are at least as favorable as disability benefits provided to peer executives of our company.

Termination for Cause or Voluntary Termination Other Than for Good Reason

If the proxy officer is terminated for cause during the “protected period” following a change of control, the company must pay the proxy officer base salary and provide him his benefits through the termination date. Cause is defined as a proxy officer’s:

  willful and continued failure to perform substantially his or her duties, subject to certain exceptions for incapacity and “good reason” terminations; or
  willful and illegal conduct or gross misconduct that materially and demonstrably injures our company.

If the proxy officer voluntarily terminates, other than for good reason, during the “protected period,” the company must pay the proxy officer in a lump sum in cash within 30 days of the date of termination:

  a lump sum cash payment of all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation; and
  a pro-rata portion of the officer’s “average bonus.”

Tax Gross-Up Payments

If any payment to an officer would be subject to excise tax, we will pay the executive a gross-up payment (whether or not his or her employment has terminated), so that, after payment of taxes and excise taxes on the payment, the officer retains an amount of the gross-up payment equal to the applicable excise tax. However, if the payment subject to the tax does not exceed 110% of the amount that would not trigger an excise tax, the company would instead reduce the payments under the agreement to the executive accordingly (unless the excise tax would not thereby be avoided).

61	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Potential Impact on Compensation Upon Termination or Change of Control

The following tables show potential incremental payments, benefits and equity award accelerations and forfeitures upon termination of our proxy officers or a change of control. The amounts are determined under existing agreements and plans under various termination scenarios. The amounts assume that the terminations or change of control were effective as of August 31, 2009 and use the closing price of our common stock on that date of $83.88 per share. Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. All amounts are estimates of the amounts which would be paid to the proxy officers upon their termination or as a result of the change of control. Because the compensation impact upon termination or a change of control depends on several factors, the actual impact can only be determined at the time of the event. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis, except in the case of amounts contained under Annual Benefit Value.

The tables do not reflect amounts attributable to vested, non-forfeited equity-based awards or accrued compensation, retirement and other benefits and deferred compensation. For information about these previously earned and accrued amounts, see the “Summary Compensation Table,” “Outstanding Equity Awards at Fiscal Year End Table,” “Pension Benefits Table” and “Non-Qualified Deferred Compensation Table” located elsewhere in this proxy statement.

Unvested stock options, restricted stock, restricted stock units and performance-RSUs vest under certain circumstances, as described in footnotes 1, 2, and 3 to the tables below, including in the event of a change of control, regardless of any termination of employment. The values of such awards are reflected in the “Change of Control Without Termination” column and, accordingly, are not also reflected in the “Change of Control” column under “Termination.”

Our proxy officers participate in our company’s broad-based Separation Pay Plan covering our full-time U.S. employees. Under the terms of the plan, a proxy officer would receive severance benefits in the event of his involuntary termination without cause, absent a change of control. The amount of the severance benefits would be paid as a lump sum equal to the product of: (a) 15, times (b) the sum of: (i) the proxy officer’s monthly base salary in effect at the time of the termination, plus (ii) the average of his annual incentive plan awards paid to him under our annual incentive plan for the three prior years, divided by 12. Their severance benefit calculation follows the same formula used in determining all other U.S. employees’ severance pay upon an involuntary termination without cause under the Separation Pay Plan. The information in the tables below reflects estimated severance benefits in the event of the proxy officer’s involuntary termination without cause, absent a change of control based on the Separation Pay Plan formula.

62	2009 PROXY STATEMENT	MONSANTO COMPANY

Potential Impact on Compensation Upon Termination or Change of Control Table

Hugh Grant

Potential Impact on Compensation Upon Termination or Change of Control	Termination Event						Change of Control Without Termination ($) [6]
	Voluntary ($)	Involuntary Not for Cause ($)	For Cause ($)	Death ($)	Disability ($)	Change of Control ($) [6]
Cash Payments
Severance Payment	—	5,196,307	—	—	—	12,471,136	—
Payments in Lieu of	—	—	—	—	—	2,826,854	—
Additional Savings
Plan and Retirement
Plan Credits
Equity Value
Stock Options [1]	3,304,503	3,304,503	0	3,304,503	3,304,503		3,304,503
Performance-RSUs [2]	0	773,944	0	773,944	773,944		879,482
Benefits
Excise Tax & Gross-up	—	—	—	—	—	—	—
Outplacement Services	—	25,000	—	—	—	25,000	—
Total	3,304,503	9,299,754	—	4,078,447	4,078,447	15,322,990	4,183,985
Forfeited Equity Value
Stock Options	—	—	(37,830,833)	—	—	—	—
Performance-RSUs	(1,547,888)	(773,944)	(4,886,312)	(773,944)	(773,944)	—	—
Total	(1,547,888)	(773,944)	(42,717,145)	(773,944)	(773,944)	—	—
Annual Benefit Value
Enhanced Health &	—	14,100	—	—	—	21,020	—
Welfare Benefits [4]
Disability Payment	—	—	—	—	1,233,800	—	—
under the Third
Country National
Retirement Plan [5]

For an explanation of numeric footnotes, see footnotes on pages 68-69.

63	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Potential Impact on Compensation Upon Termination or Change of Control Table

Terrell K. Crews

Potential Impact on Compensation Upon Termination or Change of Control	Termination Event						Change of Control Without Termination ($) [6]
	Voluntary ($)	Involuntary Not for Cause ($)	For Cause ($)	Death ($)	Disability ($)	Change of Control ($) [6]
Cash Payments
Severance Payment	—	1,637,500	—	—	—	3,930,000	—
Payments in Lieu of	—	—	—	—	—	1,109,704	—
Additional Savings
Plan and Retirement
Plan Credits
Equity Value
Stock Options [1]	960,299	960,299	—	960,299	960,299	—	960,299
Performance-RSUs [2]	—	196,346	—	196,346	196,346	—	223,121
Benefits
Excise Tax & Gross-up	—	—	—	—	—	—	—
Outplacement Services	—	25,000	—	—	—	25,000	—
Total	960,299	2,819,145	—	1,156,645	1,156,645	5,064,704	1,183,420
Forfeited Equity Value
Stock Options	—	—	(23,249,840)	—	—	—	—
Performance-RSUs	(392,693)	(196,346)	(1,211,361)	(196,346)	(196,346)	—	—
Total	(392,693)	(196,346)	(24,461,201)	(196,346)	(196,346)	—	—
Annual Benefit Value
Enhanced Health &	—	11,700	—	—	—	10,671	—
Welfare Benefits [4]

For an explanation of numeric footnotes, see footnotes on pages 68-69.

64	2009 PROXY STATEMENT	MONSANTO COMPANY

Potential Impact on Compensation Upon Termination or Change of Control Table

Brett D. Begemann

Potential Impact on Compensation Upon Termination or Change of Control	Termination Event						Change of Control Without Termination ($) [6]
	Voluntary ($)	Involuntary Not for Cause ($)	For Cause ($)	Death ($)	Disability ($)	Change of Control ($) [6]
Cash Payments
Severance Payment	—	1,429,167	—	—	—	3,430,000	—
Payments in Lieu of	—	—	—	—	—	862,252	—
Additional Savings
Plan and Retirement
Plan Credits
Equity Value
Stock Options [1]	—	564,887	—	564,887	564,887	—	564,887
Performance-RSUs [2]	—	780,755	—	780,755	780,755	—	489,020
Restricted Stock Units [3]	—	946,334	—	946,334	946,334	—	1,677,600
Benefits
Excise Tax & Gross-up	—	—	—	—	—	—	—
Outplacement Services	—	25,000	—	—	—	25,000	—
Total	—	3,746,143	—	2,291,976	2,291,976	4,317,252	2,731,507
Forfeited Equity Value
Stock Options	(564,887)	—	(6,908,085)	—	—	—	—
Performance-RSUs	(935,765)	(155,010)	(935,765)	(155,010)	(155,010)	—	—
Restricted Stock Units	(1,677,600)	(731,266)	(1,677,600)	(731,266)	(731,266)	—	—
Total	(3,178,252)	(886,276)	(9,521,450)	(886,276)	(886,276)	—	—
Annual Benefit Value
Enhanced Health &	—	—	—	—	—	11,396	—
Welfare Benefits [4]

For an explanation of numeric footnotes, see footnotes on pages 68-69.

65	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Potential Impact on Compensation Upon Termination or Change of Control Table

Carl M. Casale

Potential Impact on Compensation Upon Termination or Change of Control	Termination Event						Change of Control Without Termination ($) [6]
	Voluntary ($)	Involuntary Not for Cause ($)	For Cause ($)	Death ($)	Disability ($)	Change of Control ($) [6]
Cash Payments
Severance Payment	—	1,572,917	—	—	—	3,775,000	—
Payments in Lieu of	—	—	—	—	—	925,991	—
Additional Savings
Plan and Retirement
Plan Credits
Equity Value
Stock Options [1]	—	847,370	—	847,370	847,370	—	847,370
Performance-RSUs [2]	—	878,056	—	878,056	878,056	—	537,671
Restricted Stock Units [3]	—	946,334	—	946,334	946,334	—	1,677,600
Benefits
Excise Tax & Gross-up	—	—	—	—	—	—	—
Outplacement Services	—	25,000	—	—	—	25,000	—
Total	—	4,269,677	—	2,671,760	2,671,760	4,725,991	3,062,641
Forfeited Equity Value
Stock Options	(847,370)	—	(3,448,968)	—	—	—	—
Performance-RSUs	(1,033,066)	(155,010)	(1,033,066)	(155,010)	(155,010)	—	—
Restricted Stock Units	(1,677,600)	(731,266)	(1,677,600)	(731,266)	(731,266)	—	—
Total	(3,558,036)	(886,276)	(6,159,634)	(886,276)	(886,276)	—	—
Annual Benefit Value
Enhanced Health &	—	—	—	—	—	16,013	—
Welfare Benefits [4]

For an explanation of numeric footnotes, see footnotes on pages 68-69.

66	2009 PROXY STATEMENT	MONSANTO COMPANY

Potential Impact on Compensation Upon Termination or Change of Control Table

Robert T. Fraley, Ph.D.

Potential Impact on Compensation Upon Termination or Change of Control	Termination Event						Change of Control Without Termination ($) [6]
	Voluntary ($)	Involuntary Not for Cause ($)	For Cause ($)	Death ($)	Disability ($)	Change of Control ($) [6]
Cash Payments
Severance Payment	—	1,691,667	—	—	—	4,060,000	—
Payments in Lieu of	—	—	—	—	—	1,247,791	—
Additional Savings
Plan and Retirement
Plan Credits
Equity Value
Stock Options [1]	1,412,137	1,412,137	—	1,412,137	1,412,137	—	1,412,137
Performance-RSUs [2]	—	—	—	—	—	—	293,161
Restricted Stock Units [3]	—	1,182,960	—	1,182,960	1,182,960	—	2,097,000
Benefits
Excise Tax & Gross-up	—	—	—	—	—	—	—
Outplacement Services	—	25,000	—	—	—	25,000	—
Total	1,412,137	4,311,764	—	2,595,097	2,595,097	5,332,791	3,802,298
Forfeited Equity Value
Stock Options	—	—	(10,083,151)	—	—	—	—
Performance-RSUs	(257,981)	(257,981)	(1,720,479)	(257,981)	(257,981)	—	—
Restricted Stock Units	(2,097,000)	(914,040)	(2,097,000)	(914,040)	(914,040)	—	—
Total	(2,354,981)	(1,172,021)	(13,900,630)	(1,172,021)	(1,172,021)	—	—
Annual Benefit Value
Enhanced Health &	—	14,100	—	—	—	19,422	—
Welfare Benefits [4]

For an explanation of numeric footnotes, see footnotes on pages 68-69.

67	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Potential Impact on Compensation Upon Termination or Change of Control Table

Mark J. Leidy

Potential Impact on Compensation Upon Termination or Change of Control	Termination Event						Change of Control Without Termination ($) [6]
	Voluntary ($)	Involuntary Not for Cause ($)	For Cause ($)	Death ($)	Disability ($)	Change of Control ($) [6]
Cash Payments
Severance Payment	—	1,179,167	—	—	—	2,830,000	—
Payments in Lieu of	—	—	—	—	—	784,458	—
Additional Savings
Plan and Retirement
Plan Credits
Equity Value
Stock Options [1]	451,957	451,957	—	451,957	451,957	—	451,957
Performance-RSUs [2]	—	103,340	—	103,340	103,340	—	117,432
Restricted Stock Units [3]	—	946,334	—	946,334	946,334	—	1,677,600
Benefits
Excise Tax & Gross-up	—	—	—	—	—	—	—
Outplacement Services	—	25,000	—	—	—	25,000	—
Total	451,957	2,705,798	—	1,501,631	1,501,631	3,639,458	2,246,989
Forfeited Equity Value
Stock Options	—	—	(1,355,871)	—	—	—	—
Performance-RSUs	(206,680)	(103,340)	(592,528)	(103,340)	(103,340)	—	—
Restricted Stock Units	(1,677,600)	(731,266)	(1,677,600)	(731,266)	(731,266)	—	—
Total	(1,884,280)	(834,606)	(3,625,999)	(834,606)	(834,606)	—	—
Annual Benefit Value
Enhanced Health &	—	14,100	—	—	—	16,623	—
Welfare Benefits [4]

Footnotes to tables located on pages 63-68.

1	These amounts reflect the value of accelerated vesting of stock option awards based on our closing stock price on August 31, 2009 of $83.88. In the event of termination of employment for any reason before the first anniversary of the grant date, the options are forfeited. In the event of death, disability, involuntary termination without cause or retirement, options held more than one year become fully vested. Retirement is defined as age 55, with five years of service, for stock options granted for fiscal year 2009. Retirement is defined as age 50 for stock options granted prior to fiscal year 2009. In the event of a change of control, as defined on page 59, all options become fully vested.

2	These amounts are based on our closing stock price on August 31, 2009 of $83.88. In the case of involuntary termination of employment without cause, or death or disability, vesting at the normal date is as follows: after the performance determination (1) a pro-rata portion of units earned, if the performance goal is met, in the case of termination during the performance period, or (2) the number of units earned based on the performance goal, in the case of termination during the service period. For purposes of valuation, the tables assume that outstanding levels of performance (200%) will be achieved. It is anticipated that in October 2010, the people and compensation committee will determine the actual levels of performance achieved for awards made in October 2008. On October 26, 2009, after evaluating our performance with respect to the financial goals of the performance-RSUs awarded in October 2007, the people and compensation committee determined that, based on our outstanding performance during the performance period, 200% of each proxy officer’s

68	2009 PROXY STATEMENT	MONSANTO COMPANY

target-level award would be made available for vesting, subject to the additional service requirement. As Mr. Grant, Mr. Crews, Dr. Fraley and Mr. Leidy are age 50 or older, their fiscal year 2007 and 2008 awards would become fully vested upon retirement. However, the fiscal year 2009 grants will vest fully on retirement only if the individual has reached age 55 and completed five years of service. Accordingly, the tables do not reflect value of unvested performance-RSUs held by participants whose awards vest in any termination event other than a termination “for cause.” The units also fully vest upon a change of control, which is based on the target number of units, in the case of a change of control during the performance period, or the number of units earned, in the case of a change of control following the performance determination.

3	Reflects pro rata vesting of restricted stock unit awards in the case of involuntary termination of employment without cause, or death or disability and accelerated vesting in the case of a change of control.

4	This amount reflects the annual value of extended health and welfare benefit coverage for our proxy officers. In the event of an involuntary termination of employment without cause, Mr. Grant, Mr. Crews and Dr. Fraley would be eligible for retiree medical benefits. The net present value of the retiree medical benefits is: Mr. Grant, $111,431; Mr. Crews, $96,603; and Mr. Leidy, $98,516. In the event of a change of control, the annual value of the extended health and welfare benefit coverage would continue for three years. The net present value of the extended health and welfare benefit coverage and retiree medical benefits for our proxy officers is: Mr. Grant, $167,626; Mr. Crews, $121,953; Mr. Begemann, $156,506; Mr. Casale, $173,090; Dr. Fraley, $127,678; and Mr. Leidy, $140,899.

5	This amount reflects the annual payment that would be made pursuant to the TCN retirement plan upon disability, as offset by our U.S. disability plan. Annual payments continue until age 65 as long as a participant is disabled. In August 2008, the TCN plan was amended to eliminate any retirement or death benefit for Mr. Grant and fix his annual disability benefit as $1,233,800 through age 65. The net present value of future payments until age 65, assuming continued disability and no mortality, is $12,617,070.

6	In the event of a termination coincident with a change of control, the officer would receive the value from both columns.

Equity Compensation Plan Table

We currently have three compensation plans under which our equity securities are authorized for issuance to employees or non-employee directors: (i) the Monsanto Company Long-Term Incentive Plan (which we refer to as the “2000 Amended Long-Term Incentive Plan”), (ii) the Monsanto Company 2005 Long-Term Incentive Plan (which we refer to as the “2005 Long-Term Incentive Plan”), and (iii) the Monsanto Broad-Based Stock Option Plan (which we refer to as the “Broad-Based Plan”). Each of the plans has been approved by our shareowners. Equity-based compensation awards under the Directors’ Plan have been granted under the 2000 Amended Long-Term Incentive Plan as and when provided for under the Directors’ Plan.

69	2009 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

The following table shows for these plans as a group the number of shares of common stock to be issued upon exercise of options outstanding at August 31, 2009, the weighted average exercise price of those options, and the number of shares of common stock remaining available for future issuance at August 31, 2009, excluding shares to be issued upon exercise of outstanding options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights [2]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise 1, 3)
Equity compensation plans approved by	22,552,930	$40.78	18,330,381
security holders [1]
Total	22,552,930	$40.78	18,330,381

1	At August 31, 2009, under the 2000 Amended Long-Term Incentive Plan, there was a total of 13,687,064 shares of common stock to be issued upon exercise of outstanding options granted having a weighted average exercise price of $25.36 and 106,657 shares of common stock remaining available for future issuance (excluding shares to be issued upon exercise of outstanding options). At August 31, 2009, under the Broad-Based Stock Option Plan, there was a total of 364,913 shares of common stock to be issued upon exercise of outstanding options having a weighted average exercise price of $16.29 and 45,783 shares of common stock remaining available for future issuance (excluding shares issuable upon exercise of outstanding options). At August 31, 2009, under the 2005 Long-Term Incentive Plan, there was a total of 6,700,527 shares of common stock to be issued upon exercise of outstanding options granted having a weighted average exercise price of $73.60 per share and 15,547,471 shares of common stock remaining available for future issuance (excluding shares to be issued upon exercise of outstanding options). As of August 31, 2009, 290,848 shares of deferred stock and 1,509,578 shares of unvested restricted stock units were issued.

2	This calculation does not take into account awards of deferred stock or restricted stock units.

3	Our Employee Stock Purchase Plan allows certain of our employees in the United States, Canada and Singapore (excluding executive officers and directors) to borrow up to $10,000 from the company to purchase shares of Monsanto stock at the fair market value of the stock on the date of the purchase, and repay the borrowed funds, without interest, through payroll deductions over 40 months. While there is no fixed limit on the number of shares available under the plan, all shares are purchased on the open market. The plan prohibits a participant from having loan advances for more than $10,000 in total or for more than three separate purchases of stock outstanding at one time. Amounts relating to the Employee Stock Purchase Plan are not reflected in the above table. As of August 31, 2009, 2,630,470 shares of our common stock remain available for purchase by employees under the plan and 1,056 employees were participating in the plan. This plan has been approved by our shareowners.

Stock Ownership of Management and Certain Beneficial Owners

Information is set forth below regarding beneficial ownership of our common stock, to the extent known to us, by:

  each person who is a director or nominee;
  each proxy officer;
  all directors and executive officers as a group; and
  each person known to us to be the beneficial owner of 5% or more of our common stock.
70	2009 PROXY STATEMENT	MONSANTO COMPANY

Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of October 31, 2009, except as otherwise noted. The business address for each of our directors and proxy officers listed below is c/o Monsanto Company, 800 North Lindbergh Blvd., St. Louis, Missouri 63167.

	Shares of Common	Shares Underlying
	Stock Owned	Options
	Directly or	Exercisable	Total
Name	Indirectly (#) [1,2]	Within 60 Days (#) [3]	(#) [4]
Hugh Grant	429,301	888,394	1,317,695
Frank V. AtLee III	74,555	—	74,555
John W. Bachmann	39,132	—	39,132
David L. Chicoine, Ph.D.	3,276	—	3,276
Janice L. Fields	4,410	—	4,410
Arthur H. Harper	16,119	—	16,119
Gwendolyn S. King	33,953	—	33,953
C. Steven McMillan	47,081	—	47,081
William U. Parfet	352,775	—	352,775
George H. Poste, D.V.M., Ph.D.	21,938	—	21,938
Robert J. Stevens	44,620	20,000	64,620
Brett D. Begemann	68,707	162,911	231,618
Carl M. Casale	45,480	106,656	152,136
Terrell K. Crews	87,367	442,374	529,741
Robert T. Fraley, Ph.D.	129,109	266,687	395,796
Mark J. Leidy	46,441	52,520	98,961
All directors and executive officers as a group (26 persons)	1,678,116	2,493,469	4,171,585
FMR LLC [5]	29,018,075	—	29,018,075
Marsico Capital Management, LLC [6]	27,538,373	—	27,538,373

1	Includes the following shares of deferred common stock deliverable within 60 days after October 31, 2009 to each non-employee director as compensation under the Directors’ Plan as described beginning on page 16: Mr. AtLee, 60,126; Mr. Bachmann, 24,932; Dr. Chicoine, 885; Ms. Fields, 3,156; Mr. Harper, 4,086; Ms. King, 30,601; Mr. McMillan, 39,081; Mr. Parfet, 38,459; Dr. Poste, 21,938; Mr. Stevens, 34,620; and directors as a group, 257,884. Shares of deferred stock are credited in the form of hypothetical shares to a stock unit account on the first day of the plan year and vest in installments as of the last day of each calendar month during the plan year. Hypothetical shares are credited with dividend equivalents, also in the form of hypothetical shares. No director has voting or investment power of such shares until distributed in accordance with the terms of the Directors’ Plan, generally upon termination of service.

2	Includes the indicated number of shares of our common stock beneficially owned by the following individuals under our SIP Plan: Mr. Grant, 5,821; Mr. Crews, 0; Mr. Begemann, 5,607; Mr. Casale, 1,168; Dr. Fraley, 9,717; Mr. Leidy, 834; and executive officers as a group, 71,539. Excludes:
  the indicated number of hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our SIP Parity Plan: Mr. Grant, 39,801; Mr. Crews, 0; Mr. Begemann, 7,451; Mr. Casale, 4,113; Dr. Fraley, 16,672; Mr. Leidy, 1,288; and executive officers as a group, 102,400;
  the number of hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under the Deferred Payment Plan: Mr. Crews, 1,806; Mr. Begemann, 9,972; and executive officers as a group, 13,704;
  the number of units credited to a bookkeeping account as deferred shares in the name of the following individuals who elected to defer receipt of shares upon vesting in accordance with the terms and conditions of performance-RSUs granted under the 2000 Long-Term Incentive Plan: Mr. Grant, 68,640; Mr. Crews, 57,440; and executive officers as a group, 138,760;
  the number of restricted stock units credited to a book account granted to the following individuals under the Monsanto Company 2005 Long-Term Incentive Plan on October 11, 2007: Mr. Begemann, 20,000; Mr. Casale, 20,000; Dr. Fraley, 25,000; Mr. Leidy, 20,000; and executive officers as a group, 105,000; and
  the number of restricted stock units credited to a book account granted to the following individuals under the Monsanto Company 2005 Long-Term Incentive Plan on October 26, 2009: Mr. Grant, 39,800; Mr. Crews, 9,760; Mr. Begemann, 7,460; Mr. Casale, 8,620; Dr. Fraley, 14,360; and Mr. Leidy, 4,600; and executive officers as a group, 104,840.
71	2009 PROXY STATEMENT	MONSANTO COMPANY

3	The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. For purposes of this table, we have used December 30, 2009 as the cut-off date, which is 60 days after October 31, 2009. The shares indicated represent shares underlying stock options granted under the 2000 Long-Term Incentive Plan or the 2005 Long-Term Incentive Plan. The shares underlying options cannot be voted.

4	The percentage of shares of our outstanding common stock, including options exercisable within 60 days after October 31, 2009, beneficially owned by any director or executive officer does not exceed 1%. The percentage of shares of our outstanding common stock, including options exercisable within 60 days after October 31, 2009, beneficially owned by all directors and executive officers as a group is 0.8%.

5	Information is based on an amendment to Schedule 13G/A filed with the SEC on February 17, 2009, filed by FMR LLC and its affiliates in their capacity as investment advisors. FMR LLC’s shares represent 5.296% of our outstanding common stock. FMR LLC’s business address is 82 Devonshire Street, Boston, MA 02109. FMR had beneficial ownership of and sole dispositive power with respect to 29,018,075 shares of common stock. FMR had sole power to vote 2,787,813 shares and shared voting or dispositive power for none of the shares. FMR’s Schedule 13G includes shares beneficially owned by Fidelity Management & Research Company and Edward C. Johnson 3rd (26,388,306 shares), Pyramis Global Advisors Trust Company (1,384,415 shares), Pyramis Global Advisors, LLC (262,080 shares), Strategic Advisers, Inc. (191,725 shares), and FIL Limited (749,490 shares). FMR and FIL Limited are of the view that they are not acting as a “group” for purposes of Section 13(d) and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation.

6	Information is based on a Schedule 13G filed with the SEC on February 13, 2009, filed by Marsico Capital Management, LLC (“Marsico”). Marsico’s shares represent 5.0% of our outstanding common stock. Marsico’s business address is 1200 17th Street, Suite 1600, Denver, Colorado 80202. Marsico had beneficial ownership of and sole dispositive power over 27,538,373 shares and sole voting power over 23,295,646 shares.

Report of the Audit and Finance Committee

The company’s audit and finance committee operates pursuant to a charter adopted and amended from time to time by our company’s board of directors. We have numerous oversight responsibilities beyond those related to the audited financial statements and the retention and oversight of the company’s independent registered public accounting firm. One of the requirements contained in the audit and finance committee charter is that all committee members meet the independence and experience requirements of the listing standards of the NYSE. Our board of directors believes that all members of the audit and finance committee meet these requirements and are “independent,” as that term is used in relevant SEC rules. In addition, under the audit and finance committee’s charter, no director may serve as a member of the audit and finance committee if he or she serves on the audit committee of more than two other public companies unless our board of directors determines that such simultaneous service would not impair his or her ability to serve effectively on the audit and finance committee. Please see the audit and finance committee’s charter for a description of requirements for its members and its responsibilities.

In reliance on the reviews and discussions referred to below, and exercising our business judgment, the audit and finance committee has recommended to our board of directors (and our board of directors has approved) that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009, for filing with the SEC. In fulfilling our responsibilities, the audit and finance committee, among other things, has reviewed and discussed the audited financial statements contained in the 2009 Form 10-K with the company’s management and its independent registered public accounting firm.

Management, which is responsible for the financial statements and the reporting process, including the system of internal control, has advised the audit and finance committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. Further, the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, has opined to the shareowners that the audited financial statements conform with such accounting principles. In addition, the audit and finance committee discussed with the independent registered public accounting firm the matters required to be discussed by: Statement on Auditing Standards, AU Section 380 (SAS No. 61), Communication with Audit Committees, as amended; Statement on Auditing Standards, AU Section 722 (SAS 100), Interim

72	2009 PROXY STATEMENT	MONSANTO COMPANY

Financial Information; and Rule 2-07 of Regulation S-X, Communication with Audit Committees; as well as the auditor’s independence from the company and its management, including the matters in the written disclosures and letter received by the audit and finance committee, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit and finance committee concerning independence.

Members of the audit and finance committee rely, without independent verification, on the information and representations provided to them by management and on the representations made to them by the independent registered public accounting firm. Accordingly, the oversight provided by the audit and finance committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the company’s financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards generally accepted in the United States.

For a detailed listing of the fees billed to the company by its independent registered public accounting firm, Deloitte and Touche LLP for fiscal years 2009 and 2008, see “Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)” below.

AUDIT AND FINANCE COMMITTEE
William U. Parfet, Chair
Frank V. AtLee III
John W. Bachmann
C. Steven McMillan
Robert J. Stevens
October 26, 2009

In accordance with the rules of the SEC, the information contained in the “Report of the Audit and Finance Committee” beginning on page 72 shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)

Our audit and finance committee, pursuant to its charter, has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the 2010 fiscal year.

While the audit and finance committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit and finance committee and our board are requesting, as a matter of policy, that the shareowners ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The audit and finance committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareowners do not ratify the appointment, the audit and finance committee may investigate the reasons for shareowner rejection and may consider whether to retain Deloitte & Touche LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit and finance committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareowners or our company.

A formal statement by representatives of Deloitte & Touche LLP is not planned for the annual meeting. However, Deloitte & Touche LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

73	2009 PROXY STATEMENT	MONSANTO COMPANY

During and in connection with the 2009 fiscal year, we engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (which we collectively refer to as “Deloitte”) as our independent registered public accounting firm and to provide other professional services. The table below sets forth an estimate of the fees that we expect to be billed for audit services for the 2009 fiscal year, as well as the fees expected to be billed by Deloitte with respect to audit-related, tax and all other services rendered during that period. In addition, the table sets forth the fees billed by Deloitte for audit, audit-related, tax and all other services during or in connection with the 2008 fiscal year.

Amount Billed
Description of Professional Service	2009 Fiscal Year ($)	2008 Fiscal Year ($)
Audit Fees — professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in Form 10-Qs, accounting consultation, consents related to other filings with the SEC, and statutory and regulatory audits required for foreign jurisdictions	9.6 million	8.7 million
Audit-Related Fees — assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits, due diligence services in connection with mergers and acquisitions, and attest or audit services that are not required	0.4 million	0.3 million
Tax Fees — professional services for U.S. and foreign tax compliance, such as preparation of tax returns and claims for refund and tax payment and assistance with tax audits and appeals; tax planning, such as assistance with transfer pricing matters; expatriate tax services; and tax advice, such as advice related to mergers and acquisitions and employee benefit plans and requests for rulings or technical advice from taxing authorities	3.1 million	2.9 million
All Other Fees — expatriate assignment services (non-tax related)	0.5 million	0.4 million

The audit and finance committee reviews, considers and ultimately pre-approves, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accounting firm. The audit and finance committee has a policy providing for the pre-approval of certain “audit services,” “audit-related services,” “tax services” and “all other services” to be provided by the independent registered public accounting firm and audit services to be provided by any other firm. Please see the above chart for a description of these types of services.

Each year in connection with the audit and finance committee’s approval of the audit engagement plan for the following year, management submits to the audit and finance committee a list of services expected to be provided during that period, as well as related estimated fees. As appropriate, and after obtaining an understanding of the services, the audit and finance committee then pre-approves under its policy the services, and the related estimated fees, to be provided during the next audit engagement period or other period as is approved by the audit and finance committee. If, following the annual pre-approval, it becomes necessary to engage our independent registered public accounting firm for additional services or fees not pre-approved with the annual proposal, or if we need to engage another firm to provide audit services, the audit and finance committee must specifically pre-approve the additional services and related fees. The chair of the audit and finance committee has the delegated authority to pre-approve the provision of additional services and fees not contemplated by these annual pre-approvals and will communicate any such approvals to the full audit and finance committee. In connection with any pre-approval, the audit and finance committee will consider whether such services are consistent with the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.

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All of the “audit services,” “audit-related services,” “tax services” and “all other services” provided by Deloitte during or in connection with the 2009 fiscal year were pre-approved by the audit and finance committee in accordance with the audit and finance committee’s policy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2010 FISCAL YEAR.

Approval of Performance Goals Under the Monsanto Company
2005 Long-Term Incentive Plan (Proxy Item No. 3)

We are asking our shareowners to consider and reapprove the material terms of the performance criteria used for awards to certain executive officers under our 2005 Long-Term Incentive Plan. The material terms of the performance criteria that the shareowners are being asked to approve are unchanged from those previously approved by the shareowners, as are the material terms of the 2005 Long-Term Incentive Plan.

Background

The 2005 Long-Term Incentive Plan was adopted by our board of directors in October 2004 and approved by our shareowners on January 20, 2005 to provide for the award of long-term performance-based compensation to directors and employees. The 2005 Long-Term Incentive Plan, as amended to date (the “Plan”), authorizes several types of stock-based awards, including awards that qualify as “performance-based compensation” under Code Section 162(m). Under Code Section 162(m), the amount which we may deduct on our tax returns for compensation paid to certain “covered employees” (generally the chief executive officer and the three other highest paid executive officers other than the chief executive officer and chief financial officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “performance-based compensation” is not subject to the $1 million deduction limit. This qualification allows amounts awarded under the Plan to be deductible for federal income tax purposes, even if, when combined with other compensation, the amounts cause the compensation of any executive to exceed $1 million.

The Plan provides the people and compensation committee, which we refer to in this section as the “committee,” with authority to select one or more performance criteria from among the performance criteria contained in the Plan to apply to any given award granted under the Plan. Code Section 162(m) requires that the performance criteria under the Plan be disclosed to and re-approved by the company’s stockholders every five years that the Plan continues to be in effect. Our shareowners previously gave this approval at the Annual Meeting of Shareowners held on January 20, 2005 when the Plan was initially adopted. Accordingly, the board of directors is hereby submitting the performance criteria under the Plan for re-approval for purposes of Code Section 162(m).

Summary of the Plan

The Plan became effective on January 20, 2005 and provides that no further grants under the Plan may be made after January 20, 2015. The total number of shares of common stock available for delivery pursuant to awards under the Plan over its entire term is 24 million, as adjusted for a two-for-one stock split effected in July 2006. As of November 13, 2009, 406,709 shares have been issued under the Plan and 11,636,163 shares were reserved

75	2009 PROXY STATEMENT	MONSANTO COMPANY

for issuance pursuant to outstanding equity awards. The total number of shares of stock delivered pursuant to awards of restricted shares, restricted stock units and unrestricted shares may not exceed 75% of the total number of shares available for delivery under the Plan.

Qualified Performance-Based Awards

The performance goals that the shareowners are being asked to approve are based upon the attainment of specified levels of one or more of the following measures as applied to the company as a whole or to any subsidiary, division or other unit of the company:

cash flow earnings per share net income	net profit sales return on assets	return on capital return on equity shareholder return

The achievement of these goals may be determined without regard to the effect of specified unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accounting principles, as determined by the committee in connection with the establishment of the goals.

The committee may impose other conditions, such as continued employment, for qualified performance-based awards to be earned, vested and/or payable. It may also reserve the right, in connection with the grant of a qualified performance-based award, to exercise negative discretion to reduce the amount of the award that is earned, vested or payable to the participant below the amount determined in accordance with the applicable goals, but it may not increase the amount so earned, vested or payable above the amount determined in accordance with the applicable goals. Achievement of the performance goals applicable to a qualified performance-based award may be waived by the committee only in the event of the death or disability of the participant. In addition, as described below, qualified performance-based awards will generally be subject to accelerated vesting upon a change of control.

Other Material Features of the Plan

A summary of the additional material features of the Plan is set forth below. The summary descriptions, in addition to the provisions described above, are qualified in their entirety by the full text of the Plan, which is attached hereto as Appendix C. The closing sales price of our common stock on the New York Stock Exchange on November 13, 2009 was $73.58.

Administration. The committee generally administers the Plan, although our board of directors may exercise that authority itself or delegate administrative powers under the Plan to another board committee. In addition, the committee generally may delegate its authority, to the extent permitted by law, and except for matters affecting any executive officers. Determinations of the committee or its delegates concerning any matter arising in connection with the Plan are final, binding and conclusive on all interested parties.

Persons Eligible for Grants. The committee or its delegate may grant awards under the Plan to any of our directors (including awards to non-employee directors under the Directors’ Plan) and to any employees of the company or any affiliate of the company. As of November 3, 2009, approximately 22,000 people were eligible to participate under the Plan. The Plan provides that in any three-year period, the total number of shares for which awards may be made to any one participant cannot exceed 6,770,250, as adjusted for a two-for-one stock split effected in July 2006.

Minimum Vesting. The Plan provides for certain minimum vesting requirements, except in the case of change of control of the company. First, options that vest based solely upon continued employment or service may not vest sooner than one year after the grant date. Second, restricted stock awards, restricted stock units and unrestricted stock awards that vest solely based upon continued employment or service may not vest more rapidly than in three pro-rata annual installments. Finally, restricted stock awards, restricted stock units and unrestricted stock awards that vest upon the attainment of performance goals must provide for a performance period of at least 12 months.

76	2009 PROXY STATEMENT	MONSANTO COMPANY

Types of Awards. In addition to cash awards as described below, the Plan authorizes the grant of several types of stock-based awards, including incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock units (“RSUs”), unrestricted stock awards and dividend and interest equivalent awards.

  ISOs and NQSOs. ISOs and NQSOs are both stock options allowing the recipient to purchase a fixed number of shares of our common stock for a fixed price. Under the Plan, the exercise price of any option must be no less than the fair market value, as defined in the Plan, of our common stock on the grant date. The Plan permits the committee to include various terms in the options in order to enhance the linkage between shareowner and management interests, including making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by the committee in the grant of the option, subject to the minimum vesting requirements described above.
  Stock Appreciation Rights. SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of our common stock on the exercise date. The exercise price of an SAR must be no less than the fair market value of our common stock on the grant date. SARs may be granted alone or in tandem with options. SARs granted in tandem with options must have an exercise price equal to the exercise price per share of the related options. The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa. The committee determines the form (whether in cash, shares or a combination thereof) and timing of payments made upon exercise of a SAR, whether the payment will be made in a lump sum, in annual installments, or otherwise deferred, and whether interest or dividend equivalents will be paid with respect to such payments.
  Restricted Stock Awards. Recipients of restricted stock awards generally receive dividends and have the customary voting and other rights of a shareowner during the restricted period, but may not sell, transfer, or otherwise dispose of the restricted stock. Dividends may be paid currently, or held subject to the same restrictions as the underlying shares during the restricted period. The committee sets the terms and conditions of restricted stock awards to executive officers, including any performance-based conditions, and the chairperson of the committee may set such terms for awards to other participants.
  Restricted Stock Unit Awards. RSUs represent the right to receive a specified number of shares of our common stock at such times, and subject to such conditions, as the committee determines. A participant to whom RSUs are awarded has no rights as a shareowner with respect to the shares represented by the RSUs unless and until shares are actually delivered to the participant in settlement of the award. However, RSUs may have dividend equivalent rights if so determined by the committee. The committee sets the terms and conditions of RSU awards to executive officers, including any performance-based conditions, and the chairperson of the committee may set such terms for awards to other participants.
  Unrestricted Stock Awards. Recipients of unrestricted stock awards become the owner of the shares of common stock subject to the award upon receipt of the shares, with the right to receive dividends and all the customary voting and other rights of a shareowner.
  Dividend and Interest Equivalent Awards. The committee may provide for the payment of dividends or dividend equivalents in cash, shares of our common stock or units denominated in our common stock and may also provide for interest equivalents for awards payable at a future time in cash.
  Cash Awards. The Plan permits the committee to grant cash awards, subject to such terms and conditions, if any, as it determines, such as requiring continued employment or continued service and/or performance conditions. These awards may be designated as qualified performance-based awards as described above. The aggregate maximum payment value in any calendar year that any one participant may receive under cash awards that are so designated is $5 million.
77	2009 PROXY STATEMENT	MONSANTO COMPANY

Change of Control

The Plan provides that generally, all awards will vest, and any restrictions and other conditions applicable to awards will lapse, if we undergo a change of control (as defined in the Plan and summarized under “Change of Control Employment Security Agreements” on page 59).

Share Counting Rules

Generally, when any award granted under the Plan is forfeited, terminates, expires or lapses, or any SARs are exercised for cash, the shares subject to that award will again be available under the Plan. If shares are used to pay the exercise price of an option (either by actual delivery or by attestation), only those shares issued net of the shares delivered will be deemed to have been issued under the Plan. In addition, if shares are withheld from an award in order to satisfy tax withholding requirements relating to any award, those shares generally may also be added back to the shares available under the Plan.

Transferability of Options

The Plan gives the committee the discretion to make NQSOs transferable. It is not expected that the committee will use this discretion on a regular basis.

Anti-dilution

In the event of a corporate transaction (as defined in the Plan, which generally includes mergers, consolidations, share or property acquisitions, rights offerings and liquidations) the committee or our board of directors may, in its discretion, and in the event of a share change (as defined in the Plan, which generally includes stock dividends, stock splits, recapitalizations and other similar events) the committee or our board of directors will, make such adjustments as it deems appropriate and equitable to the aggregate number and kind of shares reserved for delivery pursuant to awards under the Plan, in certain other Plan limitations (including, but not limited to, the number of shares that can be issued to any individual in any three-year period), in the number and kind of shares subject to outstanding awards, in the exercise price of outstanding options and SARs, and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided, that the number of shares subject to any award will always be a whole number and that no adjustment will be made to the extent it would cause any qualified performance-based award to fail to qualify for the Code Section 162(m) performance-based exemption.

Effect of Termination of Employment on Options and SARs

Unless otherwise determined by the committee, if a termination of employment with the company or an affiliate occurs before any portion of a participant’s option or SAR is exercisable, such option or SAR will be forfeited. Unless otherwise determined by the committee, if such termination of employment occurs after the option or SAR has become exercisable in whole or in part, such award will be exercisable or forfeited as follows:

  if as a result of a voluntary resignation, such award will be exercisable for a period of 90 days following such termination of employment, to the extent it is exercisable immediately before such termination, and will then be forfeited to the extent not exercised;
  if as a result of termination for cause (as defined in the Plan), such award will be forfeited;
  if as a result of retirement, such award will be exercisable for a period of five years, to the extent it is exercisable immediately before such termination, and will then be forfeited to the extent not exercised; and
  if as a result of any other reason (including by reason of death or disability), such award will be exercisable for a period of one year, to the extent it is exercisable immediately before such termination, and will then be forfeited to the extent not exercised.

Notwithstanding the foregoing, in no event will an option or SAR be exercisable after the expiration of its term.

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Amendment or Termination

The committee may amend or terminate the Plan or any outstanding awards at any time, provided that no grants previously made under the Plan are adversely affected without the consent of the affected participants, except as a result of changes in law or other developments and, provided further, that no amendments to the Plan will, without the prior approval of shareowners, permit the company to reprice any outstanding option or stock appreciation right. Amendments to change the number of shares authorized for use under the Plan must be approved by our board of directors, and for certain purposes, our shareowners. Shareowner approval must be obtained if required by the listing standards of the New York Stock Exchange.

Non-U.S. Participants

To accommodate differences in local law, tax policy or custom, awards granted to employees who are not U.S. nationals or who are employed outside the United States may be subject to special terms, conditions and documentation as provided by the committee. The committee may also grant substitutes for awards to non-U.S. employees.

Registration and Compliance with Applicable Law

If the committee determines under U.S. federal, state or local or foreign law or practice, that government approval or the registration, qualification, or listing of shares of our common stock is necessary or desirable in connection with the granting of awards or their exercise, or the purchase or receipt of shares pursuant to awards, no shares pursuant to an affected award may be purchased or received before the committee is satisfied that the desired actions have been completed. The committee will not be required to issue any shares of our common stock pursuant to an award before it has received all required information and determined that such issuance is in compliance with all applicable laws and securities exchange rules.

Federal Income Tax Considerations

The following is a brief summary of the current principal United States federal income tax consequences in respect of stock options and SARs under the Plan. The applicable provisions on which this summary is based are subject to change, as are their interpretations and applications, which may vary in individual circumstances.

ISOs. Recipients of ISOs generally do not recognize taxable income and the company is not entitled to a deduction on the grant of ISOs. If a recipient exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the recipient will not recognize income by reason of the exercise, and the company will not be entitled to a deduction by reason of the grant or exercise. If a recipient holds the shares acquired for at least one year from the exercise date and does not dispose of the shares for at least two years from the grant date, the recipient’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the recipient’s basis in the shares acquired. The company will not be entitled to a deduction. If a recipient disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the recipient’s basis in the shares acquired. The company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition, subject to the limitations of Code Section 162(m). In general, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be considered income.

79	2009 PROXY STATEMENT	MONSANTO COMPANY

NQSOs and SARs. A recipient generally does not recognize taxable income on the grant of NQSOs or SARs, but does recognize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. The amount of income in the case of a SAR exercise is the amount equal to the cash received or, if the right is paid in shares, the fair market value of the shares received on the date of exercise. The company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of NQSOs or SARs, subject to the limitations of Code Section 162(m).

Section 409A. Awards that result in the deferral of compensation are subject to ordinary income tax and penalties in the year of vesting unless they satisfy the requirements of Code Section 409A. Generally, it is the intent of the company to structure awards and administer the Plan in a manner that results in awards either being exempt from Section 409A or complying with the requirements of Section 409A.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PERFORMANCE GOALS UNDER THE MONSANTO COMPANY 2005 LONG-TERM INCENTIVE PLAN

Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all company executive officers, directors, and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us or filed with the SEC and on written representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during fiscal 2009, with the exception of the following persons for whom the company reported such reports late: Dr. Fraley who filed one late Form 5 reporting two transactions and Ms. Foster, who filed one late Form 4 reporting nine transactions.

Shareowner Proposals

Proposals Included in Proxy Statement

Proposals of our shareowners that are intended to be presented by such shareowners at our 2011 annual meeting and that shareowners desire to have included in our proxy materials relating to such meeting must be received by us at our principal executive offices no later than 5:00 p.m., Central Time, August 9, 2010, which is 120 calendar days prior to the anniversary of this year’s mailing date. The proposal, including any accompanying supporting statement, may not exceed 500 words. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

80	2009 PROXY STATEMENT	MONSANTO COMPANY

Proposals Not Included in the Proxy Statement

If a shareowner wishes to present a proposal at our annual meeting in the year 2011 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareowner must give advance written notice to us prior to the deadline for such meeting determined in accordance with our bylaws. In general, our bylaws provide that such notice should be addressed to the Secretary and be received at our Creve Coeur Campus no fewer than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our 2011 annual meeting, such notice must be received not later than October 28, 2010 and not earlier than September 28, 2010. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our bylaws set out specific requirements that such shareowners and written notices must satisfy. Any shareowner filing a written notice of nomination for director must describe various matters regarding the nominee and the shareowner and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the shareowner and beneficial owner, if any. Any shareowner filing a notice to bring other business before a shareowner meeting must include in such the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

  complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and
  provide a written representation and agreement that the nominee:
    will abide by the advance resignation requirements of our bylaws in connection with director elections;
    is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;
    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and
    would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Copies of those requirements will be forwarded to any shareowner upon written request.

81	2009 PROXY STATEMENT	MONSANTO COMPANY

Electronic Access to Proxy Materials and Annual Report

Shareowners may view this proxy statement and our 2009 Annual Report to Shareowners over the Internet by accessing our website at http://www.monsanto.com and clicking on the “Corporate Responsibility” tab and then clicking on the “Corporate Governance” tab and then clicking on the “SEC Filings” tab. Information on our website does not constitute part of this proxy statement.

Other Information

Our board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareowner proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as our board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

We will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Our directors, officers or employees may solicit proxies on our behalf. We have engaged Morrow & Co., Inc. to assist us in the solicitation of proxies. We expect to pay Morrow approximately $10,000 for these services plus expenses. In addition, we will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

By Order of the Board of Directors,

MONSANTO COMPANY

DAVID F. SNIVELY
Secretary

December 7, 2009

82	2009 PROXY STATEMENT	MONSANTO COMPANY

APPENDIX A BOARD OF DIRECTORS INDEPENDENCE STANDARDS
ATTACHMENT A to BOARD OF DIRECTORS’ CHARTER AND CORPORATE GOVERNANCE GUIDELINES INDEPENDENCE STANDARDS

An independent Director is one whom the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has adopted the following categorical standards to assist it in the determination of each Director’s independence. The Board of Directors will determine the independence of any Director with a relationship to the Company that is not covered by these standards and the Company will disclose the basis of such determinations and the identity of all directors who have been determined to be independent in the Company’s annual proxy statements.

A Director will be presumed to be independent if the Director:

1.	Has not been an employee of the Company for at least three years, other than in the capacity as a former interim Chairman, Chief Executive Officer or other executive officer;

2.	Has not, within the past three years, worked on the Company’s audit as a partner or employee of a firm that is the Company’s internal or external auditor, and is not a current partner or employee of such a firm;

3.	Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

4.	Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the Director’s home) who did not satisfy the foregoing criteria; provided, however, that, with respect to the employment criteria, such Director’s immediate family member may (i) currently serve or have served as an employee (other than as a partner) in a firm that is the Company’s internal or external auditor, unless such family member has personally worked on the Company’s audit during that time; and (ii) currently serve or have served as an employee but not as an executive officer of the Company during such period;

5.	Has not received, and has no immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee meeting fees and pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service); provided, however, that neither compensation received by a Director for former service as an interim Chairman or CEO or other executive officer nor compensation received by a Director’s immediate family member for service as a non-executive employee shall be considered in determining independence;

A-1	2009 PROXY STATEMENT	MONSANTO COMPANY

6.	Is not a current executive officer or employee, and has no immediate family member who is a current executive officer, of a company that made payments to, or received payments from, the Company for property or services in any of the last three fiscal years in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues as measured against the most recent completed fiscal year;

7.	Has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which charitable contributions from the Company and its respective trusts or foundations, account or accounted for more than 2% or $1 million, whichever is greater, of such charitable organization’s consolidated gross revenues, in any single of the last three fiscal years, unless the Company discloses all contributions made to the recipient organization in its annual proxy statement; and

8.	Does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years.

In addition to the foregoing, in order to be considered independent for purposes of serving on the Company’s Audit and Finance Committee, a member of the Audit and Finance Committee may not, other than in his or her capacity as a member of the Audit and Finance Committee, the Board of Directors, or any other Board committee:

1.	Accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than in the Director’s capacity as a director or committee member or any pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service; or

2.	Be an “affiliated person” of the Company or any subsidiary of the Company, as such term is defined by the Securities and Exchange Commission.

A-2	2009 PROXY STATEMENT	MONSANTO COMPANY

APPENDIX B DESIRABLE CHARACTERISTICS OF DIRECTORS
ATTACHMENT B to BOARD OF DIRECTORS’ CHARTER AND CORPORATE GOVERNANCE GUIDELINES DESIRABLE CHARACTERISTICS OF DIRECTORS

1. Personal Characteristics
Integrity and Accountability:	High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and be accountable for his or her decisions.
Informed Judgment:	Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrate a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.
Financial Literacy:	An ability to read and understand balance sheets, income and cash flow statements. Understand financial ratios and other indices for evaluating Company performance.
Mature Confidence:	Assertive, responsible and supportive in dealing with others. Respect for others, openness to others’ opinions and the willingness to listen.
High Standards:	History of achievements that reflect high standards for himself or herself and others.

2. Core Competencies [1]
Accounting and Finance:	Experience in financial accounting and corporate finance, especially with respect to trends in debt and equity markets. Familiarity with internal financial controls.
Business Judgment:	Record of making good business decisions and evidence that duties as a Director will be discharged in good faith and in a manner that is in the best interests of the Company.
Management:	Experience in corporate management. Understand management trends in general and in the areas in which the Company conducts its business.
Crisis Response:	Ability and time to perform during periods of both short-term and prolonged crisis.
Industry/Technology:	Unique experience and skills in an area in which the Company conducts its business, including science, manufacturing and technology relevant to the Company.

B-1	2009 PROXY STATEMENT	MONSANTO COMPANY

International Markets:	Experience in global markets, international issues and foreign business practices.
Leadership:	Understand and possess skills and have a history of motivating high-performing, talented managers.
Strategy and Vision:	Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging the Company to sharpen its vision.

3. Commitment to the Company
Time and Effort:	Willing to commit the time and energy necessary to satisfy the requirements of Board and Board Committee membership. Expected to attend and participate in all Board meetings and Board Committee meetings in which they are a member. Encouraged to attend all annual meetings of shareholders. A willingness to rigorously prepare prior to each meeting and actively participate in the meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.
Awareness and Ongoing Education:	Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company (including industry-, technology- and market-specific information), and director’s roles and responsibilities (including the general legal principles that guide board members).
Other Commitments:	In light of other existing commitments, ability to perform adequately as a Director, including preparation for and attendance at Board meetings and annual meetings of the shareholders, and a willingness to do so.
Stock Ownership:	Complies with the Monsanto Company Executive and Director Stock Ownership Requirements.

4. Team and Company Considerations
Balancing the Board:	Contributes talent, skills and experience that the Board needs as a team to supplement existing resources and provide talent for future needs.
Diversity:	Contributes to the Board in a way that can enhance perspective and experiences through diversity in gender, ethnic background, geographic origin, and professional experience (public, private, and non-profit sectors). Nomination of a candidate should not be based solely on these factors.

1	The Board as a whole needs the core competencies represented by at least several directors.

B-2	2009 PROXY STATEMENT	MONSANTO COMPANY

APPENDIX C MONSANTO COMPANY 2005 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

1. Purposes

The Monsanto 2005 Company Long-Term Incentive Plan is designed to:

  focus management on business performance that creates stockholder value;
  encourage innovative approaches to the business of the Company;
  reward for results;
  encourage ownership of Monsanto common stock by management; and
  encourage taking higher risks with an opportunity for higher reward.

2. Definitions

2.1	“1933 Act” shall have the meaning set forth in Section 11.14(a).

2.2	“Affiliate” means any entity that is an Associated Company of the Company or a Subsidiary of the Company.

2.3	“Associated Company” of the Company means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise, of which the Company owns or controls, directly or indirectly, 10% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power, other than a Subsidiary of the Company.

2.4	“Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, unrestricted Share, Cash Award, dividend equivalent unit or other award granted under this Incentive Plan.

2.5	“Award Certificate” means a written document, in such form as the Committee may from time to time prescribe, setting forth the terms and conditions of an Award.

2.6	“Board” means the board of directors of the Company.

2.7	“Board People Committee” means the People and Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Incentive Plan pursuant to Section 4.1.

2.8	“Cash Award” shall mean an Award denominated in cash.

2.9	“Change of Control” means the happening of any of the events described in subsections (a) through (d) below:

(a) acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary of the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary of the Company; or (D) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition;

C-1	2009 PROXY STATEMENT	MONSANTO COMPANY

(b) individuals who, as of the date of the initial public offering of the common stock of the Company (the “IPO”), constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the IPO whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination” ), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including without limitation an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, a Subsidiary of the Company, any entity resulting from a Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, 20 percent or more of the then-outstanding shares of common stock of the entity resulting from such Business Combination or 20 percent or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such entity, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body), of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.10	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.11	“Committee” means the Board People Committee, or its permitted delegate.

2.12	“Company” means Monsanto Company, a Delaware corporation incorporated February 9, 2000 (originally under the name Monsanto Ag Company), and any successors thereto.

2.13	“Corporate Transaction” means a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of an Affiliate, or another event similar to any of the foregoing, affecting or involving the Company or any of its Affiliates.

2.14	“Covered Employee” means a Participant designated prior to or at the time of the grant of an Award by the Committee as an individual who is or may be a “covered employee” of the Company within the meaning of Section 162(m)(3) of the Code, in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

2.15	“Director Plan” means the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan.

C-2	2009 PROXY STATEMENT	MONSANTO COMPANY

2.16	“Disability” means a physical or mental disability that causes a Participant to be considered disabled under the terms of the disability income plan applicable to such Participant, whether or not such Participant actually receives such disability benefits, or, in the event that there is no disability income plan applicable to such Participant, as determined by the Committee.

2.17	“Effective Date” has the meaning set forth in Section 3.

2.18	“Eligible Participant” means any member of the Board and any employee of the Company or an Affiliate.

2.19	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.20	“Exercise Price” means the price at which a Participant may purchase a Share covered by an Option, or the price with respect to which the Stock Appreciation Right Fair Market Value of a Stock Appreciation Right is determined, as applicable.

2.21	“Fair Market Value” means, with respect to any given date, the closing per-share sales price for the Shares on the New York Stock Exchange on that date, or if the Shares were not traded on the New York Stock Exchange on that date, then on the most recent preceding date on which the Shares were traded, all as reported by such source as the Committee may select.

2.22	“Grant Date” means the date as of which the Committee determines that a grant of an Award shall be effective.

2.23	“Incentive Option” means an Option that is designated as an Incentive Option and that meets the requirements of Section 422 of the Code for “incentive stock options.”

2.24	“Incentive Plan” means the Monsanto Company 2005 Long-Term Incentive Plan set forth herein.

2.25	“Non-Qualified Option” means an Option that either is not designated as an Incentive Option or does not meet the requirements of Section 422 of the Code for “incentive stock options.”

2.26	“Option” means a right granted under this Incentive Plan to a Participant to purchase a Share at a specified price for a specified period of time.

2.27	“Participant” means an Eligible Participant to whom an Award has been granted pursuant to this Incentive Plan; provided, that in the case of the death or legal incapacity of a Participant, the term “Participant” shall refer to a beneficiary designated pursuant to Section 7.5 or Section 11.1 or the guardian or legal representative of the Participant acting in a fiduciary capacity on behalf of such Participant under state law and court supervision or comparable office and supervision under applicable foreign law.

2.28	“Performance Objective” means a performance objective adopted by the Committee pursuant to this Incentive Plan for Participants who have received Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives to be unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate.

2.29	“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.30	“Qualified Performance-Based Awards” means (i) Options, (ii) Stock Appreciation Rights, and (iii) all other Awards that are designated as such pursuant to Section 10.1.

2.31	“Reporting Person” means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Shares.

2.32	“Restricted Shares” means Shares that are granted or delivered subject to restrictions in accordance with Section 7.3.

C-3	2009 PROXY STATEMENT	MONSANTO COMPANY

2.33	“Restricted Stock Units” means Shares granted as set forth in Section 7.5.

2.34	“Retirement” means a Participant’s Termination of Service on or after the date on which the Participant attains age 50.

2.35	“Section” Unless otherwise indicated, all “Section” references are to sections of this Incentive Plan.

2.36	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

2.37	“Shares” means shares of Company common stock. If there has been an adjustment or substitution pursuant to Section 5.5, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which the Shares are adjusted pursuant thereto.

2.38	“Share Change” means a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization, or another event similar to any of the foregoing, affecting the capital structure of the Company, or a separation or spin-off of an Affiliate without consideration or other extraordinary dividend of cash or other property to the Company’s shareholders.

2.39	“Stock Appreciation Right” means a right described in Section 6.

2.40	“Subsidiary” of the Company means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise of which the Company, as applicable, owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

2.41	“Termination for Cause” of a Participant or any other individual means a Termination of Service for “cause,” “just cause,” “misbehavior,” or any similar term, as defined in any unexpired employment agreement between the Participant or other individual and the Company or an Affiliate, as the case may be (including without limitation any employment agreement the effectiveness of which has been triggered by a change of control as defined therein), or, in the absence of such an agreement, or if such agreement exists but does not define any such term, an involuntary Termination of Service of the Participant or other individual on account of the Participant’s or other individual’s engaging in (i) any willful or intentional neglect in performing his duties, including, but not limited to, fraud, misappropriation or embezzlement involving property of the Company or an Affiliate, or (ii) any other intentional wrongful act that may impair the goodwill or business of the Company or an Affiliate, or that may cause damage to any of their businesses.

2.42	“Termination without Cause” of a Participant or any other individual means a Termination of Service that is involuntary on the part of the Participant or other individual, other than a Termination for Cause or as a result of the Participant’s death or Disability.

2.43	“Termination of Service” of a Participant or any other individual occurs when the Participant or other individual is no longer either an employee of the Company or any of the Affiliates (including without limitation because the entity that employs the Participant or other individual has ceased to be an Affiliate), or a member of the Board.

3. Effective Date and Term of This Incentive Plan

The effective date (the “Effective Date”) of this Incentive Plan is January 20, 2005, subject to approval by the Company’s shareholders. No further grants may be made under this Incentive Plan after the 10th anniversary of such shareholder approval (i.e. January 20, 2015).

C-4	2009 PROXY STATEMENT	MONSANTO COMPANY

4. Administration

4.1	Delegation. This Incentive Plan shall be administered by the Board People Committee except to the extent the Board People Committee delegates administration pursuant to this paragraph. The Board People Committee may delegate all or a portion of the administration of this Incentive Plan to one or more committees, or to senior managers of the Company or its Subsidiaries, and may authorize further delegation by such committees to senior managers of the Company or its Subsidiaries, in each case to the extent permitted by Delaware law; provided, that determinations regarding the timing, pricing, amount and terms of any Award to a Reporting Person shall be made only by the Board People Committee; and provided, further, that no such delegation may be made that would cause Awards or other transactions under this Incentive Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, finally, that no delegation may be made of the powers granted to the Board People Committee under Section 11.16. Any such delegation may be revoked by the Committee at any time.

4.2	Scope of Authority. The Committee shall have full power and authority to administer and interpret this Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of this Incentive Plan as the Committee deems necessary or advisable. The Committee’s powers include, but are not limited to (subject to the specific limitations described herein, including without limitation Sections 6.6 and 7.6), the authority to determine the Eligible Participants to be granted Awards under this Incentive Plan; to determine the size and applicable terms and conditions of grants to be made to such employees; to determine the time when Awards will be granted; to determine the terms and conditions of any grant, including, without limitation, the Exercise Price, any vesting condition, restriction or limitation (which may contain Performance Objectives relating to the performance of the Participant, the Company or an Affiliate) and any acceleration of vesting or waiver of forfeiture regarding any grant and the Shares relating thereto; to determine whether a resignation was voluntary and whether a Termination of Service was a Termination for Cause; and to modify, amend or adjust the terms and conditions of any grant made to a Participant, at any time, provided, that the Committee may not reprice any outstanding Option or Stock Appreciation Right by reducing the Exercise Price thereof, canceling and regranting such Award, or otherwise.

4.3	Actions and Interpretations. The Committee’s interpretations of this Incentive Plan and of Award Certificates, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to this Incentive Plan or any Awards granted hereunder, shall be in its sole discretion and final, binding and conclusive on all interested parties, including the Company, an Affiliate, stockholders of any of those entities, and all former, present and future employees thereof. The Committee may, with respect to all questions of accounting, rely conclusively upon any determination made by the internal accountants of the Company.

4.4	Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Incentive Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

4.5	Award Certificates. Each Award shall be evidenced by an Award Certificate.

C-5	2009 PROXY STATEMENT	MONSANTO COMPANY

5. Shares Authorized

5.1	Total Number. The total number of Shares available for delivery pursuant to Awards under this Incentive Plan is 12,000,000.[1] Awards of Options, Restricted Stock and Deferred Stock under the Director Plan (and as defined under the Director Plan) shall automatically be granted under this Incentive Plan as and when provided for in the Director Plan.

5.2	Other Limits. The total number of Shares for which Awards may be granted under this Incentive Plan to any one Eligible Participant shall not exceed, in any three-year period, 3,385,125 Shares.[2] The total number of Shares delivered pursuant to Restricted Shares, Restricted Stock Units and unrestricted Shares under this Incentive Plan shall not exceed 75% of the total number of Shares that may be delivered pursuant to Awards under this Incentive Plan.

5.3	Source of Shares. The Shares that may be delivered pursuant to Awards granted under this Incentive Plan may be authorized but unissued Shares not reserved for any other purposes or Shares held in or acquired for the treasury of the Company, or both.

5.4	Forfeitures, Etc. If any Award is forfeited, any Option (and the related Stock Appreciation Right, if any) or any Stock Appreciation Right not related to an Option terminates, expires or lapses without being exercised, or any Stock Appreciation Right is exercised for cash, the Shares subject to such Awards that are, as a result, not delivered to the Participant shall again be available for delivery in connection with Awards. If a Stock Appreciation Right is exercised, only the number of Shares issued will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the Exercise Price of any Option is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under this Incentive Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, such Shares shall again be available for delivery in connection with Awards; provided, further, that only Shares that are used to satisfy an applicable tax withholding obligation upon exercise of an Option shall again be available for delivery pursuant to Incentive Options.

5.5	Share and Other Adjustments. Notwithstanding any other provision of this Incentive Plan, in the event of a Corporate Transaction, the Committee or the Board may in its discretion make, and in the event of a Share Change, the Committee or the Board shall make, such adjustments as it deems appropriate and equitable to the aggregate number and kind of shares reserved for delivery pursuant to Awards under this Incentive Plan, in the limitations set forth in this Section 5, in the number and kind of shares subject to outstanding Awards, in the Exercise Price of outstanding Options and Stock Appreciation Rights, and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided, that the number of shares subject to any Award shall always be a whole number and that no adjustment will be permissible hereunder to the extent it would cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption. Shares delivered under the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition, or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity, shall not reduce or be counted against the maximum number of Shares available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.
____________________

1	As a result of a two-for-one stock split effected in July 2006, the total number of shares available for delivery of Awards under the Incentive Plan is now 24 million, as adjusted pursuant to the anti-dilution provisions of Section 5.5 of the Incentive Plan.

2	As a result of a two-for-one stock split effected in July 2006, the total number of Shares for which Awards may be granted under this Incentive Plan to any one Eligible Participant shall not exceed, in any three-year period, 6,770,250, as adjusted pursuant to the anti-dilution provisions of Section 5.5 of the Incentive Plan.

C-6	2009 PROXY STATEMENT	MONSANTO COMPANY

6. Options and Stock Appreciation Rights

6.1	Grants. Options and Stock Appreciation Rights may be granted at such time or times determined by the Committee following the Effective Date to any Eligible Participant, except that Incentive Options may not be granted to Eligible Participants who are not employees of a parent or subsidiary corporation, as defined in Sections 424(e) and (f), respectively, of the Code, with respect to the Company. Each Option and each Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Incentive Plan, as shall be determined by the Committee and set forth in the applicable Award Certificate, including any provisions as to continued employment or continued service as consideration for the grant or exercise of such Option or Stock Appreciation Right, provisions as to performance conditions, and any provisions that may be advisable to comply with applicable laws, regulations or the rulings of any governmental authority.

6.2	Options.

(a) Exercise Price. The per-Share Exercise Price of an Option shall be established by the Committee in connection with the grant thereof, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. No exercise of an Option shall be effective before payment of the Exercise Price therefore.

(b) Method of Payment. The Exercise Price for Shares purchased upon exercise of an Option shall be paid upon such terms as shall be set forth in the applicable Award Certificate. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Options that permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company) with a Fair Market Value equal to the Exercise Price as payment; provided, that any such Shares that were not acquired by the Participant in open-market purchases have been owned by the Participant for at least six months free of any restrictions and without being subject to forfeiture. The payment terms for an Incentive Option must be established in connection with the grant thereof.

6.3	Stock Appreciation Rights.

(a) Nature of Right. A Stock Appreciation Right shall entitle its holder to receive, upon exercise, a payment, in cash or Shares as described in Section 6.3 (d), equal to (i) the excess of (A) the Fair Market Value of a Share on the date of exercise of a Stock Appreciation Right, over (B) the per-Share Exercise Price of the Stock Appreciation Right, times (ii) the number of shares as to which it is being exercised. A Stock Appreciation Right may be granted either with a related Option at the time the Option is originally granted or, in the case of a Non-Qualified Option, thereafter, or without a related Option.

(b) Exercise Price. The per-Share Exercise Price of a Stock Appreciation Right that has a related Option shall equal the per-Share Exercise Price of the related Option. The per-Share Exercise Price of a Stock Appreciation Right that does not have a related Option shall be established in connection with the grant thereof, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

(c) Grant with Related Option. A Stock Appreciation Right that is granted with a related Option shall be subject to the same terms and conditions as the Option, shall be exercisable only to the extent its related Option is exercisable, and shall terminate or be forfeited and cease to be exercisable when the term of the related Option expires or the related Option is forfeited.

(d) Form of Payment. The Committee shall determine, in each case, whether the payment to a Participant upon exercise of a Stock Appreciation Right will be in the form of all cash, all Shares (which may be Restricted Shares) or any combination thereof. If payment is to be made in Shares, the number of Shares shall be equal to the amount of the payment, as described in the first sentence of Section 6.3(a), divided by the Fair Market Value of Share on the date of exercise.

(e) Proceeds. The Committee shall determine the timing of any payment made in cash, Shares or a combination thereof upon exercise of a Stock Appreciation Right hereunder, whether in a lump sum, in annual installments or otherwise deferred, and the Committee shall determine whether such payments may bear interest or dividend equivalents pursuant to Section 9.

C-7	2009 PROXY STATEMENT	MONSANTO COMPANY

6.4	Exercise of Options or Stock Appreciation Rights; Term. An Option or Stock Appreciation Right, or portion thereof, may be exercised during the period beginning on the date when it first becomes exercisable in accordance with its terms, and ending upon the expiration of its term or, if sooner, when it is forfeited as a result of a Termination of Service or otherwise in accordance with the terms and conditions of the Option or Stock Appreciation Right. Subject to the provisions of Section 6.5 hereof, the term of an Option or Stock Appreciation Right shall expire on such date, not later than the tenth anniversary of the Grant Date, as set forth in the applicable Award Certificate. The exercise of all or a portion of a Stock Appreciation Right granted with a related Option shall result in the forfeiture of all or a corresponding portion of the related Option and vice versa. To exercise an Option or Stock Appreciation Right, a Participant shall give notice to the Company or its agent, specifying the number of Shares with respect to which the Option or Stock Appreciation Right is being exercised, and otherwise complying with such procedures as the Committee may from time to time establish.

6.5	Effect of Termination of Service on the Exercise of Options and Stock Appreciation Rights. Unless otherwise set forth in the applicable Award Certificate, and subject to Section 6.6, the effect of a Participant’s Termination of Service on any Option or Stock Appreciation Right then held by the Participant, to the extent it has not previously expired or been exercised, shall be as follows:

(a) Before Vesting has Commenced. If such Termination of Service occurs before any portion of the Option or Stock Appreciation Right has become exercisable, the Participant shall forfeit such Option or Stock Appreciation Right.

(b) After Vesting has Commenced. If such Termination of Service occurs after the Option or Stock Appreciation Right has become exercisable in whole or in part:

(i) Voluntary Resignation. As a result of the Participant’s voluntary resignation, such Option or Stock Appreciation Right shall be exercisable for a period of 90 days following such Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised;

(ii) Termination for Cause. In a Termination for Cause, the Participant shall forfeit such Option or Stock Appreciation Right;

(iii) Retirement. By reason of the Participant’s Retirement, such Option or Stock Appreciation Right shall be exercisable for a period of five years following such Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised; and

(iv) Other Involuntary Termination. In the case of any other Termination of Service (including by reason of death or Disability), such Option or Stock Appreciation Right shall be exercisable for a period of one year following such Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised.

(c) Limitation. Notwithstanding the foregoing, in no event shall an Option or Stock Appreciation Right be exercisable after the expiration of its term.

6.6	Minimum Vesting Requirement. Commencing as of the Effective Date, any Awards of Options or Stock Appreciation Rights which vest solely on the basis of a Participant’s continued employment with or provision of services to the Company (with no performance-related vesting conditions) shall vest not sooner than the first anniversary of the Grant Date, subject to the provisions of Section 11.17.

6.7	No Obligation to Exercise Option or Stock Appreciation Right. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant or upon a beneficiary of a Participant to exercise such Option or Stock Appreciation Right.

C-8	2009 PROXY STATEMENT	MONSANTO COMPANY

7. Shares, Restricted Shares and Restricted Stock Units

7.1	Awards. An Award of Shares, Restricted Shares or Restricted Stock Units may be made at such time or times determined by the Committee following the Effective Date to any person who is an Eligible Participant. The terms and conditions of payment of any Award, including, without limitation, what part of such Award shall be paid in unrestricted Shares or Restricted Shares, the time or times of payment of any Award, and the time or times of the lapse of the restrictions on Restricted Shares shall be set forth in the applicable Award Certificate.

7.2	Shares. For the purpose of determining the number of Shares to be used in payment of an Award denominated in cash but payable in whole or in part in Shares or Restricted Shares, the cash value of the Award to be so paid shall be divided by the Fair Market Value of a Share on the date of the determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

7.3	Restricted Shares. An Award of Restricted Shares shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including without limitation the Company or one or more of its employees) designated by the Committee, a certificate or certificates for such Restricted Shares, registered in the name of such Participant. Except to the extent otherwise provided in the applicable Award Certificate, the Participant shall have all of the rights of a stockholder with respect to such Restricted Shares.

7.4	Terms and Conditions of Restricted Shares. An Award of Restricted Shares shall be subject to such terms and conditions, and to such restrictions against sale, transfer or other disposition, as may be set forth in the applicable Award Certificate. Unless otherwise set forth in the applicable Award Certificate, new, additional or different Shares or other securities resulting from any adjustment to or substitution for Restricted Shares pursuant to Section 7 shall be subject to the same terms, conditions, and restrictions as the Restricted Shares prior to such adjustment or substitution. The Committee may remove, modify or accelerate the removal of forfeiture conditions and other restrictions on any Restricted Shares in the event of hardship or Disability of the Participant while employed (or while providing services as a director), in connection with the Participant’s Termination of Service or relocation to another country, or for such other reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or would result in a violation of Section 7.6. In the event of the death of a Participant following the transfer of Restricted Shares to him or her, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his or her lifetime, or the person receiving such Shares under the Participant’s will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions and provisions in effect at the time of the Participant’s death, to the extent applicable, unless otherwise set forth in the applicable Award Certificate.

7.5	Restricted Stock Units. The Awards of Shares that may be granted pursuant to this Section 7 include, without limitation, Restricted Stock Units. Restricted Stock Units represent the right to receive Shares in the future, at such times, and subject to such conditions, as the Committee shall determine. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. However, Restricted Stock Units may have Dividend Equivalent rights under

Section 9.1, if so determined by the Committee.

C-9	2009 PROXY STATEMENT	MONSANTO COMPANY

7.6	Minimum Vesting Requirement. Commencing as of the Effective Date, except with respect to a maximum of five percent of the Shares authorized in Section 5.1, any Awards of Shares, Restricted Shares or Restricted Stock Units which solely vest on the basis of a Participant’s continued employment with or provision of services to the Company shall not provide for vesting which is any more rapid than annual pro-rata vesting over a three year period, and any such Awards which vest upon the attainment of performance goals shall provide for a performance period of at least 12 months, in either case subject to the provisions of Section 11.17.

8. Cash Awards

8.1	Award. An Award may be in the form of a Cash Award. Each Cash Award shall be granted subject to such terms and conditions, if any, not inconsistent with this Incentive Plan, as shall be determined by the Committee and set forth in the applicable Award Certificate, including but not limited to any provisions as to continued employment or continued service as consideration for the grant of such Cash Award, provisions as to performance conditions, and any provisions that may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

8.2	Performance-Based Cash Award Limitations. Cash Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 10 hereof. In addition, no Eligible Participant may be granted Cash Awards that are Qualified Performance-Based Awards that have an aggregate maximum payment value in any calendar year in excess of $5 million.

9. Dividends, Dividend Equivalents and Interest Equivalents

9.1	No Cash Dividends. No cash dividends shall be paid on Shares that have been awarded but not registered or delivered. The applicable Award Certificate may provide for the payment of dividend equivalents with respect to any Option, Stock Appreciation Right or other Award pursuant to which Shares are or may become deliverable in the future, equal in value to the cash dividends that would have been paid with respect to each Share subject to such Award, if it had been outstanding during the period between the date of the Award and the time each such Share is delivered or the Award is forfeited as to such Share. “Dividend equivalents” may be:

(a) paid in cash or Shares, either from time to time prior to or at the time of the delivery of such Shares, or upon expiration of the Option or Stock Appreciation Right, if it shall not have been fully exercised (except that payment of the dividend equivalents on Incentive Options may not be made prior to exercise); or

(b) converted into contingently credited Shares (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times as may be set forth in the applicable Award Certificate.

9.2	Interest Equivalents. The applicable Award Certificate may provide for payment of interest equivalents (i) on any portion of any Award payable at a future time in cash and (ii) on dividend equivalents that are payable at a future time in cash.

9.3	Restricted Shares. The applicable Award Certificate may provide that dividends paid on Restricted Shares shall, during the applicable restricted period, be held by the Company to be paid upon the lapse of restrictions or to be forfeited upon forfeiture of the Shares.

C-10	2009 PROXY STATEMENT	MONSANTO COMPANY

10. Qualified Performance-Based Awards

10.1	Designation of Qualified Performance-Based Awards. When granting any Award under this Plan, other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

10.2	Special Rules for Qualified Performance-Based Awards. Notwithstanding any other provision of this Plan, each Qualified Performance-Based Award shall be earned, vested and payable (as applicable) only upon the achievement of one or more Qualified Performance Goals (as defined in Section 10.3 below), as certified by the Committee, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Qualified Performance Goals will be waived upon the death or Disability of the grantee of such Award, (ii) the provisions of Section 11.17 shall apply notwithstanding this Section 10, and (iii) the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable Qualified Performance Goals. Except as specifically provided in the preceding sentence, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner to waive the achievement of the applicable Qualified Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

10.3	Definition and Establishment of Qualified Performance Goals. The term “Qualified Performance Goal” means any of the following measures as applied to the Company as a whole or to any Subsidiary, division or other unit of the Company: cash flow, earnings per share, net income, net profit, sales, return on assets, return on capital, return on equity, or shareholder return. The achievement of Qualified Performance Goals may be determined without regard to the effect of specified unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accounting principles, as determined by the Committee in connection with the establishment of such Goals. The Committee shall establish the Qualified Performance Goal or Goals applicable to a Qualified Performance-Based Award within the time period required by the Section 162(m) Exemption.

11. Miscellaneous Provisions

11.1	Transferability.

(a) Except as provided in Section 11.1(b) below, during a Participant’s lifetime, his or her Options and Stock Appreciation Rights shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

C-11	2009 PROXY STATEMENT	MONSANTO COMPANY

(b) The Committee may, in its discretion, determine that notwithstanding

Section 11.1(a), any or all Non-Qualified Options shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, that only the Participant to which the Non-Qualified Option had been awarded or a “family member” (as defined below in Section 11.1(d) below) of such Participant may be a transferee of such Non-Qualified Option. Such a determination may be made at the time an Award is granted or at any time thereafter.

(c) Without limiting the generality of Section 11.1(a), and notwithstanding Section 11.1(b), no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

(d) For purposes of Section 11.1(b), “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or Participant), a trust in which these persons (or the Participant) have more than 50% percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

11.2	No Right to Continued Employment or Service. Nothing contained in this Incentive Plan, any Award Certificate or any booklet or document describing or referring to this Incentive Plan shall be deemed to confer on any Eligible Participant the right to continue as an employee or director of the Company or an Affiliate, whether for the duration of a Participant’s Award vesting schedule or otherwise, or affect the right of the Company or an Affiliate to terminate the employment or service of any such person for any reason.

11.3	Governing Law; Construction. This Incentive Plan and any actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of this Incentive Plan.

11.4	Certain Tax Matters. Notwithstanding any other provision of this Incentive Plan, the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of any Option or otherwise in connection with any Option, any Stock Appreciation Right or the exercise thereof, or otherwise in connection with any Award, including without limitation the withholding of cash or Shares that would be paid or delivered pursuant to such exercise or Award or any other exercise or Award under this Incentive Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or any other Award under this Incentive Plan in an amount sufficient to reimburse the Company for the minimum amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or any other Award under this Incentive Plan, in order to withhold or reimburse the Company for the minimum amount it is required to so withhold. In addition, the Committee may establish appropriate procedures to ensure that it receives prompt notice of any event that may make available to the Company or any Affiliate any tax deduction in connection with an Award.

C-12	2009 PROXY STATEMENT	MONSANTO COMPANY

11.5	Foreign Participants. In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Incentive Plan as it may consider necessary or appropriate for the purposes of this Section 11.5 without thereby affecting the terms of this Incentive Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Incentive Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

11.6	No Rights as a Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares to be delivered pursuant to an Award prior to the date that the Participant is recorded as the holder of such Shares on the records of the Company and such Shares are delivered to such Participant by book-entry registration or delivery of a certificate or certificates therefor to the Participant, or to a custodian or escrow agent designated by the Committee (which may include, without limitation, the Company or one or more of its employees).

11.7	No Right to Award. No employee or other person shall have any claim or right to be granted an Award under this Incentive Plan. Having received an Award under this Incentive Plan shall not give a Participant or other person any right to receive any other Award under this Incentive Plan. A Participant shall have no rights or interests in any Award, except as set forth herein and in the applicable Award Certificate.

11.8	Unfunded Plan. It is presently intended that this Incentive Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares, to the extent required by law to meet the requirements of this Incentive Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of Shares relating to Awards granted pursuant to this Incentive Plan.

11.9	Exclusion from Pension and other Benefit Plan Computation. Except to the extent otherwise required by applicable law, by exercise of an Option or Stock Appreciation Right or receipt of another type of Award, (i) each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or an Affiliate, and (ii) each beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company or an Affiliate on the life of the Participant that is payable to the beneficiary under any life insurance plan covering employees or directors of the Company or an Affiliate.

11.10	Notice. Except as otherwise provided in this Incentive Plan, all notices or other communications required or permitted to be given under this Incentive Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

11.11	Inurement of Rights and Obligations. The rights and obligations under this Incentive Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

C-13	2009 PROXY STATEMENT	MONSANTO COMPANY

11.12	Costs and Expenses of This Incentive Plan. Except as otherwise provided herein, the costs and expenses of administering this Incentive Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Incentive Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

11.13	No Limitation on Rights of the Company.

(a) The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. Further, this Incentive Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume Awards, other than under this Incentive Plan, to or with respect to any other person.

(b) If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of this Incentive Plan. All Shares issued pursuant to Awards that are forfeited shall revert to the Company upon such forfeiture.

11.14	Legal Requirements.

(a) Restrictions on Resale. Notwithstanding any other provision of this Incentive Plan, no Participant who acquires Shares pursuant to this Incentive Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Registration, Listing and Qualification of Shares. Notwithstanding any other provision of this Incentive Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under this Incentive Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

11.15	Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Incentive Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

C-14	2009 PROXY STATEMENT	MONSANTO COMPANY

11.16	Amendment or Termination.

(a) The Board People Committee may, from time to time, amend or modify this Incentive Plan or any outstanding Awards, including, without limitation, to authorize the Committee to make Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Awards, or terminate this Incentive Plan or any provision thereof; provided, that amendments or modifications to this Incentive Plan shall require the approval of the stockholders normally entitled to vote for the election of directors of the Company if (i) they would permit the Company to reprice any outstanding Option or Stock Appreciation Right or (ii) such approval is required by applicable law or the listing standards of the New York Stock Exchange; and provided, further, that amendments to Section 5.1 shall require the approval of the Board.

(b) No amendment to or termination of this Incentive Plan or any provision hereof, and no amendment to or cancellation of any outstanding Award shall, without the written consent of the affected Participant, adversely affect any outstanding Award, except as specifically provided in Section 11.17(a).

(c) Notwithstanding the above provisions, the Board People Committee shall have authority to amend outstanding Awards and this Incentive Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules, without stockholder approval and without the consent of affected Participants.

11.17	Change of Control.

(a) The provisions of this Section 11.17(a) shall apply notwithstanding any provision of this Incentive Plan other than Sections 11.4, 11.14, and 11.17(b), unless the Committee determines otherwise either (1) at the time of grant of a particular Award or Awards, or (2) at any time as it deems appropriate to address any change in applicable tax laws or regulations. Upon the occurrence of a Change of Control, (i) any Awards outstanding as of the date of such Change of Control, and that are not then vested, shall become fully vested, (ii) all then-outstanding Options and Stock Appreciation Rights shall be exercisable, and (iii) any restrictions or other conditions applicable to any outstanding Awards shall lapse, and such Awards shall become free of all restrictions and conditions.

(b) With respect to Awards held by a Participant who is also a Participant in the Monsanto Company Excess Parachute Tax Indemnity Plan (the “Indemnity Plan”) or any comparable or successor plan at the time of a Change of Control, the vesting and lapse of restrictions and conditions provided for in Section 10.17(a) shall not occur as a result of that Change of Control, to the extent that the provisions of Section 4(b) of the Indemnity Plan (or any comparable provision of such comparable or successor plan) require that such vesting and lapse not occur.[3]
____________________

3	In October 2009, the Monsanto Company Excess Parachute Tax Indemnity Plan was terminated and no successor or comparable plan was adopted. Accordingly, Section 11.17(b) is no longer applicable. At no time did any executive officers of Monsanto Company participate in such plan.

C-15	2009 PROXY STATEMENT	MONSANTO COMPANY

APPENDIX D MAP

Directions from downtown St. Louis:

Take Interstate 64 west to Lindbergh Boulevard (Hwy. 67) north. Take Lindbergh Boulevard north about 2½ miles to the Olive Boulevard west exit. Follow Olive to the first traffic light. Turn left and immediately left again into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building K.

Directions from St. Louis International Airport (Lambert):

Take Interstate 70 west to Lindbergh Boulevard (Hwy. 67) south. Take Lindbergh Boulevard south about 6 miles to Olive Boulevard west exit. Follow Olive to the first traffic light. Proceed directly across the intersection and then immediately turn left into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building K.

D-1	2009 PROXY STATEMENT	MONSANTO COMPANY

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareowner meeting date.

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TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
62826	62886
▼FOLD AND DETACH HERE▼

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR items 1, 2 and 3.

						FOR	AGAINST	ABSTAIN

ITEM 1. ELECTION OF DIRECTORS				ITEM 2 -	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Nominees:	FOR	AGAINST	ABSTAIN
To be elected for terms expiring in 2013:
1.01 Frank V. AtLee III	☐	☐	☐

1.02 David L. Chicoine, Ph.D	☐	☐	☐	ITEM 3 -	APPROVAL OF PERFORMANCE GOALS UNDER THE MONSANTO COMPANY 2005 LONG-TERM INCENTIVE PLAN	☐	☐	☐

1.03 Arthur H. Harper	☐	☐	☐

1.04 Gwendolyn S. King	☐	☐	☐				WILL ATTEND
				If you plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐

							Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ADMISSION TICKET

Annual Meeting of Shareowners
January 26, 2010
2:00 p.m. Central Standard Time
800 N. Lindbergh Blvd.
K Building
Creve Coeur, Missouri 63167

Please present proof of ownership and photo identification for the shareowner named on the front of this card for admittance to the annual meeting. For security purposes, bags and purses will be subject to search at the door. Seating at the meeting will be limited and admittance will be based on space availability.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2010 Annual Meeting of Shareowners. The Proxy Statement and the 2009 Annual Report to Shareowners are available at: http://bnymellon.mobular.net/bnymellon/mon

▼FOLD AND DETACH HERE▼

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MONSANTO COMPANY

     The undersigned hereby appoints Hugh Grant and David F. Snively, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monsanto Company Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held January 26, 2010 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

     THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER ITEM 1, FOR ITEM 2, FOR ITEM 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
	(Continued and to be marked, dated and signed, on the other side)
	WO#	Fulfillment#
	62826	62886